Exhibit 4.7

Execution

CREDIT AGREEMENT

DATED AS OF JANUARY 30, 2004

by and among

DAYTON SUPERIOR CORPORATION

as Borrower

and

THE OTHER PERSONS PARTY HERETO THAT ARE

DESIGNATED AS CREDIT PARTIES

and

GENERAL ELECTRIC CAPITAL CORPORATION

as Agent, L/C Issuer and a Lender

and

THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

as Lenders

and

GECC CAPITAL MARKETS GROUP, INC.
as Lead Arranger

TABLE OF CONTENTS

SECTION 1.	AMOUNTS AND TERMS OF LOANS
1.1.	Loans
1.2.	Interest and Applicable Margins
1.3.	Fees
1.4.	Payments
1.5.	Prepayments
1.6.	Maturity
1.7.	Eligible Accounts
1.8.	Eligible Inventory
1.9.	Loan Accounts
1.10.	Yield Protection; Illegality
1.11.	Taxes
SECTION 2.	AFFIRMATIVE COVENANTS
2.1.	Compliance With Laws and Contractual Obligations
2.2.	Insurance; Damage to or Destruction of Collateral
2.3.	Inspection; Lender Meeting
2.4.	Organizational Existence
2.5.	Environmental Matters
2.6.	Omitted.
2.7.	Conduct of Business
2.8.	Further Assurances
2.9.	[Reserved]
2.10.	Cash Management Systems
SECTION 3.	NEGATIVE COVENANTS
3.1.	Indebtedness
3.2.	Liens and Related Matters
3.3.	Investments
3.4.	Contingent Obligations
3.5.	Restricted Payments
3.6.	Restriction on Fundamental Changes
3.7.	Disposal of Assets or Subsidiary Stock
3.8.	Transactions with Affiliates
3.9.	Conduct of Business

i

3.10.	Changes Relating to Indebtedness
3.11.	Fiscal Year
3.12.	Press Release; Public Offering Materials
3.13.	Subsidiaries
3.14.	Bank Accounts
3.15.	Hazardous Materials
3.16.	ERISA
3.17.	Sale-Leasebacks
3.18.	Prepayments of Other Indebtedness
3.19.	OFAC
SECTION 4.	FINANCIAL COVENANTS/REPORTING
4.1.	Omitted
4.2.	Omitted
4.3.	Omitted
4.4.	Omitted
4.5.	Omitted
4.6.	Omitted
4.7.	Omitted
4.8.	Omitted
4.9.	Financial Statements and Other Reports
4.10.	Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement
SECTION 5.	REPRESENTATIONS AND WARRANTIES
5.1.	Disclosure
5.2.	No Material Adverse Effect
5.3.	No Conflict
5.4.	Organization, Powers, Capitalization and Good Standing
5.5.	Financial Statements and Business Plan
5.6.	Intellectual Property
5.7.	Investigations, Audits, Etc.
5.8.	Employee Matters
5.9.	Solvency
5.10.	Litigation

5.11.	Use of Proceeds; Margin Regulations
5.12.	Ownership of Property; Liens
5.13.	Environmental Matters
5.14.	ERISA
5.15.	Brokers
5.16.	Deposit and Disbursement Accounts
5.17.	Agreements and Other Documents
5.18.	Insurance
5.19.	Anti-Terrorism
5.20.	Designated Senior Debt.
5.21.	Other Obligations.
SECTION 6.	DEFAULT, RIGHTS AND REMEDIES
6.1.	Event of Default
6.2.	Suspension or Termination of Commitments
6.3.	Acceleration and Other Remedies
6.4.	Performance by Agent
6.5.	Application of Proceeds
SECTION 7.	CONDITIONS TO LOANS
7.1.	Conditions to Initial Loans
7.2.	Conditions to All Loans
SECTION 8.	ASSIGNMENT AND PARTICIPATION
8.1.	Assignment and Participations
8.2.	Agent
8.3.	Set Off and Sharing of Payments
8.4.	Disbursement of Funds
8.5.	Disbursements of Advances; Payment
SECTION 9.	MISCELLANEOUS
9.1.	Indemnities
9.2.	Amendments and Waivers
9.3.	Notices
9.4.	Failure or Indulgence Not Waiver; Remedies Cumulative
9.5.	Marshaling; Payments Set Aside

9.6.	Severability
9.7.	Lenders’ Obligations Several; Independent Nature of Lenders’ Rights
9.8.	Headings
9.9.	Applicable Law
9.10.	Successors and Assigns
9.11.	No Fiduciary Relationship; Limited Liability
9.12.	Construction
9.13.	Confidentiality
9.14.	CONSENT TO JURISDICTION
9.15.	WAIVER OF JURY TRIAL
9.16.	Survival of Warranties and Certain Agreements
9.17.	Entire Agreement
9.18.	Counterparts; Effectiveness
9.19.	Replacement of Lenders
9.20.	Delivery of Termination Statements and Mortgage Releases

INDEX OF APPENDICES

Annexes

Annex A	-	Definitions
Annex B	-	Pro Rata Shares and Commitment Amounts
Annex C	-	Closing Checklist
Annex D	-	[Reserved]
Annex E	-	Lenders’ Bank Accounts

Exhibits

Exhibit 1.1(a)(i)	-	Revolving Note
Exhibit 1.1(a)(ii)	-	Notice of Revolving Credit Advance
Exhibit 1.1(c)	-	Swing Line Note
Exhibit 1.2(e)	-	Notice of Continuation/Conversion
Exhibit 4.9(d)	-	Borrowing Base Certificate
Exhibit 4.9(k)	-	Compliance and Pricing Certificate
Exhibit 8.1	-	Assignment Agreement

Schedules

Schedule 2.7	-	Corporate and Trade Names
Schedule 2.8	-	Certain Liens
Schedule 3.1	-	Indebtedness
Schedule 3.2	-	Liens
Schedule 3.4	-	Contingent Obligations
Schedule 5.4(a)	-	Jurisdictions of Organization and Qualifications
Schedule 5.4(b)	-	Capitalization
Schedule 5.6	-	Intellectual Property
Schedule 5.7	-	Investigations and Audits
Schedule 5.8	-	Employee Matters
Schedule 5.10	-	Litigation
Schedule 5.11	-	Use of Proceeds
Schedule 5.12	-	Real Estate
Schedule 5.13	-	Environmental Matters
Schedule 5.14	-	ERISA
Schedule 5.16	-	Deposit and Disbursement Accounts
Schedule 5.17	-	Agreements and Other Documents
Schedule 5.18	-	Insurance

v

CREDIT AGREEMENT

This CREDIT AGREEMENT is dated as of January 30, 2004 and entered into by and among DAYTON SUPERIOR CORPORATION, an Ohio corporation (“Borrower”), the other persons designated as “Credit Parties” on the signature pages hereof, the financial institutions who are or hereafter become parties to this Agreement as “Lenders”, and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity “GE Capital”), as the initial L/C Issuer and as Agent.

R E C I T A L S:

WHEREAS, Borrower desires that Lenders extend a revolving credit facility to Borrower to fund the repayment of certain indebtedness of Borrower, to provide working capital financing for Borrower, to fund future acquisitions and to provide funds for other general corporate purposes of Borrower; and

WHEREAS, Borrower desires to secure all of its Obligations (as hereinafter defined) under the Loan Documents (as hereinafter defined) by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon substantially all of its personal and real property; and

WHEREAS, each of Borrower’s Domestic Subsidiaries is willing to guaranty all of the Obligations of Borrower and to grant to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon substantially all of its personal and real property to secure the Obligations; and

WHEREAS, all capitalized terms herein shall have the meanings ascribed thereto in Annex A hereto which is incorporated herein by reference.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, Credit Parties, Lenders and Agent agree as follows:

SECTION 1.

AMOUNTS AND TERMS OF LOANS

1.1.                              Loans.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower and the other Credit Parties contained herein:

(a)                                  Revolving Loans.

(i)                                     Each Revolving Lender agrees, severally and not jointly, to make available to Borrower from time to time until the Commitment Termination Date its Pro Rata Share of advances (each a “Revolving Credit Advance”) requested by Borrower hereunder.  The Pro Rata Share of the Revolving Loan of any Revolving Lender (including, without duplication, Swing Line Loans) shall not at any time exceed its separate Revolving Loan Commitment.  Revolving Credit Advances may be repaid and reborrowed; provided, that the amount of any Revolving Credit Advance to be made at any time shall not exceed Borrowing Availability. Borrowing Availability may be further reduced by Reserves imposed by Agent in its reasonable credit judgment.  All Revolving Loans shall be repaid in full on the Commitment Termination Date.  Unless otherwise elected by any Revolving Lender pursuant to Section 1.9, the Borrower shall execute and deliver to each Revolving Lender a note to evidence the Revolving Loan Commitment of that Revolving Lender.  Each note shall be in the maximum principal amount of the Revolving Loan Commitment of the applicable Revolving Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(i) (each as amended, modified, extended, substituted or replaced from time to time, a “Revolving Note” and, collectively, the “Revolving Notes”).  Other than pursuant to Section 1.1(a)(ii), if at any time the outstanding Revolving Loans (including the Swing Line Loans) exceed the Borrowing Base (any such excess Revolving Loans are herein referred to collectively as “Overadvances”), Lenders shall not be obligated to make Revolving Credit Advances, no additional Letters of Credit shall be issued and, except as provided in Section 1.1(a)(ii) below, Revolving Loans must be repaid immediately and Letters of Credit cash collateralized in an amount sufficient to eliminate any Overadvances.  All Overadvances shall constitute Index Rate Loans and shall bear interest at the Default Rate.  Revolving Credit Advances which are to be made as Index Rate Loans may be requested in any amount with one (1) Business Day’s prior written notice required for funding requests equal to or greater than $5,000,000.  For funding requests for such Revolving Credit Advances in an amount less than $5,000,000, written notice must be provided by 1:00 p.m. (New York time) on the Business Day on which such Revolving Credit Advance is to be made.  All requests for Revolving Credit Advances that are to be made as LIBOR Loans require three (3) Business Days prior written notice.  Written notices for funding requests shall be in the form attached as Exhibit 1.1(a)(ii) (“Notice of Revolving Credit Advance”).

(ii)                                  If Borrower requests that Revolving Lenders make, or permit to remain outstanding any Overadvances, Agent may, in its sole discretion, elect to make, or permit to remain outstanding such Overadvances; provided, however, that Agent may not cause Revolving Lenders to make, or permit to remain outstanding, (a) aggregate Revolving Loans (including, without duplication, Swing Line Loans) in excess of the Maximum Amount or (b) Overadvances in an aggregate amount in excess of $2,000,000.  If an Overadvance is made, or permitted to remain outstanding, pursuant to the preceding sentence, then all Revolving Lenders shall be bound to make, or permit to remain outstanding, such Overadvance based upon their Pro Rata Shares of the Revolving Loan Commitment in accordance with the terms of this Agreement.  If an Overadvance remains outstanding for more than ninety (90) days during any one hundred eighty (180) day period, Revolving Loans must be repaid immediately in an amount sufficient to eliminate all of such Overadvances.  Furthermore, Requisite Lenders may prospectively revoke Agent’s ability to make or permit Overadvances by written notice to Agent.  Any Overadvance may be made as a Swing Line Advance.

(b)                                 Omitted.

(c)                                  Swing Line Facility.

(i)                                     Agent shall notify the Swing Line Lender upon Agent’s receipt of any Notice of Revolving Credit Advance.  Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time after the Closing Date and until the Commitment Termination Date advances (each, a “Swing Line Advance”) to Borrower in accordance with any such notice.  The provisions of this Section 1.1(c) shall not relieve Revolving Lenders of their obligations to make Revolving Credit Advances under Section 1.1(a); provided that if the Swing Line Lender makes a Swing Line Advance pursuant to any such notice, such Swing Line Advance shall be in lieu of any Revolving Credit Advance that otherwise may be made by Revolving Lenders pursuant to such notice.  Except as provided in Section 1.1(a)(ii) above, the aggregate amount of Swing Line Advances outstanding shall not exceed at any time the lesser of (A) the Swing Line Commitment and (B) Borrowing Availability (“Swing Line Availability”).  Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 1.1(c).  Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit Advance delivered by Borrower to Agent in accordance with Section 1.1(a).  Unless the Swing Line Lender has received at least one (1) Business Day’s prior written notice from Requisite Lenders instructing it not to make a Swing Line Advance, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Section 7.2, be entitled to fund that Swing Line Advance, and to have each Revolving Lender make Revolving Credit Advances in accordance with Section 1.1(c)(iii) or purchase participating interests in accordance with Section 1.1(c)(iv).  Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan.  Borrower shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Agent.  The entire unpaid balance of the Swing Line Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.  If at any time the outstanding Swing Line Loan exceeds the Swing Line Commitment then no further Swing Line Advances shall be made until any such excess is eliminated and, to the extent that such excess is not repaid under Section 1.1(c)(iii), the Borrower shall immediately repay such excess.

(ii)                                  Unless otherwise elected by the Swing Line Lender pursuant to Section 1.9, Borrower shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment.  Such note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(c) (as amended, modified, extended, substituted or replaced from time to time, the “Swing Line Note”).  The Swing Line Note shall represent the obligation of Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to Borrower together with interest thereon as prescribed in Section 1.2.

(iii)                               The Swing Line Lender, at any time and from time to time in its sole and absolute discretion but no less frequently than once weekly, shall on behalf of Borrower (and Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Revolving Lender (including the Swing Line Lender) to make a Revolving Credit Advance to Borrower (which shall be an Index Rate Loan) in an amount equal to that Revolving Lender’s Pro Rata Share of the principal amount of the Swing Line Loan (the “Refunded Swing Line Loan”) outstanding on the date such notice is given.  Unless any of the events described in Sections 6.1(f) and 6.1(g) has occurred (in which event the procedures of Section 1.1(c)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Revolving Lender shall disburse directly to Agent, its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender, prior to 3:00 p.m. (New York time), in immediately available funds on the Business Day next succeeding the date that notice is given.  The proceeds of those Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan.

(iv)                              If, prior to refunding a Swing Line Loan with a Revolving Credit Advance pursuant to Section 1.1(c)(iii), one of the events described in Sections 6.1(f) or 6.1(g) has occurred, then, subject to the provisions of Section 1.1(c)(v) below, each Revolving Lender shall, on the date such Revolving Credit Advance was to have been made for the benefit of Borrower, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Pro Rata Share (determined with respect to Revolving Loans) of such Swing Line Loan.  Upon request, each Revolving Lender shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.

(v)                                 Each Revolving Lender’s obligation to make Revolving Credit Advances in accordance with Section 1.1(c)(iii) and to purchase participation interests in accordance with Section 1.1(c)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender may have against the Swing Line Lender, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  Swing Line Lender shall be entitled to recover, on demand, from each Revolving Lender the amounts required pursuant to Sections 1.1.(c)(iii) or 1.1(c)(iv), as the case may be.  If any Revolving Lender does not make available such amounts to Agent or the Swing Line Lender, as applicable, the Swing Line Lender shall be entitled to recover, on demand, such amount on demand from such Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Index Rate thereafter.

(d)                                 Letters of Credit.  The Revolving Loan Commitment may, in addition to advances under the Revolving Loan, be utilized, upon the request of Borrower, for the issuance of Letters of Credit, provided, that no Letter of Credit shall be issued that would cause the Revolving Loan to exceed Borrowing Availability.  Immediately upon the issuance by an L/C Issuer of a Letter of Credit, and without further action on the part of Agent or any of the Lenders, each Revolving Lender shall be deemed to have purchased from such L/C Issuer a participation in such Letter of Credit (or in its obligation under a risk participation agreement with respect thereto) equal to such Revolving Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit.

(i)                                     Maximum Amount.  The aggregate amount of Letter of Credit Obligations with respect to all Letters of Credit outstanding or unreimbursed at any time shall not exceed $30,000,000 (“L/C Sublimit”).

(ii)                                  Reimbursement.  Borrower shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse any L/C Issuer on demand in immediately available funds for any amounts paid by such L/C Issuer with respect to a Letter of Credit, including all reimbursement payments, Fees, Charges, costs and expenses paid by such L/C Issuer.  Borrower hereby authorizes and directs Agent, at Agent’s option, to debit Borrower’s account (by increasing the outstanding principal balance of the Revolving Credit Advances) in the amount of any payment made by an L/C Issuer with respect to any Letter of Credit.  All amounts paid by an L/C Issuer with respect to any Letter of Credit that are not immediately repaid by Borrower with the proceeds of a Revolving Credit Advance or otherwise shall bear interest at the interest rate applicable to Revolving Loans which are Index Rate Loans plus, at the election of Agent or Requisite Lenders, an additional two percent (2.00%) per annum.  Each Revolving Lender agrees to fund its Pro Rata Share of any Revolving Loan made pursuant to this Section 1.1(d)(ii).  In the event Agent elects not to debit Borrower’s account and Borrower fails to reimburse the L/C Issuer in full on the date of any payment in respect of a Letter of Credit, Agent shall promptly notify each Revolving Lender of the amount of such unreimbursed payment and the accrued interest thereon and each Revolving Lender, on the next Business Day prior to 3:00 p.m. (New York time), shall deliver to Agent an amount equal to its Pro Rata Share thereof in same day funds.  Each Revolving Lender hereby absolutely and unconditionally agrees to pay to the L/C Issuer upon demand by the L/C Issuer such Revolving Lender’s Pro Rata Share of each payment made by the L/C Issuer in respect of a Letter of Credit and not immediately reimbursed by Borrower or satisfied through a debit of Borrower’s account.  Each Revolving Lender acknowledges and agrees that its obligations pursuant to this subsection in respect of Letters of Credit are absolute and unconditional and shall not be affected by any circumstance whatsoever, including setoff, counterclaim, the occurrence and continuance of a Default or an Event of Default or any failure by Borrower to satisfy any of the conditions set forth in Section 7.2.  If any Revolving Lender fails to make available to the L/C Issuer the amount of such Revolving Lender’s Pro Rata Share of any payments made by the L/C Issuer in respect of a Letter of Credit as provided in this Section 1.1(d)(ii), the L/C Issuer shall be entitled to recover such amount on demand from such Revolving Lender together with interest at the Index Rate.

(iii)                               Request for Letters of Credit.  Borrower shall give Agent at least three (3) Business Days prior written notice specifying the date a Letter of Credit is requested to be issued, the amount and the name and address of the beneficiary and a description of the transactions proposed to be supported thereby.  If Agent informs Borrower that the L/C Issuer cannot issue the requested Letter of

Credit directly, Borrower may request that L/C Issuer arrange for the issuance of the requested Letter of Credit under a risk participation agreement with another financial institution reasonably acceptable to Agent, L/C Issuer and Borrower.  The issuance of any Letter of Credit under this Agreement shall be subject to the conditions that the Letter of Credit (i) supports a transaction entered into in the ordinary course of business of Borrower and (ii) is in a form, is for an amount and contains such terms and conditions as are reasonably satisfactory to the L/C Issuer and, in the case of standby letters of credit, Agent.  The initial notice requesting the issuance of a Letter of Credit shall be accompanied by the form of the Letter of Credit and the Master Standby Agreement or Master Documentary Agreement, as applicable, and an application for a letter of credit, if any, then required by the L/C Issuer completed in a manner satisfactory to such L/C Issuer.  If any provision of any application or reimbursement agreement is inconsistent with the terms of this Agreement, then the provisions of this Agreement, to the extent of such inconsistency, shall control.  A request to amend an outstanding Letter of Credit to increase the maximum amount thereof or to extend the expiration date of a Letter of Credit shall be deemed to be a request to issue a Letter of Credit hereunder.

(iv)                              Expiration Dates of Letters of Credit.  The expiration date of each Letter of Credit shall be on a date which is not later than the earlier of (a) one year from its date of issuance or (b) the thirtieth (30th) day prior to the date set forth in clause (a) of the definition of the term Commitment Termination Date.  Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one (1) or more successive one (1) year periods provided that the L/C Issuer has the right to terminate such Letter of Credit on each such annual expiration date and no renewal term may extend the term of the Letter of Credit to a date that is later than the thirtieth (30th) day prior to the date set forth in clause (a) of the definition of the term Commitment Termination Date.  The L/C Issuer may elect not to renew any such Letter of Credit and, upon direction by Agent or Requisite Lenders, shall not renew any such Letter of Credit at any time during the continuance of an Event of Default, provided that, in the case of a direction by Agent or Requisite Lenders, the L/C Issuer receives such directions prior to the date notice of non-renewal is required to be given by the L/C Issuer and the L/C Issuer has had a reasonable period of time to act on such notice.

(v)                                 Obligations Absolute.  The obligation of Borrower to reimburse the L/C Issuer, Agent and Lenders for payments made in respect of Letters of Credit issued by the L/C Issuer shall be unconditional and irrevocable and shall be paid under all circumstances strictly in accordance with the terms of this Agreement, including the following circumstances:  (a) any lack of validity or enforceability of any Letter of Credit; (b) any amendment or waiver of or any consent or departure from all or any of the provisions of any Letter of Credit or any Loan Document; (c) the existence of any claim, set-off, defense or other right which Borrower, any of its Subsidiaries or Affiliates or any other Person may at any time have against any beneficiary of any Letter of Credit, Agent, any L/C Issuer, any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreements or transactions; (d) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (e) payment under any Letter of Credit against presentation of a draft or other document that does not substantially comply with the terms of such Letter of Credit; or (f) any other act or omission to act or delay of any kind of any L/C Issuer, Agent, any Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section 1.1(d)(v), constitute a legal or equitable discharge of Borrower’s obligations hereunder.

(vi)                              Obligations of L/C Issuers.  Each L/C Issuer (other than GE Capital) hereby agrees that it will not issue a Letter of Credit hereunder until it has provided Agent with written notice specifying the amount and intended issuance date of such Letter of Credit and Agent has returned a written acknowledgment of such notice to L/C Issuer.  Each L/C Issuer (other than GE Capital) further agrees to provide to Agent:  (a) a copy of each Letter of Credit issued by such L/C Issuer promptly after its issuance; (b) a weekly report summarizing available amounts under Letters of Credit issued by such L/C Issuer, the dates and amounts of any draws under such Letters of Credit, the effective date of any increase or decrease in the face amount of any Letters of Credit during such week and the amount of any unreimbursed draws under such Letters of Credit; and (c) such additional information reasonably requested by Agent from time to time with respect to the Letters of Credit issued by such L/C Issuer.  Without limiting the generality of the foregoing, it is expressly understood and agreed by Borrower that the absolute and unconditional obligation of Borrower to Agent and Lenders hereunder to reimburse payments made under a Letter of Credit will not be excused by the gross negligence or willful misconduct of the L/C Issuer.  However, the foregoing shall not be construed to excuse an L/C Issuer from liability to Borrower to the extent of any direct damages (as opposed to consequential damages, with Borrower hereby waiving all claims for any consequential damages to the extent permitted by applicable law) suffered by Borrower that are not subject to indemnification in favor of the L/C Issuer under the Master Standby Agreement or the Master Documentary Agreement.

(e)                                  Funding Authorization.  The proceeds of all Loans made pursuant to this Agreement subsequent to the Closing Date are to be funded by Agent by wire transfer to the account designated by Borrower below (the “Disbursement Account”):

Bank:  Bank One, N.A.
ABA No.:  044000037
Bank Address:  100 Broad St., Columbus, Ohio
Account No.:  618856538
Account Name:  Dayton Superior Concentration Account

Borrower shall provide Agent with written notice of any change in the foregoing instructions at least three (3) Business Days before the desired effective date of such change.

1.2.                              Interest and Applicable Margins.

(a)                                  Borrower shall pay interest to Agent, for the ratable benefit of Lenders in arrears on each applicable Interest Payment Date, (i) with respect to the Revolving Credit Advances which are designated as Index Rate Loans (and for all other Obligations not otherwise set forth below), the Index Rate plus the Applicable Revolver Index Margin per annum or, with respect to Revolving Credit Advances which are designated as LIBOR Loans, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum; and (ii) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum.

The Applicable Margins are as follows:

Applicable Revolver Index Margin	.50%
Applicable Revolver LIBOR Margin	2.50%

The Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis as determined by Borrower’s and its Subsidiaries’ consolidated financial performance, commencing with the first day of the first calendar month that occurs more than one (1) day after delivery of Borrower’s quarterly Financial Statements to Lenders for the Fiscal Quarter ending December 31, 2003.  Adjustments in Applicable Margins will be determined by reference to the following grids:

If Daily Average Borrowing Availability for the Fiscal Quarter is:	Level of Applicable Margins:
less than $40,000,000	Level I
less than $65,000,000, but equal to or more than $40,000,000	Level II
more than 65,000,000	Level III

	Applicable Margins
	Level I	Level II	Level III
Applicable Revolver Index Margin	.50%	.25%	0%
Applicable Revolver LIBOR Margin	2.50%	2.25%	2.00%

All adjustments in the Applicable Margins after December 31, 2003 shall be implemented quarterly on a prospective basis, for each calendar month commencing at least one (1) day after the date of delivery to Agent and Lenders of the quarterly unaudited Financial Statements (with the accompanying Compliance and Pricing Certificate) evidencing the need for an adjustment.  Concurrently with the delivery of those Financial Statements (with the accompanying Compliance and Pricing Certificate), Borrower shall deliver to Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins.  Failure to timely deliver such Financial Statements (with the accompanying Compliance and Pricing Certificate) shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements (with the accompanying Compliance and Pricing Certificate) demonstrating that such an increase is not required.  If any Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which all Events of Default are waived or cured.

(b)                                 If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(c)                                  All computations of Fees calculated on a per annum basis and all computations of interest shall be made by Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such Fees and interest are payable.  The Index Rate is a floating rate determined for each day.  Each determination by Agent of an interest rate and Fees hereunder shall be final, binding and conclusive on Borrower, absent manifest error.

(d)                                 So long as an Event of Default has occurred and is continuing under Section 6.1(a), 6.1(b), (f) or (g) and without notice of any kind, or so long as any other Event of Default has occurred and is continuing and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower, the interest rates applicable to the Loans and the Letter of Credit Fee shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fee otherwise applicable hereunder (“Default Rate”), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations.  Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand, but in any event, shall be payable on the next regularly scheduled payment date set forth herein for such Obligation.

(e)                                  Borrower shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans (other than the Swing Line Loan) from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of the LIBOR Breakage Fee in accordance with Section 1.3(e) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan (other than the Swing Line Loan) as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued.  Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $1,000,000 and integral multiples of $500,000 in excess of such amount.  Any such election must be made by 1:00 p.m. (New York time) on the 3rd Business Day prior to (1) the date of any proposed Revolving Credit Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower wishes to convert any Index Rate Loan (other than the Swing Line Loan) to a LIBOR Loan for a LIBOR Period designated by Borrower in such election.  If no election is received with respect to an existing LIBOR Loan by 1:00 p.m. (New York time) on the 3rd Business Day prior to the end of the LIBOR Period with respect thereto, that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period.  Borrower must make such election by notice to Agent in writing, by fax or overnight courier.  In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation”) in the form of Exhibit 1.2(e).  No Loan shall be made, converted into or continued as a LIBOR Loan, if an Event of Default has occurred and is continuing and Agent or Requisite Lenders have determined not to make or continue any Loan as a LIBOR Loan as a result thereof.  No Loan may be made as or converted into a LIBOR Loan until the earlier of (i) 45 days after the Closing Date or (ii) completion of primary syndication as determined by Agent.

(f)                                    Notwithstanding anything to the contrary set forth in this Section 1.2, if a court of competent jurisdiction determines in a final order that any rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, such rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter such rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had such interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.  Thereafter, such interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.2(a) through (e), as applicable, unless and until any such rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply.  In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate.  If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.  If, notwithstanding the provisions of this Section 1.2(f), a court of competent jurisdiction shall determine by a final, non-appealable order that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess as specified in Section 1.5(e) and thereafter shall refund any excess to Borrower or as such court of competent jurisdiction may otherwise order.

1.3.                              Fees.

(a)                                  Fee Letter.  Borrower shall pay to GE Capital, individually, the Fees specified in that certain fee letter dated as of November 10, 2003 between Borrower and GE Capital (the “GE Capital Fee Letter”), at the times specified for payment therein.

(b)                                 Unused Line Fee.  As additional compensation for the Revolving Lenders, Borrower shall pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee for Borrower’s non-use of available funds in an amount equal to 37.5 basis points (.375%) per annum multiplied by the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the Revolving Loan (including, without duplication, Swing Line Advances and Letter of Credit Obligations) outstanding during the period for which such Fee is due.

(c)                                  Closing Fee.  As additional compensation for the Lenders, Borrower shall pay to Agent, for the ratable benefit of such Lenders, on the Closing Date, a nonrefundable fee of $800,000.

(d)                                 Letter of Credit Fee.  Borrower agrees to pay to Agent for the benefit of Revolving Lenders, as compensation to such Revolving Lenders for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to the product of the average daily undrawn face amount of all Letters of Credit issued, guaranteed or supported by risk participation agreements multiplied by a per annum rate equal to the Applicable Revolver LIBOR Margin then in effect.  Such fee shall be paid to Agent for the benefit of the Revolving Lenders in arrears, on the first Business Day of each month and on the Commitment Termination Date.  In addition, Borrower shall pay to each L/C Issuer, on demand, such fees (including all per annum fees), reasonable charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

(e)                                  LIBOR Breakage Fee.  Upon (i) any default by Borrower in making any borrowing of, conversion into or continuation of any LIBOR Loan following Borrower’s delivery to Agent of any LIBOR Loan request in respect thereof or (ii) any payment of a LIBOR Loan on any day that is not the last day of the LIBOR Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), Borrower shall pay Agent, for the benefit of all Lenders that funded or were prepared to fund any such LIBOR Loan, the LIBOR Breakage Fee.

(f)                                    Omitted.

(g)                                 Expenses and Attorneys’ Fees.  Borrower agrees to promptly pay all reasonable fees, charges, costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Agent in connection with any matters contemplated by or arising out of the Loan Documents, in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated herein and in connection with the continued administration of the Loan Documents including any amendments, modifications, consents and waivers.  Borrower agrees to reimburse Agent for all due and payable out of pocket costs (including reasonable fees and expenses) as incurred by Agent to third party appraisers and auditors, and a fee of $750 per audit day per in-house auditor, plus out of pocket expenses incurred by any such appraisers and auditors in an amount not exceeding (while no Event of Default is continuing and while Borrowing Availability is at least $20,000,000) $50,000 in the aggregate for each field audit and $60,000 in the aggregate for each appraisal.  Borrower agrees to promptly pay reasonable documentation charges assessed by Agent for amendments, waivers, consents and any of the documentation prepared by Agent’s internal legal staff.  Borrower agrees to promptly pay all reasonable fees, charges, costs and expenses (including fees, charges, costs and reasonable expenses of attorneys, auditors (whether internal or external), appraisers, consultants and advisors and the allocated cost of internal legal staff) incurred by Agent in connection with any Event of Default, work-out or action to enforce any Loan Document or to collect any payments due from Borrower or any other Credit Party.  All fees, charges, costs and expenses for which Borrower is responsible under this Section 1.3(g) shall be deemed part of the Obligations when incurred, payable upon demand or in accordance with the final sentence of Section 1.4 and secured by the Collateral.

1.4.                              Payments.  All payments by Borrower of the Obligations shall be without deduction, defense, setoff or counterclaim and shall be made in same day funds and delivered to Agent, for the benefit of Agent and Lenders, as applicable, by wire transfer to the following account or such other place as Agent may from time to time designate in writing.

ABA No. 021–001–033

Account Number 502–328–54

Bankers Trust Company

New York, New York

ACCOUNT NAME:  GECC/CAF DEPOSITORY

Reference:  DaytonSupCo – CFN 5434

Borrower shall receive credit on the day of receipt for funds received by Agent by 2:00 p.m. (New York time).  In the absence of timely receipt, such funds shall be deemed to have been paid on the next Business Day.  Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and Fees due hereunder.

Borrower hereby authorizes Lenders to make Revolving Credit Advances or Swing Line Advances, on the basis of their Pro Rata Shares, for the payment of interest, Fees and expenses, Letter of Credit reimbursement obligations and any amounts required to be deposited with respect to outstanding Letter of Credit Obligations pursuant to Sections 1.5(g) or 6.3.

1.5.                              Prepayments.

(a)                                  Voluntary Prepayments of Loans.  At any time, Borrower may prepay the Loans, in whole or in part, without premium or penalty subject to the payment of LIBOR Breakage Fees, if applicable.

(b)                                 Termination and Reduction of Revolving Loan Commitment.  Upon not less than ten (10) Business Days prior irrevocable written notice to Agent, Borrower at any time may (i) terminate the Revolving Loan Commitment and on the date specified in such notice the Revolving Loan Commitment shall terminate and all Obligations shall become immediately due and payable or (ii) reduce, in part in increments of not less than $1,000,000 or amounts in excess thereof in integral multiples of $500,000, the Revolving Loan Commitment of each Lender pro rata, so long as at the time of giving of any such notice and at the time of the effective date of such notice the Revolving Loan does not exceed the Revolving Loan Commitment.

(c)                                  Prepayments from Asset Dispositions.  Except as otherwise provided in Section 1.5(f) hereof, immediately upon receipt of any Net Proceeds in respect of any Asset Disposition in excess of $1,000,000 for any single transaction or series of related transactions, Borrower shall repay the Revolving Credit Advances (without reduction of the Revolving Loan Commitment) by an amount equal to the amount of such Net Proceeds and the Revolving Loan Commitment shall be permanently reduced by the amount of such Net Proceeds provided, however, that any such requirement to repay Revolving Credit Advances in respect of such Net Proceeds shall be reduced to the extent that Borrower shall have certified to Agent that such Net Proceeds have been deemed to have been applied to effect a permanent reduction of Revolving Loan Commitment under clause 3(A) of Section 4.10 of the Senior Notes Indenture and clause 3(A) of Section 4.10 of the Senior Subordinated Notes Indenture.  Notwithstanding the foregoing, Borrower or their Subsidiaries may reinvest all Net Proceeds of such Asset Disposition, within three hundred sixty-five (365) days, in Productive Assets.  If the applicable Credit Party does not intend to so reinvest such Net Proceeds or if the period set forth in the immediately preceding sentence expires without such reinvestment of such Net Proceeds, Borrower shall prepay the Revolving Credit Advances in an amount equal to such remaining Net Proceeds of such Asset Disposition to the extent otherwise required by this Section 1.5(c).  The payments shall be applied in accordance with Section 1.5(e).

(d)                                 Omitted.

(e)                                  Application of Proceeds.  With respect to the prepayments described in Sections 1.5(a) and 1.5(c), such prepayments shall first be applied to reduce the outstanding principal balance of the Swing Line Loan and then the Revolving Credit Advances and, except in the case of Section 1.5(a), as a permanent reduction of the Revolving Loan Commitment.  Considering each type of Loan being prepaid separately, any such prepayment shall be applied first to Index Rate Loans of the type required to be prepaid before application to LIBOR Loans of the type required to be prepaid, in each case in a manner which minimizes any resulting LIBOR Breakage Fee.

(f)                                    Application of Prepayments from Insurance Proceeds.  Prepayments from insurance in accordance with Section 2.2 or condemnation proceeds shall be applied as follows:  insurance proceeds from casualties or losses shall be applied first, to the Swing Line Loans and, second, to the Revolving Credit Advances.  Neither the Revolving Loan Commitment nor the Swing Line Loan Commitment shall be permanently reduced by the amount of any such prepayments.

(g)                                 Letter of Credit Obligations.  In the event any Letters of Credit are outstanding at the time that the Revolving Loan Commitment is terminated, Borrower shall (1)  with respect to each Letter of Credit so outstanding, deposit with Agent for the benefit of all Lenders cash, or, with the consent of Agent in each instance, provide a standby back-to-back letter of credit in form and substance, and issued by a bank or other financial institution, acceptable to Agent in all respects, in each case an amount equal to 105% of the Letter of Credit Obligations arising from such Letter of Credit and to be available to Agent to reimburse payments of drafts drawn under such Letters of Credit and pay any Fees and expenses related thereto and (2) prepay the fee payable under Section 1.3(d) with respect to such Letters of Credit for the full remaining terms of such Letters of Credit.  Upon termination of any such Letter of Credit, the unearned portion of such prepaid fee attributable to such Letter of Credit shall be refunded to Borrower.

1.6.                              Maturity.  All of the Obligations shall become due and payable as otherwise set forth herein, but in any event all of the remaining Obligations (other than contingent indemnification Obligations to the extent no unsatisfied claim has been asserted) shall become due and payable upon termination of this Agreement.  Until all Obligations have been fully paid and satisfied (other than contingent indemnification obligations to the extent no unsatisfied claim has been asserted), the Revolving Loan Commitment has been terminated and all Letters of Credit have been terminated or otherwise secured to the satisfaction of Agent, Agent shall be entitled to retain the security interests in the Collateral granted under the Collateral Documents and the ability to exercise all rights and remedies available to it under the Loan Documents and applicable laws.  Notwithstanding anything contained in this Agreement to the contrary, upon any termination of the Revolving Loan Commitment, all of the Obligations shall be due and payable.

1.7.                              Eligible Accounts.  All of the Accounts owned by Borrower or any of its Domestic Subsidiaries and reflected in the most recent Borrowing Base Certificate delivered by Borrower to Agent shall be “Eligible Accounts” for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies.  Agent shall have the right to establish, modify or eliminate Reserves against Eligible Accounts from time to time in its reasonable credit judgment.  In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Accounts, in its reasonable credit judgment exercised in good faith, subject to the approval of Supermajority Revolving Lenders in the case of adjustments, new criteria or changes in advance rates which have the effect of making more credit available.  Eligible Accounts shall not include any Account of Borrower or its Domestic Subsidiaries:

(a)                                  that does not arise from the sale of goods or the performance of services by Borrower or a Domestic Subsidiary in the ordinary course of its business;

(b)                                 (i) upon which Borrower’s or a Domestic Subsidiary’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which Borrower or such Domestic Subsidiary is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to Borrower’s or a Domestic Subsidiary’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(c)                                  to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account;

(d)                                 that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(e)                                  with respect to which an invoice has not been sent to the applicable Account Debtor;

(f)                                    that (i) is not owned by Borrower or a Domestic Subsidiary or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Permitted Encumbrances that are junior to the Lien of the Agent securing the Obligations);

(g)                                 that arises from a sale to any Credit Party, director, officer, other employee or Affiliate of any Credit Party, or to any entity that has any common officer or director with any Credit Party;

(h)                                 that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof to the extent such obligations in the aggregate exceed $2,500,000 unless Agent, in its sole discretion, has agreed to the contrary in writing and Borrower or the applicable Domestic Subsidiary, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting the assignment thereof with respect to such obligation;

(i)                                     that is the obligation of an Account Debtor located in a foreign country other than Canada unless payment thereof is assured by a letter of credit assigned and delivered to Agent, satisfactory to Agent as to form, amount and issuer;

(j)                                     to the extent Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to Borrower or any Subsidiary thereof but only to the extent of the potential offset;

(k)                                  that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

(l)                                     that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

(i)                                     (x) the Account has not been paid and there has elapsed 120 (but not more than 150) days since its invoice date and the Account is not otherwise ineligible; (y) the Account has not been paid and there has elapsed more than 150 days since its invoice date; or (z) the Account has not been paid and there has elapsed more than 90 days since its due date and it is not an Account taken into account under clause (y);

(ii)                                  the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(iii)                               a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

(m)                               that is the obligation of an Account Debtor if 50% or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in paragraph (l) of this Section 1.7;

(n)                                 as to which Agent’s Lien thereon, on behalf of itself and Lenders, is not a first priority perfected Lien;

(o)                                 as to which any of the representations or warranties in the Loan Documents are untrue;

(p)                                 to the extent such Account is evidenced by a judgment, Instrument or, except in the case of a Rental, Chattel Paper;

(q)                                 to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination exceed 10% of all Eligible Accounts, except as otherwise agreed by Agent;

(r)                                    that is payable in any currency other than Dollars;

(s)                                  in the case of any Rental, is not subject to a written lease agreement; and

(t)                                    in the case of any Rental, is not subject to a first priority security interest of Agent on behalf of Lenders, perfected by possession of all Chattel Paper related to such Rental by possession or by the filing of a financing statement, which financing statement indicates that a purchase of or security interest in such chattel paper by or in favor of any Person other than Agent or the trustee under the Senior Notes is violative of the rights of Agent.

1.8.                              Eligible Inventory.  All of the Inventory owned by the Borrower or any of its Domestic Subsidiaries and reflected in the most recent Borrowing Base Certificate delivered by Borrower to Agent shall be “Eligible Inventory” for purposes of this Agreement, except any Inventory to which any of the exclusionary criteria set forth below applies.  Agent shall have the right to establish, modify, or eliminate Reserves against Eligible Inventory from time to time in its reasonable credit judgment.  In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Inventory in its reasonable credit judgment exercised in good faith, subject to the approval of Supermajority Revolving Lenders in the case of adjustments, new criteria or changes in advance rates which have the effect of making more credit available.  Eligible Inventory shall not include any Inventory of Borrower or a Domestic Subsidiary that:

(a)                                  is not owned by Borrower or a Domestic Subsidiary free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure Borrower’s or a Domestic Subsidiary’s performance with respect to that Inventory), except the Liens in favor of Agent, on behalf of itself and Lenders;

(b)                                 (i) except in the case of Inventory on lease to customers in the ordinary course of business (w) is not located on premises located in a state of the United States of America or the District of Columbia owned, leased or rented by Borrower or a Domestic Subsidiary and set forth in Disclosure Schedule (5.12), (x) is stored at a leased location, unless Agent has given its prior consent thereto and unless (1) a reasonably satisfactory, landlord waiver has been delivered to Agent, or (2) Reserves in an amount equal to four months rent have been established with respect thereto, (y) is stored with a bailee or warehouseman or is in a processor or converter facility unless a reasonably satisfactory, acknowledged waiver or subordination of all Liens and claims by the bailee, warehouseman, processor or converter has been received by Agent or Reserves reasonably satisfactory to Agent have been established with respect thereto, or (z) is located at an owned location subject to a mortgage in favor of a lender other than Agent, unless a reasonably satisfactory mortgagee waiver has been delivered to Agent or Reserves reasonably satisfactory to Agent have been established with respect thereto, or (ii) is located at any site if the aggregate book value of Inventory at any such location is less than $100,000;

(c)                                  is placed on consignment or is in transit, except for Inventory in transit between domestic locations of Credit Parties as to which Agent’s Liens have been perfected at origin and destination;

(d)                                 is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders;

(e)                                  is excess, obsolete, unsaleable, shopworn, seconds, damaged or unfit for sale;

(f)                                    consists of display items or packing or shipping materials, manufacturing supplies, work-in-process Inventory to the extent such work-in-process Inventory in the aggregate exceeds $5,000,000 or replacement parts;

(g)                                 is not held for sale or lease in the ordinary course of Borrower’s or a Domestic Subsidiary’s business;

(h)                                 is not subject to a first priority lien in favor of Agent on behalf of itself and Lenders subject to no other Lien other than Permitted Encumbrances that are junior to the Lien of Agent securing the Obligations;

(i)                                     breaches any of the representations or warranties pertaining to Inventory set forth in the Loan Documents;

(j)                                     consists of any costs associated with “freight-in” charges, to the extent such “freight-in” charges can be determined by the Credit Parties;

(k)                                  consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

(l)                                     is not covered by casualty insurance in accordance with Section 2.2;

(m)                               is being leased to a third party as lessee subject to a lease that is not owned by Borrower or a Domestic Subsidiary or is subject to a lease owned by Borrower or a Domestic Subsidiary that is subject to a Lien (other than a Permitted Encumbrance); and

(n)                                 is being leased to a third party as lessee (i) which has commenced a voluntary case or has consented to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case, under the Bankruptcy Code or (ii) with respect to which a court has entered a decree or order for relief in an involuntary case under the Bankruptcy Code.

1.9.                              Loan Accounts.  Agent shall maintain a loan account (the “Loan Account”) on its books to record:  all Advances, all payments made by Borrower, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations.  All entries in the Loan Account shall be made in accordance with Agent’s customary accounting practices as in effect from time to time.  The balance in the Loan Account, as recorded on Agent’s most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower’s duty to pay the Obligations.  Agent shall render to Borrower a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account for the immediately preceding month.  Unless Borrower notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within sixty (60) days after the date thereof, each and every such accounting shall, absent manifest error, be deemed final, binding and conclusive on Borrower in all respects as to all matters reflected therein.  Only those items expressly objected to in such notice shall be deemed to be disputed by Borrower.  Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

1.10.                        Yield Protection; Illegality.

(a)                                  Capital Adequacy and Other Adjustments.  In the event that any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender or any corporation controlling such Lender and thereby reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder, then Borrower shall from time to time within fifteen (15) days after notice and demand from such Lender (together with the certificate referred to in the next sentence and with a copy to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction; provided, however, that Borrower shall not be required to compensate any Lender pursuant to this paragraph for any amounts incurred more than 180 days prior to the date that such Lender notifies Borrower of such Lender’s intention to claim compensation therefor, and provided, further, that if the circumstances giving rise to such claim have a retroactive effect, then such 180-day period shall be extended to include the period of such retroactive effect.  A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to Borrower and Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

(b)                                 Increased LIBOR Funding Costs; Illegality.  Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law, rule, regulation, treaty or directive (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender’s opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing to such Lender, together with interest accrued thereon, unless Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans.  If, after the date hereof, the introduction of, change in or interpretation of any law, rule, regulation, treaty or directive would impose or increase reserve requirements (other than as taken into account in the definition of LIBOR) or otherwise increase the cost to any Lender of making or maintaining a LIBOR Loan, then Borrower shall from time to time within fifteen (15) days after notice and demand from Agent (together with the certificate referred to in the next sentence) pay to Agent, for the account of all such affected Lenders, additional amounts sufficient to compensate such Lenders for such increased cost; provided, however, that Borrower shall not be required to compensate any Lender pursuant to this paragraph for any amounts incurred more than 180 days prior to the date that such Lender notifies Borrower of such Lender’s intention to claim compensation therefor, and provided, further, that if the circumstances giving rise to such claim have a retroactive effect, then such 180-day period shall be extended to include the period of such retroactive effect.  A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by Agent on behalf of all such affected Lenders to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

1.11.                        Taxes.

(a)          No Deductions.  Subject to the immediately succeeding sentence and Section 1.11(c) below, any and all payments or reimbursements made hereunder or under the Notes or other Loan Documents shall be made free and clear of and without deduction for any and all Charges, taxes, levies, imposts, deductions or withholdings, and all liabilities with respect thereto of any nature whatsoever imposed by any taxing authority, excluding such Charges, taxes, levies, imposts, deductions or withholdings to the extent imposed on Agent’s or a Lender’s net income (including franchise taxes, capital taxes, minimum taxes and other taxes imposed in lieu of net income taxes) by the jurisdiction in which Agent or such Lender is organized or is engaged in business (including the jurisdiction in which a lending office is located) (“Excluded Taxes”).  Except as otherwise provided in this Section 1.11, if any Credit Party shall be required by current or future law to deduct any such amounts from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or Agent, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, such Lender or Agent receives an amount equal to the sum it would have received had no such deductions been made.  All required deductions shall be complied with and paid over to the relevant taxing authority or other Governmental Authority in accordance with applicable law.  Notwithstanding anything to the contrary, no Credit Party shall have any obligation to increase the sum payable hereunder or under any other Loan Document (or pay additional amounts) pursuant to this Section 1.11(a) with respect to any taxes, deductions or withholdings that are in effect and would apply to a payment hereunder or under any other Loan Document made to any Lender that changes its applicable lending office to an office outside the United States as of the date of such change of the applicable lending office.

(b)         Changes in Laws.  In the event that, subsequent to the Closing Date, (1) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (2) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (3) compliance by Agent or any Lender with any request or directive (whether or not having the force of law) from any Governmental Authority:

(i)                                     does or shall subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made or Letters of Credit issued hereunder, or change the basis of taxation of payments to Agent or such Lender of principal, fees, interest or any other amount payable hereunder (except, in each case, for Excluded Taxes and any changes with respect thereto and taxes that are covered by Section 1.11(a), 1.11(f) or 1.11(g)); or

(ii)                                  does or shall impose on Agent or any Lender any other condition or increased cost in connection with the transactions contemplated hereby or participations herein;

and the result of any of the foregoing is to increase the cost to Agent or any such Lender of issuing any Letter of Credit or making or continuing any Loan hereunder, as the case may be, or to reduce any amount receivable hereunder or under any other Loan Document, then, in any such case, subject to Section 1.11(c) below and without duplication, Credit Parties shall promptly pay to Agent or such Lender, upon its demand, any additional amounts necessary to compensate Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Agent or such Lender with respect to this Agreement or the other Loan Documents.  If Agent or such Lender becomes entitled to claim any additional amounts pursuant to this Section 1.11(b), it shall promptly notify Borrower of the event by reason of which Agent or such Lender has become so entitled.  A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or such Lender to Borrower (with a copy to Agent) shall, absent manifest error, be final, conclusive and binding for all purposes.

(c)          Tax Certificate. Prior to becoming a Lender under this Agreement and on or before a previously delivered Certificate of Exemption (defined below) expires or becomes inapplicable or obsolete, other than by reason of a change in the applicable rules as in effect at the time the Lender becomes a Lender under this Agreement, each Lender organized under the laws of a jurisdiction outside the United States (a “Foreign Lender”) shall provide to Borrower Representative and Agent (i) a properly completed and executed IRS Form W-8BEN (claiming a complete exemption or a reduction under an applicable treaty) or Form W-8ECI plus any additional form, certificate or document or a successor form prescribed by the IRS of the United States, certifying as to such Foreign Lender’s entitlement to a complete exemption from or a reduction in United States federal withholding tax under the applicable rules as in effect at the time the Lender becomes a Lender under this Agreement with respect to payments to be made to such Foreign Lender under this Agreement and under the Notes, or (ii) in the case of a Foreign Lender that is not a “bank” (within the meaning of Section 881(c)(3)(A) of the IRC), cannot claim an exemption under any applicable treaty and meets the qualifications under the “portfolio interest” exemption rules, a properly completed and executed IRS Form W-8BEN and a written certificate to the effect that such Foreign Lender is eligible for a complete exemption under the applicable rules as in effect at the time the Lender becomes a Lender under this Agreement under Section 871(h) or 881(c) of the IRC (in each case, a “Certificate of Exemption”).  Notwithstanding anything to the contrary, if a Foreign Lender is unable to provide or does not provide a Certificate of Exemption to Borrower and Agent claiming a complete exemption from United States withholding tax within the time periods set forth in the preceding sentence, other than by reason of a change in the applicable rules as in effect at the time the Lender becomes a Lender under this Agreement, Credit Parties shall withhold taxes from payments to such Foreign Lender at the applicable statutory and treaty rates (taking into account such Foreign Lender’s compliance with applicable certification requirements), and Credit Parties shall not be required to pay any additional amounts under Section 1.11(a) as a result of such withholding, provided that such withholding shall cease (or be reduced to the applicable treaty rate) upon delivery by such Foreign Lender of a Certificate of Exemption to Borrower and Agent and provided further that Credit Parties shall be required to pay additional amounts under Section 1.11(a) in respect of any additional taxes withheld in excess of the initial rate of United States federal withholding tax indicated in the initial Certificate of Exemption by reason of a change in the applicable rules as in effect at the time the Foreign Lender becomes a Lender under this Agreement.  In addition, each Lender shall from time to time, at a reasonable written request of any Credit Party or Agent, provide other certificates or forms that are necessary in order for payments made hereunder or under the Notes to be qualified for an exemption from, or a reduction in, withholding taxes or deductions.

(d)         If a Credit Party is required to increase the sum payable hereunder (or pay additional amounts) to any Lender or Agent pursuant to this Section 1.11, such Lender or Agent shall, at the request of the Credit Party, change the jurisdiction of its applicable lending office if such change (i) will eliminate or reduce any such increase in the payment obligation (or additional amounts) and (ii) is, at such Lender’s sole discretion, determined not to be materially disadvantageous to such Lender.

(e)          To the extent any Lender is able (as determined by the Lender in its sole discretion) to apply or otherwise take advantage of any tax credit or refund in conjunction with any taxes, deductions or withholdings which give rise to an obligation on a Credit Party to pay an increased sum or additional amounts pursuant to this Section 1.11, such Lender shall pay the amount of such tax credit or refund (net of any expenses) to the Credit Party.

(f)            In addition, the Credit Parties agree to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges, assessments or similar levies (excluding, for avoidance of doubt, any Excluded Taxes) that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents or any Loans made or Letters of Credit issued hereunder (“Other Taxes”).

(g)         The Credit Parties will indemnify each Lender and the Agent for the full amount of non-Excluded Taxes and Other Taxes paid by such Lender or the Agent, as the case may be, and any liability (including penalties, interest and expenses other than penalties, interest and expenses resulting from the Lender’s gross negligence) arising therefrom or with respect thereto, whether or not such non-Excluded Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority.  Such indemnification shall be made within 30 days after the date any Lender or the Agent, as the case may be, makes written demand therefor.  Notwithstanding the foregoing, the Credit Parties shall not be required to provide any indemnity pursuant to the preceding sentence with respect to taxes, deductions or withholdings (and any liability relating thereto) for which the Credit Parties would have no obligation to increase the sum payable hereunder (or pay additional amounts) pursuant to Section 1.11(a) or 1.11(c).

(h)         Within 30 days after the date of any payment of non-Excluded Taxes or Other Taxes described in Section 1.11(f) above withheld by a Credit Party in respect of any payment to any Lender (or Assignee Lender) or the Agent, the Credit Party will furnish to the Agent, at its address referred to on the signature pages hereof, the original or a certified copy of any available receipt evidencing payment thereof.

SECTION 2.

AFFIRMATIVE COVENANTS

Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

2.1.                              Compliance With Laws and Contractual Obligations.  Each Credit Party will (a) comply with and shall cause each of its Subsidiaries to comply with (i) the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters and employee health and safety) as now in effect and which may be imposed in the future in all jurisdictions in which such Credit Party or any of such Credit Party’s Subsidiaries is now doing business or may hereafter be doing business and (ii) the obligations, covenants and conditions contained in all Contractual Obligations of such Credit Party or any of its Subsidiaries other than those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and except for Contractual Obligations contested in good faith, and (b) maintain or obtain and shall cause each of its Subsidiaries to maintain or obtain all licenses, qualifications and permits now held or hereafter required to be held by such Credit Party or any of its Subsidiaries, for which the loss, suspension, revocation or failure to obtain or renew, could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  This Section 2.1 shall not preclude any Credit Party or its Subsidiaries from contesting any taxes or other payments, if they are being diligently contested in good faith in a manner which stays enforcement thereof and if appropriate expense provisions have been recorded in conformity with GAAP, subject to Section 3.2(a).  Each Credit Party represents and warrants that it (i) is in compliance and each of its Subsidiaries is in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority and the obligations, covenants and conditions contained in all Contractual Obligations other than those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (ii) maintains and each of its Subsidiaries maintains all licenses, qualifications and permits referred to above.

2.2.                              Insurance; Damage to or Destruction of Collateral.

(a)                                  The Credit Parties shall, at their sole cost and expense, maintain with financially sound and reputable insurance companies, insurance on all their property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption coverage) as are usually insured against in the same general area by companies engaged in the same or a similar business.  Such policies of insurance (or the loss payable and additional insured endorsements delivered to Agent) shall contain provisions pursuant to which the insurer agrees to provide 30 days prior written notice to Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy.  If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems advisable.  Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor.  By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party’s failure to maintain such insurance or pay any premiums therefor.  All sums so disbursed, including reasonable attorneys’ fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Agent and shall be additional Obligations hereunder secured by the Collateral.

(b)                                 Agent reserves the right at any time upon any change in any Credit Party’s risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Agent’s opinion, adequately protect both Agent’s and Lenders’ interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry.  If reasonably requested by Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to Agent, with respect to its insurance policies.

(c)                                  Each Credit Party shall deliver to Agent, in form and substance reasonably satisfactory to Agent, endorsements to (i) all “All Risk” and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, and an assignment to Agent of business interruption insurance and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured.  Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed $10,000,000, as each Credit Party’s true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such “All Risk” policies of insurance, endorsing the name of each Credit Party on any check or other item of payment for the proceeds of such “All Risk” policies of insurance and for making all determinations and decisions with respect to such “All Risk” policies of insurance.  Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney.  Borrower shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $1,000,000 or more, whether or not covered by insurance.  After deducting from any insurance proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.5(f), provided that in the case of insurance proceeds pertaining to any Credit Party other than Borrower, such insurance proceeds shall be applied as if Borrower owned the property that generated such proceeds.  Notwithstanding the foregoing, Agent shall permit the applicable Credit Party to use such insurance proceeds to replace, restore, repair or rebuild the property; provided that if such Credit Party has not completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 365 days of such casualty, a prepayment under Section 1.5(f) in the amount of any then unutilized insurance proceeds shall become due and payable; provided further that in the case of insurance proceeds pertaining to any Credit Party other than Borrower, such insurance proceeds shall be applied as if Borrower owned the property that generated such proceeds.

2.3.                              Inspection; Lender Meeting.  Each Credit Party shall permit any authorized representatives of Agent to visit, audit and inspect any of the properties of such Credit Party and its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and certified public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested.  Representatives of each Lender will be permitted to accompany representatives of Agent during each visit, inspection and discussion referred to in the immediately preceding sentence, at the expense of such Lender or, following an Event of Default, at the expense of such Credit Party.  Without in any way limiting the foregoing, each Credit Party will participate and will cause key management personnel of each Credit Party and its Subsidiaries to participate in a meeting with Agent and Lenders at least once during each year, which meeting shall be held at such time and such place as may be reasonably requested by Agent.

2.4.                              Organizational Existence.  Except as otherwise permitted by Section 3.6, each Credit Party will and will cause its Subsidiaries to at all times preserve and keep in full force and effect its organizational existence and all rights and franchises material to its business.

2.5.                              Environmental Matters.  Each Credit Party shall and shall cause each Person within its control to:  (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Agent promptly after such Credit Party or any Person within its control becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities to a Credit Party or its Subsidiaries in excess of $500,000; and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party or any Person within its control in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess $500,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter.  If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Person under its control or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party and its Subsidiaries shall, upon Agent’s written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers’ expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent, and (ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater.  Borrower shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

2.6.                              Omitted..

2.7.                              Conduct of Business.  Each Credit Party shall at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices.

2.8.                              Further Assurances.

(a)                                  Each Credit Party shall, from time to time, execute such guaranties, financing statements, documents, control agreements, security agreements and reports as Agent or Requisite Lenders at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations contemplated by the Loan Documents.  Within ten (10) Business Days following the date hereof, Borrower shall obtain and deliver to Agent a good standing certificate from the State of Alabama, dated no earlier than January 28, 2004, for Southern Construction Products, Inc.  Within five Business Days following the Closing Date , Borrower shall cause to be delivered to Agent the endorsements described in Section 2.2(c).  Within thirty (30) days following the Closing Date, Borrower shall open a new deposit account and shall designate such deposit account as the Disbursement Account.  Within sixty (60) days following the Closing Date, Borrower (i) shall use its reasonable efforts to remove of record liens recorded against the trademarks listed on Schedule 2.8 by Continental Illinois National Bank and Trust Company of Chicago and (ii) shall cause to be removed of record the financing statements filed by Union Bank of California, N.A. and listed on Schedule 2.8.  On or prior to December 31, 2004, Borrower shall cause all Domestic Subsidiaries of Borrower (other than Symons) to be merged into Borrower, with Borrower being the survivor of such mergers, provided that no such merger shall be required to the extent that such merger shall have a Material Adverse Effect on Borrower or such Domestic Subsidiary or shall require the payment of material sums to any Person whose consent is required for any such merger and no such merger shall be required until Borrower and such Domestic Subsidiary, through diligent efforts, have complied with any legal or regulatory and obtained any necessary consents or approvals from applicable Governmental Authorities.

(b)                                 At the request of Agent with respect to any real property now owned or hereafter acquired by any Credit Party, such Credit Party shall deliver to Agent a fully executed mortgage or deed of trust over such ownership or other interest in real property in form and substance reasonably satisfactory to Agent in favor of Agent for the benefit of Agent and the Lenders, together with such title insurance policies, surveys, appraisals, evidence of insurance, legal opinions, environmental assessments and other documents and certificates as shall reasonably be required by Agent.

(c)                                  Borrower shall (i) cause each Person, upon its becoming a Subsidiary of Borrower (provided that this shall not be construed to constitute consent by any of the Lenders to any transaction referred to above which is prohibited by the terms of this Agreement), promptly, in the event that such Subsidiary is a Domestic Subsidiary, to execute and deliver this Agreement as a Credit Party and to guaranty the Obligations and to grant to Agent, for the benefit of Agent and Lenders, a security interest in the real, personal and mixed property of such Person to secure the Obligations and (ii) pledge, or cause to be pledged, to Agent all of the Stock of such Subsidiary (if such Subsidiary is a Domestic Subsidiary) or 65% of the Stock of such Subsidiary (if such Subsidiary is a Foreign Subsidiary directly owned by Borrower or by a Domestic Subsidiary) to secure the Obligations.  The documentation for such guaranty, security and pledge shall be substantially similar to the Loan Documents executed concurrently herewith with such modifications as are reasonably requested by Agent and shall be accompanied by such certificates, legal opinions and other documents as may be reasonably requested by Agent.

(d)                                 After the acquisition by Borrower or any of its Subsidiaries of assets or personal property of the type that would have constituted Collateral on the Closing Date, including investments of the type that would have constituted Collateral on the Closing Date, Borrower will promptly upon request by Agent take, or will cause their Subsidiaries to take, all necessary action, including (i) the filing of appropriate financing statements under the applicable provisions of the UCC, applicable foreign, domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate, (ii) the execution and delivery of Control Agreements, and (iii) the notation of the Lien of Agent on any certificate of title, in each case, to create and perfect a Lien in such Collateral (or comparable interest under foreign law in the case of foreign Collateral) pursuant to and to the full extent required by the Security Agreements and this Agreement.

2.9.                              [Reserved].

2.10.                        Cash Management Systems.  Borrower shall, and shall cause each other Credit Party to, enter into Control Agreements with respect to each deposit account maintained by Borrower or any Subsidiary of Borrower (other than any payroll account so long as such payroll account is a zero balance account) as of or after the Closing Date.  Each such deposit account control agreement shall be in form and substance satisfactory to Agent.  The Borrower and each Guarantor shall enter into and maintain with one or more banks and pursuant to agreements inform and substance satisfactory to Agent, lock box arrangements, it being understood that unless an Event of Default shall be continuing and notice has been given by Agent in accordance with the applicable Blocked Account Agreement, amounts credited to the lock-box account will not be transferred on a daily basis to the Agent’s and shall be available to Borrower and each such Guarantor.

SECTION 3.

NEGATIVE COVENANTS

Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof until the Termination Date:

3.1.                              Indebtedness.  The Credit Parties shall not and shall not cause or permit their Subsidiaries directly or indirectly to create, incur, assume or otherwise become directly or indirectly liable with respect to any Indebtedness (other than pursuant to a Contingent Obligation permitted under Section 3.4) except:

(a)                                  the Obligations;

(b)                                 Indebtedness consisting of intercompany loans and advances made by Borrower to Symons or by Symons to Borrower or by Borrower to any one or more of Dur-O-Wall, Aztech or DSC; provided, that:  (i) the obligor under any such loan shall have executed and delivered to the obligee thereof, on the Closing Date, a demand note (collectively, the “Intercompany Notes”) to evidence any such intercompany Indebtedness owing at any time by such obligor, which Intercompany Notes shall be in form and substance reasonably satisfactory to Agent and shall be pledged and delivered to Agent pursuant to the applicable Pledge Agreement or Security Agreement as additional collateral security for the Obligations; (ii) the obligee of such Intercompany Note shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Agent; (iii) the obligations of each obligor under any such Intercompany Notes shall be subordinated to the Obligations of such obligor in a manner reasonably satisfactory to Agent; (iv) at the time any such intercompany loan or advance is made by any such obligor and after giving effect thereto, each party to such intercompany loan shall be Solvent; (v) after giving effect to such intercompany loan Borrowing Availability shall be at least $10,000,000, and (vi) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan;

(c)                                  Indebtedness of Borrower under the Senior Notes;

(d)                                 Indebtedness of Borrower under the Senior Subordinated Notes;

(e)                                  Indebtedness of Borrower and its Subsidiaries outstanding on the date hereof and listed on Schedule 3.1 reduced by any scheduled mandatory amortization payments or mandatory prepayments when actually paid and permanent reductions thereof;

(f)                                    Indebtedness arising from agreements of Borrower or a Subsidiary of Borrower providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Subsidiary of Borrower, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by Borrower and its Subsidiaries in connection with such disposition and such disposition was permitted by the terms of this Agreement;

(g)                                 unsecured Indebtedness issued or acquired in connection with a Permitted Acquisition in an amount reflected on the consolidated balance sheet of Borrower not to exceed $7,500,000 on the date of issuance; provided that the final maturity of such Indebtedness is after the final maturity of the Senior Notes

(h)                                 Indebtedness not to exceed $5,000,000 in aggregate principal or notional principal amount at any time outstanding secured by purchase money Liens or incurred with respect to Capital Leases;

(i)                                     any other unsecured Indebtedness not to exceed $5,000,000 in aggregate principal amount at any time outstanding;

(j)                                     unsecured Indebtedness of Borrower or any Subsidiary thereof permitted under Section 4.09 of the Senior Notes Indenture (other than Permitted Indebtedness as defined therein) and Section 4.09 of the Senior Subordinated Notes Indenture (other than Permitted Indebtedness as defined therein);

(k)                                  any Refinancing Indebtedness;

(l)                                     Indebtedness of Dayton Superior Canada Ltd. in a principal amount not exceeding $5,000,000 or its equivalent in Canadian dollars outstanding at any time, provided, that (i) the credit agreement and related documents are in form and substance reasonably satisfactory to Agent and (ii) no other Credit Party shall have any liability with respect to such Indebtedness or shall provide any collateral security or other support with respect thereto; and

(m)                               Contingent Obligations permitted pursuant to Section 3.4 hereof.

3.2.                              Liens and Related Matters.

(a)                                  No Liens.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or asset of such Credit Party or any such Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances.

(b)                                 No Negative Pledges.  The Credit Parties shall not and shall not cause or permit their Domestic Subsidiaries to directly or indirectly enter into or assume any agreement (other than the Loan Documents, any Capital Lease permitted by this Agreement (as to the assets subject to such Capital Lease) and, on substantially the same terms of such agreement as in effect on the date hereof, the Senior Notes Indenture and the Senior Subordinated Notes Indenture) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, unless such prohibition is contained in Indebtedness incurred or assumed in connection with a Permitted Acquisition and such prohibition permits all Permitted Encumbrances.

(c)                                  No Restrictions on Subsidiary Distributions to Borrower.  Except as provided herein, the Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to:  (1) pay dividends or make any other distribution on any of such Subsidiary’s Stock owned by Borrower or any other Subsidiary; (2) pay any Indebtedness owed to Borrower or any other Subsidiary; (3) make loans or advances to Borrower or any other Subsidiary; or (4) transfer any of its property or assets to Borrower or any other Subsidiary, in each case except as permitted by Section 4.08 of the Senior Notes Indenture as in effect on the date hereof and without regard to any waiver of any such provision.

3.3.                              Investments.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly make or own any Investment in any Person except:

(a)                                  Investments in cash and Cash Equivalents subject to (in all cases other than with respect to any payroll account so long as such payroll account is a zero balance account) Control Agreements in favor of Agent; provided that such cash and Cash Equivalents are not subject to setoff rights;

(b)                                 intercompany loans to other Credit Parties to the extent permitted under Section 3.1;

(c)                                  loans and advances to employees and officers of Borrower and its Subsidiaries for bona fide business purposes in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding; and

(d)                                 Currency Agreements, Hedging Agreements and Interest Rate Agreements entered into by Borrower and its Subsidiaries in the ordinary course of business and otherwise in compliance with this Agreement and not for purposes of speculation;

(e)                                  Investments by Borrower and its Subsidiaries in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

(f)                                    Investments made by Borrower or its Subsidiaries as a result of consideration received in connection with an Asset Disposition made in compliance with Section 3.7;

(g)                                 accounts receivable and extended payment terms of Borrower and its Subsidiaries provided to customers that are made, created or acquired in the ordinary course of business;

(h)                                 guarantees by Borrower or a Subsidiary of Borrower permitted to be incurred under this Agreement;

(i)                                     other Investments of Borrower and its Subsidiaries to the extent paid for with Qualified Capital Stock of the Company.

(j)                                     Investments of Borrower and its Subsidiaries existing on June 9, 2003 or made pursuant to commitments existing on June 9, 2003;

(k)                                  any Investment in a Person engaged in a business permitted under Section 3.9 in an amount, taken together with all other Investments made pursuant to this clause (k) that are at that time outstanding, not to exceed $10,000,000; and

(l)                                     Permitted Acquisitions made by Borrower and its Domestic Subsidiaries.

3.4.                              Contingent Obligations.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly create or become or be liable with respect to any Contingent Obligation except:

(a)                                  Letter of Credit Obligations;

(b)                                 those arising from Interest Rate Agreements of Borrower or any of its Subsidiaries covering Indebtedness of Borrower or any of its Subsidiaries; provided that any Indebtedness to which any such Interest Rate Agreement corresponds is otherwise permitted to be incurred under this Agreement; and provided, further, that such Interest Rate Agreements are entered into, in the judgment of Borrower, to protect Borrower or any of its Subsidiaries from fluctuations in interest rates on its outstanding Indebtedness and not for purposes of speculation;

(c)                                  those arising from Hedging Agreements and Currency Agreements so long as such agreement has been entered into in the ordinary course of business and not for purposes of speculation;

(d)                                 guarantees by Borrower and the Guarantors of the Indebtedness of Borrower or any of its Subsidiaries; provided that such Indebtedness is permitted to be incurred under this Agreement and (i) in the case of Indebtedness under Section 3.1(c), such guarantees are required by the terms of the Senior Notes Indenture as in effect on the Closing Date, (ii) in the case of Indebtedness under Section 3.1(d), such guarantees are required by the terms of the Senior Subordinated Notes Indenture, as in effect on the Closing Date, (iii) in the case of Indebtedness under Section 3.1(e), such guarantees were outstanding on the Closing Date, and (iv) in the case of Indebtedness under Section 3.1(f), such guarantees were required by the agreements referred to in such Section as of the date of execution and delivery thereof; provided, further, that any such guarantee is subordinated to the Obligations to the same extent as the Indebtedness guaranteed;

(e)                                  those arising from performance and surety bonds and completion guarantees provided by Borrower or any Subsidiary of Borrower in the ordinary course of business not in excess of $2,000,0000 in the aggregate outstanding at any time;

(f)                                    those arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within five Business Days of incurrence;

(g)                                 omitted;

(h)                                 those existing on the Closing Date and described in Schedule 3.4; and

(i)                                     those arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent mortgagee title insurance policies;

3.5.                              Restricted Payments.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Payment, except:

(a)                                  if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof and if after giving effect thereto and to any Obligations incurred in connection therewith, Borrowing Availability is at least $40,000,000, Borrower may (i) purchase, prepay, acquire or retire for value Senior Notes or (ii) make Restricted Payments of the type described in clause (a) through (e) of the definition of “Restricted Payments” if such purchase, prepayment, acquisition, retirement or Restricted Payment is not prohibited by any of clauses (i) through (iii) of Section 4.07 of the Senior Notes Indenture, without regard to any waiver thereof and is not prohibited by any of clauses (i) through (iii) of Section 4.07 of the Senior Subordinated Notes Indenture, without regard to any waiver thereof;

(b)                                 if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof and if after giving effect thereto and to any Obligations incurred in connection therewith, Borrowing Availability is at least $40,000,000, Borrower may pay any dividend or consummate any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted under this Agreement on the date of declaration or notice;

(c)                                  if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, the acquisition of any shares of Stock of Borrower (the “Retired Capital Stock”) either (i) solely in exchange for shares of Qualified Capital Stock of Borrower (the “Refunding Capital Stock”) or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of Borrower) of shares of Qualified Capital Stock of Borrower and, in the case of subclause (i) of this paragraph (a), if immediately prior to the retirement of the Retired Capital Stock the declaration and payment of dividends thereon was permitted under paragraph (c) of this Section 3.5, the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement; provided that at the time of the declaration of any such dividends on the Refunding Capital Stock, no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

(d)                                 if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Obligations either (i) solely in exchange for shares of Qualified Capital Stock of Borrower or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of Borrower) of (A) shares of Qualified Capital Stock of Borrower or (B) Refinancing Indebtedness;

(e)                                  if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, the declaration and payment of dividends to holders of any class or series of Disqualified Capital Stock issued after June 9, 2003 (including, without limitation, the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to paragraph (c) of this Section 3.5); provided that, at the time of such issuance,

Borrower, after giving effect to such issuance (i) on a pro forma basis, would have been able to incur $1.00 of additional Indebtedness (other than “Permitted Indebtedness” as defined in the Senior Notes Indenture or Senior Subordinated Notes Indenture) in compliance with Section 4.09 of the Senior Notes Indenture without regard to any waiver thereof and in compliance with Section 4.09 of the Senior Subordinated Notes Indenture without regard to any waiver thereof and (ii) and if after giving effect to any Obligations incurred in connection therewith, Borrowing Availability is at least $40,000,000;

(f)                                    if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, the redemption or repurchase of Borrower’s common equity or options in respect thereof, in each case in connection with the repurchase provisions of employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that all such redemptions or repurchases pursuant to this paragraph (f) shall not exceed $2,500,000 (with unused amounts in any fiscal year being carried over to succeeding Fiscal Years subject to a maximum of $5,000,000 in any Fiscal Year) in any Fiscal Year (which amount shall be increased by the amount of any net cash proceeds received from the sale since June 9, 2003 of Qualified Capital Stock of Borrower to members of Borrower’s or any of its Subsidiaries’ management team that have not otherwise been applied to the payment of Restricted Payments pursuant to the terms of clause (iii) of Section 4.07 of the Senior Notes Indenture as in effect on the Closing Date and by the cash proceeds of any “key-man” life insurance policies that are used to make such redemptions or repurchases) since June 9, 2003; provided, further, that the cancellation of Indebtedness owing to Borrower from members of management of Borrower or any of its Subsidiaries in connection with any repurchase of Stock of Borrower (or warrants or options or rights to acquire such Stock) will not be deemed to constitute a Restricted Payment under this Agreement;

(g)                                 repurchases of Stock deemed to occur upon the exercise of stock options if such Stock represents a portion of the exercise price thereof;

(h)                                 Omitted;

(i)                                     if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, other Restricted Payments in an aggregate amount not to exceed $5,000,000; and

(j)                                     if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, the purchase, prepayment, acquisition or retirement for value of Senior Subordinated Notes with up to $15,000,000 in the aggregate during the term of this Agreement, so long as after giving effect thereto and the incurrence of any Obligations in connection therewith, Borrowing Availability shall be at least $30,000,000; and

(k)                                  Borrower may make regularly scheduled cash interest payments pursuant to the terms of the Senior Subordinated Notes as in effect on the Closing Date subject to the terms of Article 10 of the Senior Subordinated Notes Indenture; and

(l)                                     Borrower may pay merger and acquisition advisory fees in connection with Permitted Acquisitions in an amount not exceeding one percent (1%) of the transaction value, and reasonable out-of-pocket expense reimbursements payable to Odyssey Investment Partners, LLC; provided, that no Default or Event of Default exists at the time of any such Restricted Payment or would occur as a result thereof.

3.6.                              Restriction on Fundamental Changes.

(a)                                  The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly: (i) amend, modify or waive any term or provision of its organizational documents, including its articles of incorporation, certificates of designations pertaining to preferred stock, by-laws, partnership agreement or operating agreement that is adverse to Lenders, unless required by law; (ii) enter into any transaction of merger or consolidation except, upon not less than five (5) Business Days prior written notice to Agent, (A) any wholly-owned Subsidiary of Borrower may be merged with or into Borrower (provided that Borrower is the surviving entity) or with or into any other wholly-owned Subsidiary of Borrower (which must be a Domestic Subsidiary of Borrower if the Subsidiary being merged is a Domestic Subsidiary of Borrower) and (B) Borrower may become a wholly-owned Subsidiary of a corporation organized under the laws of any State of the United States of America so long as (x) no Change of Control results, (y) the new parent of Borrower is a newly formed single-purpose entity and (z) the new parent guarantees the Obligations and secures the Obligations with a pledge in favor of Agent of all of the Stock of Borrower and a general security agreement in favor of Agent over all of its assets, in each case, in form substantially similar to the Loan Documents executed concurrently herewith and delivers to Agent such legal opinions as Agent shall have requested in connection therewith; (iii) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), except that any wholly-owned Subsidiary of Borrower may liquidate or dissolve; or (iv) acquire by purchase or otherwise all or any substantial part of the business or assets of any other Person.

(b)                                 Notwithstanding the foregoing, Borrower or a wholly-owned Domestic Subsidiary thereof may acquire all or substantially all of the assets or Stock of any Person (the “Target”) (in each case, a “Permitted Acquisition”) subject to the satisfaction of each of the following conditions:

(i)                                     Agent shall receive at least 30 days’ prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

(ii)                                  such Permitted Acquisition shall only involve assets located in the United States and used for or by a Target engaged in businesses permitted under Section 3.9;

(iii)                               such Permitted Acquisition shall be consensual and shall have been approved by the Target’s board of directors;

(iv)                              no additional Indebtedness, Guaranteed Indebtedness or Contingent Obligations shall be incurred in connection with such Permitted Acquisition, except (A) Indebtedness, Guaranteed Indebtedness and Contingent Obligations permitted under the terms of this Agreement and (B) unsecured Indebtedness of the Target to the extent no Default or Event of Default has occurred and is continuing or would result after giving effect to such Permitted Acquisition;

(v)                                 the sum of all amounts payable in connection with all Permitted Acquisitions (including all transaction costs and all Indebtedness, liabilities and Contingent Obligations incurred or assumed in connection therewith or otherwise reflected on a consolidated balance sheet of Borrower and Target) shall not exceed $30,000,000 for all Permitted Acquisitions;

(vi)                              the Target shall not have incurred an operating loss for the trailing twelve-month period preceding the date of the Permitted Acquisition, as determined based upon the Target’s financial statements for its most recently completed fiscal year and its most recent interim financial period completed within sixty (60) days prior to the date of consummation of such Permitted Acquisition after taking into account cost add-backs approved by Agent;

(vii)                           the business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens (other than Permitted Encumbrances) and if Stock of Target is acquired, Target shall constitute upon acquisition a wholly-owned Domestic Subsidiary;

(viii)                        at or prior to the closing of any Permitted Acquisition, Agent will be granted a first priority perfected Lien (subject to Permitted Encumbrances) in all assets acquired pursuant thereto or in the assets and Stock of the Target, and Borrower and the Target shall have executed such documents (including a Guaranty and Security Agreement) and taken such actions as may be required by Agent in connection therewith;

(ix)                                concurrently with delivery of the notice referred to in clause (i) above, Borrower shall have delivered to Agent, in form and substance reasonably satisfactory to Agent:

(A)                              a pro forma consolidated balance sheet, income statement and cash flow statement of Borrower and its Subsidiaries (the “Acquisition Pro Forma”), based on recent financial statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Borrower and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such Permitted Acquisition and the funding of all Loans and incurrence of all Indebtedness and Liens in connection therewith, and such Acquisition Pro Forma shall reflect that (x) average daily Borrowing Availability for the 30-day period preceding the consummation of such Permitted Acquisition would have exceeded $20,000,000 on a pro forma basis (after giving effect to such Permitted Acquisition and all Loans funded and all Indebtedness and Liens incurred in connection therewith as if made on the first day of such period) and (y) on a pro forma basis, no Event of Default has occurred and is continuing or would result after giving effect to such Permitted Acquisitions;

(B)                                updated versions of the most recently delivered Business Plan covering the 3 year period commencing on the date of such Permitted Acquisition and otherwise prepared in accordance with the Business Plan (the “Acquisition Projections”) and based upon historical financial data of a recent date reasonably satisfactory to Agent, taking into account such Permitted Acquisition an indicating anticipated monthly Borrowing Availability during such 3 year period

(C)                                a certificate of the chief financial officer of Borrower to the effect that:  (w) Borrower (after taking into consideration all rights of contribution and indemnity Borrower has against and each other Subsidiary of Borrower) will be Solvent upon the consummation of the Permitted Acquisition; (x) the Acquisition Pro Forma fairly presents the financial condition of Borrower and its Subsidiaries (on a consolidated basis) as of the date thereof after giving effect to the Permitted Acquisition it being understood that to the extent that such certification is based on the financial statements or condition of Target, such certification may be made upon such chief financial officer’s best knowledge; and (y) Borrower and its Subsidiaries have completed their due diligence investigation with respect to the Target and such Permitted Acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business and the results of which investigation were delivered to Agent and Lenders;

(D)                               such environmental assessments with results satisfactory to Agent and conducted by a Person reasonably satisfactory to Agent with respect to real property owned, operated or leased by Target as Agent shall have required; and

(E)                                 copies of all material regulatory and third party approvals required for consummation of such Permitted Acquisition;

(x)                                   on or prior to the date of such Permitted Acquisition, Agent shall have received, in form and substance reasonably satisfactory to Agent, copies of the acquisition agreement and related agreements and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by Agent, including those specified in Section 2.6; and

(xi)                                at the time of such Permitted Acquisition and after giving effect thereto, no Default or Event of Default has occurred and is continuing.

(c)                                  Notwithstanding the foregoing, the Accounts and Inventory of the Target shall not be included in Eligible Accounts or Eligible Inventory without the prior written consent of Agent not to be unreasonably withheld.

3.7.                              Disposal of Assets or Subsidiary Stock.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly convey, sell, lease, sublease, transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of related transactions, any of its property, business or assets, whether now owned or hereafter acquired, except for (a) sales and rentals of Inventory in good faith to customers for fair value in the ordinary course of business and dispositions of Sales Offices or obsolete equipment not used or useful in the business and (b) Asset Dispositions by Borrower and its Subsidiaries (excluding sales of Accounts, Chattel Paper, Rentals and Stock of any of Borrower’s Subsidiaries) if all of the following conditions are met:  (i) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $10,000,000 and the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year does not exceed $25,000,000; (ii) the consideration received is at least equal to the fair market value of such assets; (iii) at least 75% of the consideration is Productive Assets, cash or Deemed Cash; (iv) the Net Proceeds of such Asset Disposition are applied as required by Section 1.5(c); and (v) no Default or Event of Default then exists or would result from such Asset Disposition.

3.8.                              Transactions with Affiliates.

(a)                                  The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any management, consulting, investment banking, advisory or other similar services) with any Affiliate or with any director, officer or employee of any Credit Party, (an “Affiliate Transaction”), other than Affiliate Transactions on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of Borrower or such Subsidiary; provided, that for an Affiliate Transaction with an aggregate value of $2,500,000 or more, at Borrower’s option, either:

(i)                                     a majority of the disinterested members of the Board of Directors of Borrower shall determine in good faith that such Affiliate Transaction is on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of Borrower; or

(ii)                                  the Board of Directors of Borrower or any such Subsidiary party to such Affiliate Transaction shall obtain an opinion from a nationally recognized investment banking, appraisal or accounting firm that such Affiliate Transaction is on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of Borrower;

(b)                                 The restrictions of paragraph (a) of this Section 3.8 shall not apply to:

(i)                                     reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of Borrower or any Subsidiary of Borrower as determined in good faith by Borrower’s Board of Directors or senior management;

(ii)                                  transactions exclusively between or among Borrower and any of its Subsidiaries or exclusively between or among such Subsidiaries, provided such transactions are not otherwise prohibited by this Agreement;

(iii)                               any agreement as in effect as of June 9, 2003 or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Lenders in any material respect than the original agreement as in effect on June 9, 2003;

(iv)                              Restricted Payments permitted by this Agreement and Investments permitted by this Agreement;

(v)                                 the payment of customary annual management, consulting and advisory fees and related expenses to the Permitted Holders and their Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by the Board of Directors of Borrower or such Subsidiary in good faith;

(vi)                              payments or loans to employees or consultants that are approved by the Board of Directors of Borrower in good faith;

(vii)                           sales of Qualified Capital Stock; and

(viii)                        the existence of, or the performance by Borrower or any of its Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of June 9, 2003 and any similar agreements which it may enter into thereafter; provided, that the existence of, or the performance by Borrower or any of its Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after June 9, 2003 shall only be permitted by this clause (vii) to the extent that the terms of any such amendment or new agreement are not disadvantageous to the Lenders in any material respect.

3.9.                              Conduct of Business.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to engage in any businesses a majority of whose revenues are not derived from businesses that are the same as or reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which the Credit Parties and their Subsidiaries are engaged on the Closing Date.

3.10.                        Changes Relating to Indebtedness.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly change or amend the terms of any of its Indebtedness permitted by Section 3.1(c) or Section 3.1(d) (or any Refinancing Indebtedness permitted thereof) if the effect of such amendment is to:  (a) increase the interest rate on such Indebtedness; (b) change the dates upon which payments of principal or interest are due on or principal amount of such Indebtedness; (c) change any event of default or add or make more restrictive any covenant with respect to such Indebtedness; (d) change the redemption or prepayment provisions of such Indebtedness; (e) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to any Credit Party or Lenders; or (g) increase the portion of interest payable in cash with respect to any Indebtedness for which interest is payable by the issuance of payment-in-kind notes or is permitted to accrue.  Neither Borrower nor Symons will amend or modify the Safway Note.  No Credit Party shall enter into any control agreement, landlord waiver, bailee letter or similar agreement in favor of the Trustee (or the “Collateral Agent” as such term is defined in the Intercreditor Agreement) without the prior written consent of Agent, provided, however, that notwithstanding the foregoing, the consent of Agent shall not be required in order for any Credit Party to enter into (i) any control agreement to which Agent and such Collateral Agent are parties on terms substantially similar to those entered into as of the Closing Date and (ii) any control agreement that provides respective rights and remedies to Agent and such Collateral Agent that are substantially similar to those provided to Agent and Collateral Agent, respectively, in the control agreements referred to in clause (i) and that are consistent with the Intercreditor Agreement.  No Credit Party shall enter into any security agreement, pledge agreement, mortgage, deed of trust or similar agreement in favor of the Trustee and/or such Collateral Agent except upon terms that are consistent with the Intercreditor Agreement and reflect the terms thereof in a manner substantially similar to the manner contained in the security agreement and pledge agreement in favor of the Trustee and such Collateral Agent as the Closing Date.

3.11.                        Fiscal Year. No Credit Party shall change its Fiscal Year or permit any of its Subsidiaries to change their respective fiscal years; provided, that upon thirty (30) days’ prior notice to Agent the Credit Parties may change their Fiscal Year (such change to be applicable to all Credit Parties included in consolidated financial reporting under GAAP); provided further, that (i) such change does not defer the delivery of audited financial statements required hereunder by more than one Fiscal Quarter and (ii) Borrowers shall deliver such financial information (including reconciliations if required under GAAP) as Agent may reasonably request with respect to such change in Fiscal Year.

3.12.                        Press Release; Public Offering Materials.  Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure, including any prospectus, proxy statement or other materials filed with any Governmental Authority relating to a public offering of the Stock of any Credit Party, using the name of GE Capital or any of its Affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days’ prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure.  Each Credit Party consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.  Agent or such Lender shall provide a draft of any such tombstone or similar advertising material to each Credit Party for review and comment prior to the publication thereof.  Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.  Notwithstanding the foregoing, the parties hereto may disclose the tax treatment and the tax structure of the transactions contemplated by the Loan Documents as provided in Section 9.13.

3.13.                        Subsidiaries.  The Credit Parties shall not and shall not cause or permit their Domestic Subsidiaries to directly or indirectly establish, create or acquire any new Subsidiary except in connection with a Permitted Acquisition or with the consent of Agent.

3.14.                        Bank Accounts.  The Borrower shall not and shall not cause or permit any of its Domestic Subsidiaries to establish any new bank accounts without prior written notice to Agent and (except as otherwise permitted by Section 2.10) unless Agent and the bank at which the account is to be opened enter into a tri-party agreement regarding such bank account in form and substance satisfactory to Agent pursuant to which, among other things, such bank acknowledges the security interest of Agent in such bank account, agrees to comply with instructions originated by Agent directing disposition of the funds in the bank account without further consent from such Credit Party or Subsidiary, and agrees to subordinate and limit any security interest the bank may have in the bank account on terms satisfactory to Agent, provided, that Agent shall issue no such instructions except following the occurrence and during the continuance of an Event of Default ..  The Borrower shall not and shall not suffer or permit any of its Domestic Subsidiaries to establish after the Closing Date any securities account or commodities account other than a securities account or commodities account subject to a Control Agreement in favor of Agent and in form and substance satisfactory to Agent.

3.15.                        Hazardous Materials.  The Credit Parties shall not and shall not cause or permit their Subsidiaries to cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities by the Credit Parties or any of their Subsidiaries under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

3.16.                        ERISA.  The Credit Parties shall not and shall not cause or permit any ERISA Affiliate to, cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

3.17.                        Sale–Leasebacks.  The Credit Parties shall not and shall not cause or permit any of their Subsidiaries to engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets, except for sale-leaseback, synthetic lease or similar transactions the unpaid notional principal amount of which in the aggregate do not exceed $5,000,000 at any time.

3.18.                        Prepayments of Other Indebtedness.  No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Senior Notes or Senior Subordinated Notes or any refinancing or replacement of any thereof, except as otherwise permitted by Section 3.5.

3.19.                        OFAC.  No Credit Party (i) will become a person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 200l Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) will engage in any dealings or transactions prohibited by Section 2 of such executive order, or be otherwise associated with any such person in any manner violative of Section 2, or (iii) will otherwise become a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other OFAC regulation or executive order.

SECTION 4.

FINANCIAL COVENANTS/REPORTING

Borrower covenants and agrees that from and after the date hereof until the Termination Date, Borrower shall perform and comply with, and shall cause each of the other Credit Parties to perform and comply with, all requirements in this Section 4 applicable to such Person.

4.1.                              Omitted.

4.2.                              Omitted.

4.3.                              Omitted.

4.4.                              Omitted.

4.5.                              Omitted.

4.6.                              Omitted.

4.7.                              Omitted.

4.8.                              Omitted.

4.9.                              Financial Statements and Other Reports.  Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of Financial Statements in conformity with GAAP (it being understood that monthly Financial Statements are not required to have footnote disclosures need not include a Consolidating statement of cash flows and will be subject to year-end adjustment).  Borrower will deliver each of the Financial Statements and other reports described below to Agent (and each Lender in the case of the Financial Statements and other reports described in Sections 4.9(a), (b), (c), (d), (e), (f), (g), (h), (j) and (k) and any other report in this Section 4.9 that a Lender has requested in writing that Borrower deliver directly to such Lender).

(a)                                  Monthly Financials.  As soon as available and in any event within thirty (30) days after the end of each month (including the last month of Borrower’s Fiscal Year) (or in the case of clause (4) below, forty-five (45) days after the end of each Fiscal Quarter), Borrower will deliver (1) the consolidated and Consolidating balance sheets of Borrower and its Subsidiaries, as at the end of such month, and the related consolidated and (except in the case of cash flows) Consolidating statements of income, stockholders’ equity and cash flow for such month and for the period from the beginning of the then current Fiscal Year of Borrower to the end of such month, (2) a report setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent Business Plan for the current Fiscal Year delivered pursuant to Section 4.9(f), (3) a schedule of the outstanding Indebtedness for borrowed money of Borrower and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan, and (4) in the case of each month the last day of which coincides with the end of a Fiscal Quarter, a management discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such Fiscal Quarter and for the Fiscal Year to date.

(b)                                 Year-End Financials.  As soon as available and in any event within ninety (90) days after the end of each Fiscal Year of Borrower, Borrower will deliver (1) the consolidated and Consolidating balance sheets of Borrower and its Subsidiaries, as at the end of such year, and the related consolidated and Consolidating statements of income, stockholders’ equity and cash flow for such Fiscal Year, (2) a schedule of the outstanding Indebtedness for borrowed money of Borrower and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan and (3) a report with respect to the consolidated Financial Statements from a firm of Certified Public Accountants selected by Borrower and reasonably acceptable to Agent, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the “Statement”) “Reports on Audited Financial Statements” and such report shall be “Unqualified” (as such term is defined in such Statement).

(c)                                  Accountants’ Reports.  Promptly upon receipt thereof, Borrower will deliver copies of all significant reports submitted by Borrower’s firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the Financial Statements or related internal control systems of Borrower or its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

(d)                                 Additional Deliveries.

(i)                                     To Agent, upon its request, and in any event no less frequently than noon New York time on (x) at any time when Borrowing Availability is equal to or more than $40,000,000, the twentieth day and (y) at any time when Borrowing Availability is less than $40,000,000, the tenth Business Day, in each case, after the end of each Fiscal Month (together with a copy of any of the following reports requested by any Lender in writing after the Closing Date), each of the following reports, each of which shall be prepared by Borrower as of the last day of the immediately preceding Fiscal Month or the date 3 days prior to the date of any such request:

(A)      a Borrowing Base Certificate with respect to Borrower and its Domestic Subsidiaries, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion (in substantially the same form as Exhibit 4.9(d), the “Borrowing Base Certificate”) as at the last day of such period;

(B)        with respect to Borrower and its Domestic Subsidiaries, a summary of Inventory by location and, to the extent available, by type with a supporting perpetual Inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

(C)        with respect to Borrower, a monthly trial balance showing Accounts outstanding aged from invoice date as follows:  1 to 30 days, 31 to 60 days, 61 to 90 days, 91 to 120 days, 121 to 150 days and 150 days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

(ii)                                  At any time during which Agent has blocked Borrower’s access to funds in the deposit account associated with any lock-box established in connection with this Agreement, to Agent, on a weekly basis or at such more frequent intervals as Agent may request from time to time (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), collateral reports with respect to Borrower, including all additions and reductions (cash and non-cash) with respect to Accounts of Borrower, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion each of which shall be prepared by the applicable Borrower as of the last day of the immediately preceding week or the date 2 days prior to the date of any request;

(iii)                               To Agent, at the time of delivery of each of the monthly Financial Statements delivered pursuant to this Section 4.9:

(A)      a reconciliation of the most recent Borrowing Base, general ledger and month-end Inventory reports of Borrower to Borrower’s general ledger and monthly Financial Statements delivered pursuant to this Section 4.9, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(B)        to the extent available, a reconciliation of the perpetual inventory by location to Borrower’s most recent Borrowing Base Certificate, general ledger and monthly

Financial Statements delivered pursuant to this Section 4.9, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(C)        an aging of accounts payable and a reconciliation of that accounts payable aging to Borrower’s general ledger and monthly Financial Statements delivered pursuant to this Section 4.9, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(D)       a reconciliation of the outstanding Loans as set forth in the monthly Loan Account statement provided by Agent to Borrower’s general ledger and monthly Financial Statements delivered pursuant to this Section 4.9, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(E)         a certification that (1) no Credit Party has sold, granted a lien with respect to or advanced against, any Chattel Paper (other than under and pursuant to the Loan Documents) and (2) no Chattel Paper is in the possession of third parties;

(iv)                              To Agent, at the time of delivery of each of the annual Financial Statements delivered pursuant to Section 4.9, (i) a listing of government contracts of Borrower subject to the Federal Assignment of Claims Act of 1940; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the prior Fiscal Quarter.

(e)                                  Appraisals; Inspections.

(i)                                     omitted;

(ii)                                  Borrower, at its own expense, shall, promptly upon request by Agent, deliver to Agent the results of each physical verification, if any, that Borrower or any of its Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Inventory (and, if a Default or an Event of Default has occurred and is continuing, Borrower shall, upon the request of Agent, conduct, and deliver the results of, such physical verifications as Agent may require); and

(iii)                               Borrower, at its own expense, shall cause to be delivered to Agent an appraisal, performed by Rouse Asset Services or another an independent appraiser acceptable to Agent, of the Net Orderly Liquidation Value of its Inventory once in each Fiscal Year (and at the time during such Fiscal Year determined by Agent), provided, that that so long as an Event of Default is continuing or any monthly average Borrowing Availability is less than $20,000,000, Borrower, at its own expense, shall cause such appraisals to be performed at such times as Agent shall require.  For the purposes of this clause (iii), an appraisal requested or initiated by Agent while an Event of Default is continuing or while any monthly average Borrowing Availability is less than $20,000,000, shall be required whether or not such Event of Default continues or such any monthly average Borrowing Availability continues at less than $20,000,000 through the time of completion of such appraisal

(iv)                              Borrower, at its own expense, shall permit Agent or a Person designated by Agent to conduct up to two collateral audits during each Fiscal Year (at the cost and expense of Borrower); provided, that that so long as an Event of Default is continuing or any monthly average Borrowing Availability is less than $20,000,000, Borrower, at its own expense, shall permit Agent or a Person designated by Agent to perform such audits at such times as Agent shall require.  For the purposes of this clause (iv), an audit initiated by Agent or such Person while an Event of Default is continuing or while any monthly average Borrowing Availability is less than $20,000,000, shall be required whether or not such Event of Default continues or such Borrowing Availability continues at less than $20,000,000 through the time of completion of such audit.

(f)                                    Business Plans.  As soon as available and in any event no later than thirty days after the last day of each of Borrower’s Fiscal Years, Borrower will deliver the Business Plan of Borrower and its Subsidiaries for the forthcoming three (3) fiscal years, year by year, and for the forthcoming fiscal year, month by month.

(g)                                 SEC Filings and Press Releases.  Promptly upon their becoming available, Borrower will deliver copies of (1) all Financial Statements, reports, notices and proxy statements sent or made available by Borrower or any of its Subsidiaries to its Stockholders, (2) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission, any Governmental Authority or any private regulatory authority, and (3) all press releases and other statements made available by Borrower or any of its Subsidiaries to the public concerning developments in the business of any such Person.

(h)                                 Events of Default, Etc.  Promptly upon any officer of any Credit Party obtaining knowledge of any of the following events or conditions, Borrower shall deliver copies of all notices given or received by Borrower or any of its Subsidiaries with respect to any such event or condition and a certificate of Borrower’s chief executive officer specifying the nature and period of existence of such event or condition and what action Borrower or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto:  (1) any condition or event that constitutes, or which Borrower expects or should reasonably expect to result in the occurrence of, an Event of Default or Default; (2) any notice that any Person has given to Borrower or any of its Subsidiaries or any other action taken with respect to a claimed default or event or condition of the type referred to in Section 6.1(b); (3) any event or condition that could reasonably be expected to result in any Material Adverse Effect; or (4) any default or event of default with respect to any Indebtedness of Borrower or any of its Subsidiaries.

(i)                                     Litigation.  Promptly upon any officer of any Credit Party obtaining knowledge of (1) the institution of any action, charge, claim, demand, suit, proceeding, petition, governmental investigation, tax audit or arbitration now pending or, to the best knowledge of such Credit Party after due inquiry, threatened against or affecting any Credit Party or any of its Subsidiaries or any property of any Credit Party or any of its Subsidiaries (“Litigation”) not previously disclosed by Borrower to Agent or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Credit Party or any property of any Credit Party which, in each case, could reasonably be expected to have a Material Adverse Effect, Borrower will promptly give notice thereof to Agent and provide such other information as may be reasonably available to them to enable Agent and its counsel to evaluate such matter.

(j)                                     Notice of Corporate and other Changes.  Borrower shall provide prompt written notice of (1) all jurisdictions in which a Credit Party becomes qualified after the Closing Date to transact business, (2) any change after the Closing Date in the authorized and issued Stock of any Credit Party or any Subsidiary of any Credit Party or any amendment to their articles or certificate of incorporation, by-laws, partnership agreement or other organizational documents, and (3) any Subsidiary created or acquired by any Credit Party or any of its Subsidiaries after the Closing Date, such notice, in each case, to identify the applicable jurisdictions, capital structures or Subsidiaries, as applicable.  The foregoing notice requirement shall not be construed to constitute consent by any of the Lenders to any transaction referred to above which is not expressly permitted by the terms of this Agreement.

(k)                                  Compliance and Pricing Certificate.  Together with each delivery of Financial Statements of Borrower and its Subsidiaries pursuant to Sections 4.9(a) and (b), Borrower will deliver a fully and properly completed Compliance and Pricing Certificate (in substantially the same form as Exhibit 4.9(k) (the “Compliance and Pricing Certificate”) signed by Borrower’s chief executive officer or chief financial officer.

(l)                                     Omitted.

(m)                               Other Information.  With reasonable promptness, Borrower will deliver such other information and data with respect to any Credit Party or any Subsidiary of any Credit Party as from time to time may be reasonably requested by Agent or any Lender.

(n)                                 Taxes.  Borrower shall provide prompt written notice of (i) the execution or filing with the IRS or any other Governmental Authority of any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges by any Credit Party or any of its Subsidiaries and (ii) any agreement by any Credit Party or any of its Subsidiaries or request directed to any Credit Party or any of its Subsidiaries to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which could reasonably be expected to have a Material Adverse Effect.

(o)                                 Subleases.  Concurrently with each regular monthly delivery of a Borrowing Base Certificate, Borrower shall provide a list of those Persons that lease Equipment or Inventory from any Credit Party and that are known by any Credit Party to sublease Inventory or Equipment in the ordinary course of business.

4.10.                        Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.  For purposes of this Agreement, all accounting terms that are defined by GAAP and not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP.  Financial statements and other information furnished to Agent pursuant to Section 4.9 or any other section (unless specifically indicated otherwise) shall be prepared in accordance with GAAP as in effect at the time of such preparation.

SECTION 5.

REPRESENTATIONS AND WARRANTIES

To induce Agent and Lenders to enter into the Loan Documents, to make Loans and to issue or cause to be issued Letters of Credit, Borrower and the other Credit Parties executing this Agreement, jointly and severally, represent, warrant and covenant to Agent and each Lender that the following statements are true, correct and complete with respect to all Credit Parties and on each Funding Date will be true, correct and complete:

5.1.                              Disclosure.  No representation or warranty of any Credit Party contained in this Agreement, the Financial Statements referred to in Section 5.5, the other Related Transactions Documents or any other document, certificate or written statement furnished to Agent or any Lender by or on behalf of any such Person for use in connection with the Loan Documents or the Related Transactions Documents contains any untrue statement of a material fact or taken as a whole omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

5.2.                              No Material Adverse Effect.  Since December 31, 2002 there have been no events or changes in facts or circumstances affecting any Credit Party or any of their Subsidiaries which individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect.

5.3.                              No Conflict.  The consummation of the Related Transactions does not and will not violate or conflict with any laws, rules, regulations or orders of any Governmental Authority or violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any Contractual Obligation or organizational documents of any Credit Party or any of its Subsidiaries except if such violations, conflicts, breaches or defaults could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  None of the Credit Parties is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or a “holding company” or a “subsidiary company” of a “holding company” within the meaning of the Pubic Utility Holding Company Act of 1935, as amended.

5.4.                              Organization, Powers, Capitalization and Good Standing.

(a)                                  Organization and Powers.  Each of the Credit Parties and each of their Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and qualified to do business in all states where such qualification is required except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.  The jurisdiction of organization and all jurisdictions in which each Credit Party is qualified to do business are set forth on Schedule 5.4(a).  Each of the Credit Parties and each of their Subsidiaries has all requisite organizational power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Related Transactions Document to which it is a party and to incur the Obligations, grant liens and security interests in the Collateral and carry out the Related Transactions.

(b)                                 Capitalization.  As of the Closing Date:  (i) the authorized Stock of each of the Credit Parties and each of their Subsidiaries is as set forth on Schedule 5.4(b); (ii) all issued and outstanding Stock of each of the Credit Parties and each of their Subsidiaries is duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Agent for the benefit of Agent and Lenders and Permitted Encumbrances, and such Stock was issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities; (iii) the identity of the holders of the Stock of each of the Credit Parties and each of their Subsidiaries and the percentage of their fully-diluted ownership of the Stock of each of the Credit Parties and each of their Subsidiaries is set forth on Schedule 5.4(b); and (iv) no Stock of any Credit Party or any of their Subsidiaries, other than those described above, are issued and outstanding.  Except as provided in Schedule 5.4(b), as of the Closing Date, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party or any of their Subsidiaries of any Stock of any such entity.

(c)                                  Binding Obligation.  This Agreement is, and the other Related Transactions Documents when executed and delivered will be, the legally valid and binding obligations of the Credit Parties party thereto, each enforceable against each of such parties, as applicable, in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

5.5.                              Financial Statements and Business Plan.  All Financial Statements concerning Borrower and its Subsidiaries which have been or will hereafter be furnished to Agent pursuant to this Agreement, including those listed below, have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and do or will present fairly in all material respects the financial condition of the entities covered thereby as at the dates thereof and the results of their operations for the periods then ended, subject to, in the case of unaudited Financial Statements, the absence of footnotes and normal year-end adjustments.

(a)                                  The consolidated balance sheets at December 31, 2002 and the related statement of income of Borrower and its Subsidiaries, for the Fiscal Year then ended, audited by Deloitte and Touche LLP.

(b)                                 The unaudited consolidated balance sheet at September 30, 2003 and the related statement of income of Borrower and its Subsidiaries for the nine months then ended.

The Business Plan delivered on or prior to the Closing Date and the updated Business Plans delivered pursuant to Section 4.9(f) represent and will represent as of the date thereof the good faith Business Plan of Borrower, it being understood that such Business Plan represents only the best estimate of the Borrower’s officers and that no assurance can be made with respect to actual results.

5.6.                              Intellectual Property.  Each of the Credit Parties and its Subsidiaries owns, is licensed to use or otherwise has the right to use, all Intellectual Property used in or necessary for the conduct of its business as currently conducted that is material to the condition (financial or other), business or operations of such Credit Party and its Subsidiaries and all such registered Intellectual Property owned by any Credit Party or Subsidiary is identified on Schedule 5.6 and fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances.  Except as disclosed in Schedule 5.6, the use of such Intellectual Property by the Credit Parties and their Subsidiaries and the conduct of their businesses does not and has not been alleged by any Person to infringe on the rights of any Person.

5.7.                              Investigations, Audits, Etc.  As of the Closing Date, except as set forth on Schedule 5.7, no Credit Party or any of their Subsidiaries is, to the knowledge of any Credit Party, the subject of any review or audit by the IRS or any governmental investigation concerning the violation or possible violation of any law.

5.8.                              Employee Matters.  Except as set forth on Schedule 5.8, (a) no Credit Party or Subsidiary of a Credit Party nor any of their respective employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Credit Party or any of their Subsidiaries and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Credit Party or any of their Subsidiaries other than any that if successful could not reasonably be expected to have individually or in the aggregate, a Material Adverse Effect, (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of any Credit Party after due inquiry, threatened between any Credit Party or any of their Subsidiaries and its respective employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (d) hours worked by and payment made to employees of each Credit Party and each of their Subsidiaries comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters.  Except as set forth on Schedule 5.8, neither Borrower nor any of its Subsidiaries is party to any material employment contract.

5.9.                              Solvency.  (i) The Borrower and each other Credit Party, on a consolidated basis, are Solvent and (ii) Symons is Solvent.

5.10.                        Litigation .  Except as set forth on Schedule 5.10, there are no judgments outstanding against any Credit Party or any of its Subsidiaries or affecting any property of any Credit Party or to any of its Subsidiaries, nor is there any Litigation pending, or to the best knowledge of any Credit Party threatened, against any Credit Party or any of its Subsidiaries which, in each case, could reasonably be expected to result in any Material Adverse Effect.

5.11.                        Use of Proceeds; Margin Regulations.

(a)                                  No part of the proceeds of any Loan will be used for “buying” or “carrying” “margin stock” within the respective meanings of such terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any other purpose that violates the provisions of the regulations of the Board of Governors of the Federal Reserve System.  If requested by Agent, each Credit Party will furnish to Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

(b)                                 Borrower shall utilize the proceeds of the Loans solely for the Closing Refinancing and for any other lawful purpose that is not prohibited by the terms of this Agreement.  Schedule 5.11 contains a description of Borrower’s sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred for particular uses.

5.12.                        Ownership of Property; Liens.  As of the Closing Date, the real estate (together with real estate acquired by any Credit Party after the Closing Date, “Real Estate”) listed in Schedule 5.12 constitutes all of the real property owned, leased, subleased, or used by any Credit Party or any of its Subsidiaries.  Each of the Credit Parties and each of its Subsidiaries owns good and fee simple title to all of its owned Real Estate, and valid leasehold interests in all of its leased Real Estate, all as described on Schedule 5.12, and copies of all such leases or a summary of terms thereof reasonably satisfactory to Agent have been delivered to Agent.  Schedule 5.12 further describes any Real Estate with respect to which any Credit Party or any of its Subsidiaries is a lessor, sublessor or assignor as of the Closing Date.  As of the Closing Date, no portion of any Credit Party’s Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedies.  As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

5.13.                        Environmental Matters.

(a)                                  Except as set forth in Schedule 5.13, as of the Closing Date:  (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that could not reasonably be expected to adversely impact the value or marketability of such Real Estate and that could not reasonably be expected to result in Environmental Liabilities of the Credit Parties or their Subsidiaries in excess of $500,000 in the aggregate; (ii) no Credit Party and no Subsidiary of a Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of their Real Estate that could reasonably be expected to result in Environmental Liabilities of the Credit Parties and their Subsidiaries in excess of $500,000 in the aggregate; (iii) the Credit Parties and their Subsidiaries are and have been in compliance with all Environmental Laws, except for such noncompliance that could not reasonably be expected to result in Environmental Liabilities of the Credit Parties or their Subsidiaries in excess of $500,000 in the aggregate; (iv) the Credit Parties and their Subsidiaries have obtained, and are in compliance with, all Environmental Permits required by

Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits could not reasonably be expected to result in Environmental Liabilities of the Credit Parties or their Subsidiaries in excess of $500,000 in the aggregate, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party and no Subsidiary of a Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that could reasonably be expected to result in any Environmental Liabilities of such Credit Party or Subsidiary which could reasonably be expected to be in excess of $500,000 in the aggregate, and no Credit Party or Subsidiary of a Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $500,000 in the aggregate or injunctive relief against, or that alleges criminal misconduct by any Credit Party or any Subsidiary of a Credit Party; (vii) no notice has been received by any Credit Party or any Subsidiary of a Credit Party identifying any of them as a “potentially responsible party” or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any of the Credit Parties or their Subsidiaries being identified as a “potentially responsible party” under CERCLA or analogous state statutes that could reasonably be expected to result in Environmental Liabilities of the Credit Parties and their Subsidiaries in excess of $500,000  in the aggregate; and (viii) the Credit Parties have provided to Agent copies of all environmental reports, reviews, audits and other written information in their possession or control to actual or potential Environmental Liabilities, in each case relating to any of the Credit Parties or their Subsidiaries during the previous five years.

(b)                                 Each Credit Party hereby acknowledges and agrees that Agent (i) is not now, and has not ever been, in control of any of the Real Estate or affairs of such Credit Party or its Subsidiaries, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party’s or its Subsidiaries’ conduct with respect to the ownership, operation or management of any of their Real Estate or compliance with Environmental Laws or Environmental Permits.

5.14.                        ERISA.

(a)                                  Schedule 5.14 lists all Plans and separately identifies all Pension Plans, including Title IV Plans, Multiemployer Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans.  Copies of all such listed Plans, together with a copy of the latest form IRS/DOL 5500-series for each such Plan have been delivered to Agent.  Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax-exempt status.  Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 CFR Section 2520.104-23.  Neither any Credit Party nor ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan.  Neither any Credit Party nor ERISA Affiliate has engaged in a “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

(b)                                 Except as set forth in Schedule 5.14:  (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of Borrower, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a “standard termination” as that term is used in Section 404(b)(1) of ERISA, nor has any Title IV Plan of any Credit Party or ERISA Affiliate (determined at any time within the past five years) with Unfunded Pension Liabilities been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate; (vi) except in the case of any ESOP, Stock of all Credit Parties and their ERISA Affiliates makes up, in the aggregate, no more than 10% of fair market value of the assets of any Plan measured on the basis of fair market value as of the latest valuation date of any Plan; and (vii) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by S&P or an equivalent rating by another nationally recognized rating agency.

5.15.                        Brokers.  No broker or finder acting on behalf of any Credit Party or Affiliate thereof brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

5.16.                        Deposit and Disbursement Accounts.  Schedule 5.16 lists all banks and other financial institutions at which any Credit Party maintains deposit, securities or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

5.17.                        Agreements and Other Documents.  As of the Closing Date, each Credit Party has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which it is subject and each of which is listed in Schedule 5.17:  licenses and permits held by the Credit Parties, the absence of which could reasonably be expected to have a Material Adverse Effect; instruments and documents evidencing any Indebtedness or Guaranteed Indebtedness of such Credit Party and any Lien granted by such Credit Party with respect thereto; and instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party.

5.18.                        Insurance.  Schedule 5.18 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the key business terms of each such policy such as deductibles, coverage limits and term of policy.

5.19.                        Anti-Terrorism.  Neither the borrowing of the Loans by the Borrower, nor any other Related Transaction, nor the use of the respective proceeds thereof, shall cause the Lenders or Agent to violate the U.S. Bank Secrecy Act, as amended, and any applicable regulations thereunder or any of the sanctions programs administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) of the United States Department of Treasury, any regulations promulgated thereunder by OFAC or under any affiliated or successor governmental or quasi-governmental office, bureau or agency and any enabling legislation or executive order relating thereto.  Without limiting the foregoing, no Credit Party (i) is a person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 200l Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or be otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other OFAC regulation or executive order.  The Credit Parties are in compliance, in all material respects, with the Strengthening of America by Providing the Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.  No part of the proceeds of the Loans or Letters of Credit will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

5.20.                        Designated Senior Debt.  This Agreement and the credit facilities created hereunder (i) constitute the “New Credit Facility” under and as such term is defined in the Senior Subordinated Notes Indenture and all present and future Obligations constitute “Senior Debt” under and as such terms are defined in the Senior Subordinated Notes Indenture.  Borrower hereby designates all Obligations and Indebtedness in respect thereof as “Designated Senior Debt” as such term is defined in the Senior Subordinated Notes Indentures.  This Agreement constitutes a “Senior Credit Facility” and a “Credit Facility” as such terms are defined in the Senior Notes Indenture.  This Agreement constitutes the New Credit Facility as such term is defined in the Safway Note.

5.21.                        Other Obligations.  Immediately prior to the Closing Date, there were no “Other Obligations” or “Additional First Lien Debt Obligations” (as such terms are defined in the Amended and Restated Security Agreement, dated as of June 16, 2000 and amended and restated as of June 9, 2003, among Borrower, certain of its Subsidiaries and Deutsche Bank Trust Company Americas, as Collateral Agent) outstanding.

SECTION 6.

DEFAULT, RIGHTS AND REMEDIES

6.1.                              Event of Default.  “Event of Default” shall mean the occurrence or existence of any one or more of the following:

(a)                                  Payment.  (1) Failure to pay any installment or other payment of principal of any Loan when due, or to repay Revolving Loans to reduce their balance to the maximum amount of Revolving Loans then permitted to be outstanding or to reimburse any L/C Issuer for any payment made by such L/C Issuer under or in respect of any Letter of Credit when due, (2) failure to pay, within three (3) days after the due date, any interest on any Loan or any other amount due under this Agreement or any of the other Loan Documents or (3) failure to pay or reimburse Agent, the L/C Issuer or any lender for any expense payable or reimburseable by any Credit Party hereunder or under any other Loan Document within ten (10) days following the date on which such reimbursement or payment of expenses has become due; or

(b)                                 Default in Other Agreements.  (1) Any Credit Party or any of its Subsidiaries fails to pay when due and within any applicable grace period any principal or interest on Indebtedness (other than the Loans) or any Contingent Obligations having an individual or aggregate principal amount in excess of $100,000 or (2) breach or default of any Credit Party or any of its Subsidiaries, or the occurrence of any condition or event, with respect to any Indebtedness (other than the Loans) or any Contingent Obligations, if the effect of such breach, default or occurrence (other than a failure to pay) is to cause or to permit the holder or holders then to cause, Indebtedness and/or Contingent Obligations having an individual principal amount in excess of $1,000,000 or having an aggregate principal amount in excess of $5,000,000 to become or be declared due prior to its stated maturity; or

(c)                                  Breach of Certain Provisions; Breach of Warranty.  Failure of any Credit Party, within five (5) Business Days of such failure, to perform or comply with any term or condition contained in Section 1.11, that portion of Section 2.2 relating to the Credit Parties’ obligation to maintain insurance, Section 2.3, Section 3 or Section 4; or

(d)                                 Borrowing Base Certificate; Breach of Warranty.  Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect (other than inadvertent, immaterial errors not exceeding $250,000 in the aggregate in any Borrowing Base Certificate), or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect (without duplication of materiality qualifiers contained therein) as of the date when made or deemed made; or

(e)                                  Other Defaults Under Loan Documents.  Any Credit Party defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents (other than occurrences described in other provisions of this Section 6.1 for which a different grace or cure period is specified, or for which no cure period is specified and which constitute immediate Events of Default) and such default is not remedied or waived within thirty (30) days after the earlier of (1) receipt by Borrower of notice from Agent or Requisite Lenders of such default or (2) written acknowledgement by Borrower or any other Credit Party of such default; or

(f)                                    Involuntary Bankruptcy; Appointment of Receiver, Etc.  (1) A court enters a decree or order for relief with respect to any Credit Party in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for forty-five (45) days unless dismissed, bonded or discharged:  (a) an involuntary case is commenced against any Credit Party, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party, or over all or a substantial part of its property, is entered; or (c) a receiver, trustee or other custodian is appointed without the consent of a Credit Party, for all or a substantial part of the property of the Credit Party; or

(g)                                 Voluntary Bankruptcy; Appointment of Receiver, Etc.  (1) any Credit Party commences a voluntary case under the Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; (2) any Credit Party makes any assignment for the benefit of creditors; or (3) the Board of Directors of any Credit Party adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 6.1(g); or

(h)                                 Judgment and Attachments.  Any money judgment, writ or warrant of attachment, or similar process (other than those described elsewhere in this Section 6.1) involving (1) an amount in any individual case in excess of $1,000,000 or (2) an amount in the aggregate at any time in excess of $5,000,000 (in either case to the extent not adequately covered by insurance in Agent’s sole discretion as to which the insurance company has acknowledged coverage) is entered or filed against one or more of the Credit Parties or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder; or

(i)                                     Dissolution.  Any order, judgment or decree is entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order remains undischarged or unstayed for a period in excess of fifteen (15) days; or

(j)                                     Solvency.  Borrower ceases or the Credit Parties taken as a whole cease to be Solvent, fails to pay its debts as they become due or admits in writing its present or prospective inability to pay its debts as they become due; or;

(k)                                  Invalidity of Loan Documents.  Any of the Loan Documents for any reason, other than a partial or full release or termination in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Credit Party denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

(l)                                     Omitted.

(m)                               Omitted.

(n)                                 Change of Control.  A Change of Control occurs; or

(o)                                 Subordinated Debt.  The failure of any Credit Party or any of its Subsidiaries to comply with the terms of any subordination or intercreditor agreement or any subordination provisions of any note or other document running to the benefit of Agent or Lenders.

6.2.                              Suspension or Termination of Commitments.  Upon the occurrence of any Default or Event of Default, Agent may, and at the request of Requisite Lenders Agent shall, without notice or demand, immediately suspend or terminate all or any portion of Lenders’ obligations to make additional Revolving Credit Advances or issue or cause to be issued Letters of Credit under the Revolving Loan Commitment; provided that, in the case of a Default, if the subject condition or event is waived by Requisite Lenders or cured within any applicable grace or cure period, the Revolving Loan Commitment shall be reinstated.

6.3.                              Acceleration and Other Remedies.  Upon the occurrence of any Event of Default described in Sections 6.1(f) or 6.1(g), the Commitments shall be immediately terminated and all of the Obligations, including the Revolving Loans, shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the Commitments shall thereupon terminate.  Upon the occurrence and during the continuance of any other Event of Default, Agent may, and at the request of the Requisite Lenders, Agent shall, by written notice to Borrower (a) reduce the aggregate amount of the Commitments from time to time, (b) declare the Loans and the other Obligations to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon, (c) terminate the obligations of Agent, L/C Issuers and Lenders to make Revolving Credit Advances and issue Letters of Credit, (d) demand that Borrower immediately deliver cash to Agent for the benefit of L/C Issuers (and Borrower shall then immediately so deliver) in an amount equal to 105% of the aggregate outstanding Letter of Credit Obligations and (e) exercise any other remedies which may be available under the Loan Documents or applicable law.  Borrower hereby grants to Agent, for the benefit of L/C Issuers and each Lender with a participation in any Letters of Credit then outstanding, a security interest in such cash collateral to secure all of the Letter of Credit Obligations.  Any such cash collateral shall be made available by Agent to L/C Issuers to reimburse L/C Issuers for payments of drafts drawn under such Letters of Credit and any Fees, Charges and expenses of L/C Issuers with respect to such Letters of Credit and the unused portion thereof, after all such Letters of Credit shall have expired or been fully drawn upon, shall be applied to repay any other Obligations.  After all such Letters of Credit shall have expired or been fully drawn upon and all Obligations shall have been satisfied and paid in full, the balance, if any, of such cash collateral shall be returned to Borrower.  Borrower shall from time to time execute and deliver to Agent such further documents and instruments as Agent may request with respect to such cash collateral.

6.4.                              Performance by Agent.  If any Credit Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, Agent may perform or attempt to perform such covenant, duty or agreement on behalf of such Credit Party after the expiration of any cure or grace periods set forth herein.  In such event, such Credit Party shall, at the request of Agent, promptly pay any amount reasonably expended by Agent in such performance or attempted performance to Agent, together with interest thereon at the highest rate of interest in effect upon the occurrence of an Event of Default as specified in Section 1.2(d) from the date of such expenditure until paid.  Notwithstanding the foregoing, it is expressly agreed that Agent shall not have any liability or responsibility for the performance of any obligation of any Credit Party under this Agreement or any other Loan Document.

6.5.                              Application of Proceeds.  Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of Borrower, and Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent and (b) in the absence of a specific determination by Agent with respect thereto, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied:  first, to all Fees, costs and expenses incurred by or owing to Agent and any Lender with respect to this Agreement, the other Loan Documents or the Collateral; second, to accrued and unpaid interest on the Obligations (including any interest which but for the provisions of the Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations (other than Obligations owed to a Lender under an Interest Rate Agreement) outstanding; and fourth to any other obligations of Borrower owing to Agent or any Lender under the Loan Documents or an Interest Rate Agreement.  Any balance remaining shall be delivered to Borrower or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.

SECTION 7.

CONDITIONS TO LOANS

The obligations of Lenders and L/C Issuers to make Loans and to issue or cause to be issued Letters of Credit are subject to satisfaction of all of the applicable conditions set forth below.

7.1.                              Conditions to Initial Loans.  The obligations of Lenders and L/C Issuers to make the initial Loans and to issue or cause to be issued Letters of Credit on the Closing Date are, in addition to the conditions precedent specified in Section 7.2, subject to the delivery of all documents listed on, the taking of all actions set forth on and the satisfaction of all other conditions precedent listed on the Closing Checklist attached hereto as Annex C, all in form and substance, or in a manner, satisfactory to Agent and Lenders.

7.2.                              Conditions to All Loans.  Except as otherwise expressly provided herein, no Lender or L/C Issuer shall be obligated to fund any Advance or incur any Letter of Credit Obligation, if, as of the date thereof (the “Funding Date”):

(a)                                  any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date, and Agent or Requisite Lenders shall have determined not to make such Advance or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect;

(b)                                 any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), and Agent or Requisite Lenders shall have determined not to make any Advance or incur any Letter of Credit Obligation as a result of that Default or Event of Default; or

(c)                                  after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), the outstanding amount of the aggregate Revolving Loan would exceed remaining Borrowing Availability (except as provided in Section 1.l(a)(ii)).

The request and acceptance by Borrower of the proceeds of any Advance, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrower that the conditions in this Section 7.2  have been satisfied and (ii) a reaffirmation by Borrower of the granting and continuance of Agent’s Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

SECTION 8.

ASSIGNMENT AND PARTICIPATION

8.1.                              Assignment and Participations.

(a)                                  Subject to the terms of this Section 8.1, any Lender may make an assignment to a Qualified Assignee of, or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or any portion thereof or interest therein, including any Lender’s rights, title, interests, remedies, powers or duties thereunder.  Any assignment by a Lender shall:  (i) require the consent of Agent (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee) and the execution of an assignment agreement (an “Assignment Agreement” substantially in the form attached hereto as Exhibit 8.1 and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Agent); (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) after giving effect to any such partial assignment, the assignee Lender shall have Commitments in an amount at least equal to $5,000,000 and the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; (iv) require a payment to Agent by such assignee or the assignor of an assignment fee of $3,500; and (v) so long as no Event of Default is continuing, require the consent of Borrower, which consent shall not be unreasonably withheld or delayed and shall be deemed granted if not objected to within three (3) Business Days following notice thereof.  Notwithstanding the above, Agent may in its sole and absolute discretion permit any assignment by a Lender to a Person or Persons that are not Qualified Assignees, but such assignment shall nonetheless require the consent of Borrower to the extent required above.  In the case of an assignment by a Lender under this Section 8.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder.  The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment.  Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a “Lender.”  In all instances, each Lender’s liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender’s Pro Rata Share of the applicable Commitment.  In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrower and Borrower shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned.  Notwithstanding the foregoing provisions of this Section 8.1(a), without the consent of any Person (a) any Lender may at any time pledge the Obligations held by it and such Lender’s rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, (b) any Lender that is an investment fund may assign the Obligations held by it and such Lender’s rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor or pledge such Obligations and rights to a trustee for the benefit of its investors or holders of obligations of such Lender and (c) any Lender may assign the Obligations to an Affiliate of such Lender or to a Person that is a Lender prior to the date of such assignment.

(b)                                 Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents).  Solely for purposes of Sections 1.10, 1.11, 8.3 and 9.1, Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrower to the participant and the participant shall be considered to be a “Lender.”  Except as set forth in the preceding sentence neither Borrower nor any other Credit Party shall have any obligation or duty to any participant.  Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

(c)                                  Except as expressly provided in this Section 8.1, no Lender shall, as between Borrower and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

(d)                                 Each Credit Party shall assist each Lender permitted to sell assignments or participations under this Section 8.1 as required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and, in connection with the primary syndication of the Loans and Commitments, the prompt preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants, all on a timetable established by Agent in its sole discretion and thereafter providing reasonable access to information and senior management of each Credit Party as Agent may reasonably request.  Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Business Plans delivered by Borrower shall only be certified by Borrower as having been prepared by Borrower in compliance with the representations contained in Section 5.5.  Agent shall maintain, on behalf of Borrower, in its offices located at 335 Madison Avenue, 12th Floor, New York, New York 10017 a “register” for recording the name, address, commitment and Loans owing to each Lender (including assignees and participants) and the assignment of, or sale of participations in, the Loan Documents, Loans, Letter of Credit Obligations

and any Commitment or any portion thereof or interest therein, including any Lender’s rights, title, interests, remedies, powers or duties thereunder.  The entries in such register shall be conclusive evidence of the amounts due and owing to each Lender in the absence of manifest error.  Borrower, Agent and each Lender may treat each Person whose name is recorded in such register pursuant to the terms hereof as a Lender for all purposes of this Agreement.  The register described herein shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice.

(e)                                  A Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 9.13.

(f)                                    So long as no Event of Default has occurred and is continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.10(a), increased costs or an inability to fund LIBOR Loans under Section 1.10(b), or withholding taxes in accordance with Section 1.11.

8.2.                              Agent.

(a)                                  Appointment.  Each Lender hereby designates and appoints GE Capital as its Agent under this Agreement and the other Loan Documents, and each Lender hereby irrevocably authorizes Agent to execute and deliver the Collateral Documents and to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto.  Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Loan Documents on behalf of Lenders subject to the requirement that certain of Lenders’ consent be obtained in certain instances as provided in this Section 8.2 and Section 9.2.  The provisions of this Section 8.2 are solely for the benefit of Agent and Lenders and neither Borrower nor any other Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof.  In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any other Credit Party.  Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

(b)                                 Nature of Duties.  The duties of Agent shall be mechanical and administrative in nature.  Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender.  Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein.  Each Lender shall make its own independent investigation of the financial condition and affairs of each Credit Party in connection with the extension of credit hereunder and shall make its own appraisal of the creditworthiness of each Credit Party, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than as expressly required herein).  If Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send notice thereof to each Lender.  Agent shall promptly notify each Lender any time that the Requisite Lenders or Supermajority Revolving Lenders have instructed Agent to act or refrain from acting pursuant hereto.

(c)                                  Rights, Exculpation, Etc.  Neither Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent shall be liable to the extent of its own gross negligence or willful misconduct as determined by a final non-appealable order by a court of competent jurisdiction.  Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).  In no event shall Agent be liable for punitive, special, consequential, incidental, exemplary or other similar damages.  In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account, but neither Agent nor any of its agents or representatives shall be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of any Credit Party.  Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of any Credit Party, or the existence or possible existence of any Default or Event of Default.  Agent may at any time request instructions from Requisite Lenders, Supermajority Revolving Lenders or all affected Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Agent is permitted or required to take or to grant.  If such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Requisite Lenders, Supermajority Revolving Lenders or such other portion of the Lenders as shall be prescribed by this Agreement.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable; and, notwithstanding the instructions of Requisite Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable, Agent shall have no obligation to take any action if it believes, in good faith, that such action is deemed to be illegal by Agent or exposes Agent to any liability for which it has not received satisfactory indemnification in accordance with Section 8.2(e).

(d)                                 Reliance.  Agent shall be entitled to rely, and shall be fully protected in relying, upon any written or oral notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, fax or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder.  Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by Agent in its sole discretion.

(e)                                  Indemnification.  Lenders will reimburse and indemnify Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys’ fees and expenses), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by Agent under this Agreement or any of the Loan Documents, in proportion to each Lender’s Pro Rata Share, but only to the extent that any of the foregoing is not reimbursed by Borrower; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements to the extent resulting from Agent’s gross negligence or willful misconduct as determined by a final non-appealable order by a court of competent jurisdiction.  If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by the Requisite Lenders, Supermajority Revolving Lenders or such other portion of the Lenders as shall be prescribed by this Agreement until such additional indemnity is furnished.  The obligations of Lenders under this Section 8.2(e) shall survive the payment in full of the Obligations and the termination of this Agreement.

(f)                                    GE Capital Individually.  With respect to its Commitments hereunder, GE Capital shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender.  The terms “Lenders”, “Requisite Lenders,” “Supermajority Revolving Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include GE Capital in its individual capacity as a Lender or one of the Requisite Lenders, or Supermajority Revolving Lenders.  GE Capital, either directly or through strategic affiliations, may lend money to, acquire equity or other ownership interests in, provide advisory services to and generally engage in any kind of banking, trust or other business with any Credit Party as if it were not acting as Agent pursuant hereto and without any duty to account therefor to Lenders.  GE Capital, either directly or through strategic affiliations, may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

(g)                                 Successor Agent.

(i)                                     Resignation.  Agent may resign from the performance of all its agency functions and duties hereunder at any time by giving at least thirty (30) Business Days’ prior written notice to Borrower and Lenders.  Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (ii) below or as otherwise provided in clause (ii) below.

(ii)                                  Appointment of Successor.  Upon any such notice of resignation pursuant to clause (i) above, Requisite Lenders shall appoint a successor Agent which, unless an Event of Default has occurred and is continuing, shall be reasonably acceptable to Borrower.  If a successor Agent shall not have been so appointed within the thirty (30) Business Day period referred to in clause (i) above, the retiring Agent, upon notice to Borrower, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as Requisite Lenders appoint a successor Agent as provided above.

(iii)                               Successor Agent.  Upon the acceptance of any appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents.  After any retiring Agent’s resignation as Agent, the provisions of this Section 8.2 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it in its capacity as Agent.

(h)                                 Collateral Matters.

(i)                                     Release of Collateral.  Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral (x) upon termination of the Commitments and payment and satisfaction of all Obligations (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted) or (y) constituting property being sold or disposed of if Borrower certifies to Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and Agent may rely in good faith conclusively on any such certificate, without further inquiry) or (z) on assets of a Subsidiary of a Credit Party, if all of the Stock of such Credit Party or Subsidiary is sold to a Person that is not an Affiliate of a Credit Party in a sale permitted under Section 3.7.

(ii)                                  Confirmation of Authority; Execution of Releases.  Without in any manner limiting Agent’s authority to act without any specific or further authorization or consent by Lenders (as set forth in Section 8.2(h)(i)), each Lender agrees to confirm in writing, upon request by Agent or Borrower, the authority to release any Collateral conferred upon Agent under clauses (x) and (y) of Section 8.2(h)(i).  Upon receipt by Agent of any required confirmation from the Requisite Lenders of its authority to release any particular item or types of Collateral, and upon at least ten (10) Business Days’ prior written request by Borrower, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent upon such Collateral; provided, however, that (x) Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (y) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Credit Party, in respect of), all interests retained by any Credit Party, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(iii)                               Absence of Duty.  Agent shall have no obligation whatsoever to any Lender, L/C Issuer or any other Person to assure that the property covered by the Collateral Documents exists or is owned by Borrower or any other Credit Party or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Section 8.2(h) or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by the Collateral Documents or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent’s own interest in property covered by the Collateral Documents as one of the Lenders and that Agent shall have no duty or liability whatsoever to any of the other Lenders, provided that Agent shall exercise the same care which it would in dealing with loans for its own account.

(i)                                     Agency for Perfection.  Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Agent’s security interest in assets which, in accordance with the Code in any applicable jurisdiction, can be perfected by possession or control.  Should any Lender (other than Agent) obtain possession or control of any such assets, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor, shall deliver such assets to Agent or in accordance with Agent’s instructions or transfer control to Agent in accordance with Agent’s instructions.  Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Collateral Document or to realize upon any collateral security for the Loans unless instructed to do so by Agent in writing, it being understood and agreed that such rights and remedies may be exercised only by Agent.

(j)                                     Notice of Default.  Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and Fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  Agent will use reasonable efforts to notify each Lender of its receipt of any such notice, unless such notice is with respect to defaults in the payment of principal, interest and fees, in which case Agent will notify each Lender of its receipt of such notice.  Agent shall take such action with respect to such Default or Event of Default as may be requested by Requisite Lenders in accordance with Section 6.  Unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of Lenders.

(k)                                  Lender Actions Against Collateral.  Each Lender agrees that it will not take any action, nor institute any actions or proceedings, with respect to the Loans, against Borrower or any Credit Party hereunder or under the other Loan Documents or against any of the Real Estate encumbered by Mortgages without the consent of the Requisite Lenders.  With respect to any action by Agent to enforce the rights and remedies of Agent and the Lenders under this Agreement and the other Loan Documents, each Lender hereby consents to the jurisdiction of the court in which such action is maintained, and agrees to deliver its Notes to Agent to the extent necessary to enforce the rights and remedies of Agent for the benefit of the Lenders under the Mortgages in accordance with the provisions hereof.

8.3.                              Set Off and Sharing of Payments.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by Borrower at any time or from time to time, with reasonably prompt subsequent notice to Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by such Lender at any of its offices for the account of Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or its Subsidiaries), and (B) other property at any time held or owing by such Lender to or for the credit or for the account of Borrower or any of its Subsidiaries, against and on account of any of the Obligations; except that no Lender shall exercise any such right without the prior written consent of Agent.  Any Lender exercising a right to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender’s Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender in accordance with their respective Pro Rata Shares.  Borrower agrees, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and upon doing so shall deliver such amount so set off to the Agent for the benefit of all Lenders in accordance with their Pro Rata Shares.

8.4.                              Disbursement of Funds.  Agent may, on behalf of Lenders, disburse funds to Borrower for Loans requested.  Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Loan before Agent disburses same to Borrower.  If Agent elects to require that each Lender make funds available to Agent prior to a disbursement by Agent to Borrower, Agent shall advise each Lender by telephone or fax of the amount of such Lender’s Pro Rata Share of the Loan requested by Borrower no later than 1:00 p.m. (New York time) on the Funding Date applicable thereto, and each such Lender shall pay Agent such Lender’s Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Agent’s account on such Funding Date.  If any Lender fails to pay the amount of its Pro Rata Share within one (1) Business Day after Agent’s demand, Agent shall promptly notify Borrower, and Borrower shall immediately repay such amount to Agent.  Any repayment required pursuant to this Section 8.4 shall be without premium or penalty.  Nothing in this Section 8.4 or elsewhere in this Agreement or the other Loan Documents, including the provisions of Section 8.5, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

8.5.                              Disbursements of Advances; Payment.

(a)                                  Advances; Payments.

(i)                                     Revolving Lenders shall refund or participate in the Swing Line Loan in accordance with clauses (iii) and (iv) of Section 1.1(c).  If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of a Revolving Credit Advance is received, by fax, telephone or other similar form of transmission.  Each Revolving Lender shall make the amount of such Lender’s Pro Rata Share of such Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent’s account as set forth in Section 1.1(e) not later than 3:00 p.m. (New York time) on the requested Funding Date in the case of an Index Rate Loans and not later than 11:00 a.m. (New York time) on the requested Funding Date in the case of a LIBOR Loan.  After receipt of such wire transfers (or, in the Agent’s sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to Borrower.  All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

(ii)                                  At least once each calendar week or more frequently at Agent’s election (each, a “Settlement Date”), Agent shall advise each Lender by telephone or fax of the amount of such Lender’s Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan.  Provided that each Lender has funded all payments and Advances required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender’s Pro Rata Share of principal, interest and Fees paid by Borrower since the previous Settlement Date for the benefit of such Lender on the Loans held by it.  Such payments shall be made by wire transfer to such Lender’s account (as specified by such Lender in Annex E or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.  To the extent that any Lender (a “Non-Funding Lender”) has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender’s Pro Rata Share of all payments received from Borrower.

(b)                                 Availability of Lender’s Pro Rata Share.  Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each Funding Date.  If such Pro Rata Share is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without setoff, counterclaim or deduction of any kind.  If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent’s demand, Agent shall promptly notify Borrower and Borrower shall immediately repay such amount to Agent.  Nothing in this Section 8.5(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder.  To the extent that Agent advances funds to Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.

(c)                                  Return of Payments.

(i)                                     If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii)                                  If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender.  In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

(d)                                 Non-Funding Lenders.  The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder, or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Revolving Lender, an “Other Lender”) of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, purchase a participation or make any other payment required hereunder.  Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” or a “Revolving Lender” (or have the amounts owing to it be included in the calculation of “Requisite Lenders” or “Supermajority Revolving Lenders” hereunder) for any voting or consent rights under or with respect to any Loan Document.

(e)                                  Dissemination of Information.  Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, that Agent shall not be liable to any Lender for any failure to do so.

(f)                                    Actions in Concert.  Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders.  Agent is authorized to issue all notices to be issued by or on behalf of the Lenders with respect to any Subordinated Debt and the Senior Notes.

SECTION 9.

MISCELLANEOUS

9.1.                              Indemnities.  Borrower agrees to indemnify, pay, and hold Agent, each Lender, each L/C Issuer and their respective officers, directors, employees, agents, and attorneys (the “Indemnitees”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs and expenses (including all reasonable fees and expenses of counsel to such Indemnitees) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any Indemnitee as a result of such Indemnitee being a party to this Agreement or the transactions consummated pursuant to this Agreement or otherwise relating to any of the Related Transactions; provided, that Borrower shall have no obligation to an Indemnitee hereunder with respect to liabilities to the extent resulting from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction.  If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

9.2.                              Amendments and Waivers.

(a)                                  Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower, and by Requisite Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable.  Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

(b)                                 No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that increases the percentage advance rates set forth in the definition of the Borrowing Base or adjusts criteria or establishes new criteria for determining eligibility of Accounts, Rentals or Inventory that has the effect of making more credit available shall be effective unless the same shall be in writing and signed by Agent, Supermajority Revolving Lenders and Borrower.

(c)                                  No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby:  (i) increase the principal amount of any Lender’s Commitment (which increase shall also require the consent of Requisite Lenders); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender (which action shall be deemed only to affect those Lenders to whom such payments are made); (v) except in connection with a sale of Stock permitted by this Agreement, release any Guaranty or, except as otherwise permitted in Section 3.7, release Collateral with a book value exceeding 5% of the book value of all assets in the aggregate in any one (1) year (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; and (vii) amend or waive this Section 9.2 or the definitions of the terms “Requisite Lenders” or “Supermajority Revolving Lenders” insofar as such definitions affect the substance of this Section 9.2.  Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent or L/C Issuers under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent or L/C Issuers, as the case may be, in addition to Lenders required hereinabove to take such action.  Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.  No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document.  No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note.  No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

9.3.                              Notices.  Any notice or other communication required shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, sent by overnight courier service or U.S. mail and shall be deemed to have been given:  (a) if delivered in person, when delivered; (b) if delivered by fax, on the date of transmission if transmitted on a Business Day before 4:00 p.m. New

York Time; (c) if delivered by overnight courier, one (1) Business Day after delivery to the courier properly addressed; or (d) if delivered by U.S. mail, four (4) Business Days after deposit with postage prepaid and properly addressed.

Notices shall be addressed as follows:

If to Borrower:	Dayton Superior Corporation 777 Washington Village Drive, Suite 130 Dayton, OH 45459 ATTN: Edward J. Puisis Fax: (937) 428-9115

With a copy to:	Latham & Watkins 885 Third Avenue, Suite 1000 New York, NY 10022 ATTN: Kirk Davenport Fax: (212) 751-4864

If to Agent or GE Capital:	GENERAL ELECTRIC CORPORATION 335 Madison Avenue 12th Floor New York, New York 10017 ATTN: Dayton Superior Account Officer Fax: (212) 983-8767

With a copy to:	GENERAL ELECTRIC CAPITAL CORPORATION 201 High Ridge Road Stamford, Connecticut 06927-5100 ATTN: Corporate Counsel Corporate Financial Services – Global Sponsor Finance Fax: (203) 316-7899

And

GENERAL ELECTRIC CAPITAL CORPORATION 335 Madison Avenue, 11th Floor New York, New York 10017 ATTN: Corporate Counsel Corporate Financial Services – Global Sponsor Finance Fax: (212) 983-8767

If to a Lender:	To the address set forth on the signature page hereto or in the applicable Assignment Agreement

9.4.                              Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or delay on the part of Agent or any Lender to exercise, nor any partial exercise of, any power, right or privilege hereunder or under any other Loan Documents shall impair such power, right, or privilege or be construed to be a waiver of any Default or Event of Default.  All rights and remedies existing hereunder or under any other Loan Document are cumulative to and not exclusive of any rights or remedies otherwise available.

9.5.                              Marshaling; Payments Set Aside.  Neither Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations.  To the extent that Borrower makes payment(s) or Agent enforces its Liens or Agent or any Lender exercises its right of set-off, and such payment(s) or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

9.6.                              Severability.  The invalidity, illegality, or unenforceability in any jurisdiction of any provision under the Loan Documents shall not affect or impair the remaining provisions in the Loan Documents.

9.7.                              Lenders’ Obligations Several; Independent Nature of Lenders’ Rights.  The obligation of each Lender hereunder is several and not joint and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder.  In the event that any Lender at any time should fail to make a Loan as herein provided, the Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan.  Nothing contained in any Loan Document and no action taken by Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity.  The amounts payable at any time hereunder to each Lender shall be a separate and independent debt.

9.8.                              Headings.  Section and subsection headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

9.9.                              Applicable Law.  THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS WHICH DOES NOT EXPRESSLY SET FORTH APPLICABLE LAW SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES WHICH SHALL BE DEEMED NOT TO INCLUDE SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

9.10.                        Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that Borrower may not assign its rights or obligations hereunder without the written consent of all Lenders.

9.11.                        No Fiduciary Relationship; Limited Liability.  No provision in the Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty owing to any Credit Party by Agent or any Lender.  Borrower agrees that neither Agent nor any Lender shall have liability to any Credit Party (whether sounding in tort, contract or otherwise) for losses suffered by any Credit Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless and to the extent that it is determined that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought as determined by a final non-appealable order by a court of competent jurisdiction.  Neither Agent nor any Lender shall have any liability with respect to, and Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by any Credit Parties in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

9.12.                        Construction.  Agent, each Lender, Borrower and each other Credit Party acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by Agent, each Lender, Borrower and each other Credit Party.

9.13.                        Confidentiality.  Agent and each Lender agree to exercise their best efforts to keep confidential any non-public information delivered pursuant to the Loan Documents and identified as such by Borrower and not to disclose such information to Persons other than to potential assignees or participants or to Persons employed by or engaged by Agent, a Lender or a Lender’s assignees or participants including attorneys, auditors, professional consultants, rating agencies, insurance industry associations and portfolio management services.  The confidentiality provisions contained in this Section 9.13 shall not apply to disclosures (i) required to be made by Agent or any Lender to any regulatory or governmental agency or pursuant to legal process or (ii) consisting of general portfolio information that does not identify Borrower.  The obligations of Agent and Lenders under this Section 9.13 shall supersede and replace the obligations of Agent and Lenders under any confidentiality agreement in respect of this financing executed and delivered by Agent or any Lender prior to the date hereof.  Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the transactions contemplated by the Loan Documents (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of such transactions and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulations Section 1.6011-4; provided, however, that each party recognizes that the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to such transactions, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under IRC Section 7525, is not intended to be affected by the foregoing.

9.14.                        CONSENT TO JURISDICTION.  BORROWER AND CREDIT PARTIES HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEW YORK COUNTY, STATE OF NEW YORK AND IRREVOCABLY AGREE THAT, SUBJECT TO AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS.  BORROWER AND CREDIT PARTIES EXPRESSLY SUBMIT AND CONSENT TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.  BORROWER AND CREDIT PARTIES HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREE THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER AND CREDIT PARTIES BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.  IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF BORROWER, CREDIT PARTIES OR ANY OF THEIR AFFILIATES SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING AGENTS OF BORROWER OR SUCH CREDIT

PARTY FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE).  BORROWER AND CREDIT PARTIES AGREE THAT AGENT’S OR ANY LENDER’S COUNSEL IN ANY SUCH DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF UNDER CROSS-EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF THEM MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION.  BORROWER AND CREDIT PARTIES IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY AGENT OR ANY LENDER, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC OR OTHER FORM) OR OTHER THINGS UNDER THEIR CONTROL AND RELATING TO THE DISPUTE.

9.15.                        WAIVER OF JURY TRIAL.  BORROWER, CREDIT PARTIES, AGENT AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.  BORROWER, CREDIT PARTIES, AGENT AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  BORROWER, CREDIT PARTIES, AGENT AND EACH LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

9.16.                        Survival of Warranties and Certain Agreements.  All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans, issuances of Letters of Credit and the execution and delivery of the Notes.  Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in Sections 1.3(g), 1.10, 1.11 and 9.1 shall survive the repayment of the Obligations and the termination of this Agreement as unsecured liabilities following release of the Collateral.

9.17.                        Entire Agreement.  This Agreement, the Notes and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior commitments, agreements, representations, and understandings, whether oral or written, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.  All Exhibits, Schedules and Annexes referred to herein are incorporated in this Agreement by reference and constitute a part of this Agreement.

9.18.                        Counterparts; Effectiveness.  This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one in the same instrument.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

9.19.                        Replacement of Lenders.

(a)                                  Within fifteen (15) days after receipt by Borrower of written notice and demand from any Lender for payment pursuant to Section 1.10 or 1.11 or, as provided in this Section 9.19(c), in the case of certain refusals by any Lender to consent to certain proposed amendments, modifications, terminations or waivers with respect to this Agreement that have been approved by Requisite Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable (any such Lender demanding such payment or refusing to so consent being referred to herein as an “Affected Lender”), Borrower may, at its option, notify Agent and such Affected Lender of its intention to do one of the following:

(i)                                     Borrower may obtain, at Borrower’s expense, a replacement Lender   (“Replacement Lender”) for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Agent.  In the event Borrower obtains a Replacement Lender that will purchase all outstanding Obligations owed to such Affected Lender and assume its Commitments hereunder within ninety (90) days following notice of Borrower’s intention to do so, the Affected Lender shall sell and assign all of its rights and delegate all of its obligations under this Agreement to such Replacement Lender in accordance with the provisions of Section 8.1, provided that Borrower has reimbursed such Affected Lender for any administrative fee payable pursuant to Section 8.1 and, in any case where such replacement occurs as the result of a demand for payment pursuant to Section 1.10 or 1.11, paid all amounts required to be paid to such Affected Lender pursuant to Section 1.10 or 1.11 through the date of such sale and assignment; or

(ii)                                  Borrower may, with Agent’s consent, prepay in full all outstanding Obligations owed to such Affected Lender and terminate such Affected Lender’s Pro Rata Share of the Revolving Loan Commitment, in which case the Revolving Loan Commitment will be reduced by the amount of such Pro Rata Share.  Borrower shall, within ninety (90) days following notice of its intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender (including, in any case where such prepayment occurs as the result of a demand for payment for increased costs, such Affected Lender’s increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment), and terminate such Affected Lender’s obligations under the Revolving Loan Commitment.

(b)                                 In the case of a Non-Funding Lender pursuant to Section 8.5(a), at Borrower’s request, Agent or a Person acceptable to Agent shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent’s request, sell and assign to Agent or such Person, all of the Loans and Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

(c)                                  If, in connection with any proposed amendment, modification, waiver or termination pursuant to Section 9.2 (a “Proposed Change”):

(i)                                     requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clauses (ii), (iii) and (iv) below being referred to as a “Non-Consenting Lender”),

(ii)                                  requiring the consent of Supermajority Revolving Lenders, the consent of Requisite Lenders is obtained, but the consent of Supermajority Revolving Lenders is not obtained,

(iii)                               requiring the consent of Requisite Lenders, the consent of Lenders holding 51% or more of the aggregate Revolving Loan Commitments is obtained, but the consent of Requisite Lenders is not obtained, or then, so long as Agent is not a Non-Consenting Lender, at Borrower’s request Agent, or a Person reasonably acceptable to Agent, shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent’s request, sell and assign to Agent or such Person, all of the Loans and Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

9.20.                        Delivery of Termination Statements and Mortgage Releases.  Upon payment in full in cash and performance of all of the Obligations (other than contingent indemnification Obligations to the extent no unsatisfied claim has been asserted), termination of the Commitments and the provision of cash collateral (or back-to-back standby letters of credit) for all Letter of Credit Obligations to the extent required (or permitted) by this Agreement and a release of all claims against Agent and Lenders, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnitee asserting any damages, losses or liabilities that are indemnified liabilities hereunder, Agent shall deliver to Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

9.21.                        Subordination Of Intercompany Debt

(a)                                  Each Credit Party hereby agrees that any intercompany Indebtedness or other intercompany payables or receivables, or intercompany advances directly or indirectly owed to such Credit Party by any other Credit Party (collectively, “Intercompany Debt”), of whatever nature at any time outstanding shall be subordinate and subject in right of payment to the prior payment in full in cash of the Obligations.  Each Credit Party hereby agrees that, while any Event of Default is continuing, to the extent so directed in writing by Agent, such Credit Party will not accept any payment, including by offset, on any Intercompany Debt until the Termination Date.

(b)                                 In the event that any payment on any Intercomapny Debt shall be received by a Credit Party other than as permitted by this Section 9.21 before the Termination Date, such Credit Party shall receive such payments and hold the same in trust for, segregate the same from its own assets and shall immediately pay over to, the Agent for the benefit of the Agent and Lenders all such sums to the extent necessary so that Agent and the Lenders shall have been paid in full, in cash, all Obligations owed or which may become owing.

(c)                                  Upon any payment or distribution of any assets of any Credit Party of any kind or character, whether in cash, property or securities by set-off, recoupment or otherwise, to creditors in any liquidation or other winding-up of such Credit Party or in the event of any Proceeding, Agent and Lenders shall first be entitled to receive payment in full in cash, in accordance with the terms of the Obligations and of this Agreement, of all amounts payable under or in respect of such Obligations, before any payment or distribution is made on, or in respect of, any Intercompany Debt, in any such Proceeding, any distribution or payment, to which Agent or any Lender would be entitled except for the provisions hereof shall be paid by such Credit Party or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution directly to Agent (for the benefit of Agent and the Lenders) to the extent necessary to pay all such Obligations in full in cash, after giving effect to any concurrent payment or distribution to Agent and Lenders (or to Agent for the benefit of Agent and Lenders).

Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

DAYTON SUPERIOR CORPORATION,
as Borrower

By:	/s/ Edward J. Puisis
Edward J. Puisis
Vice President and Chief Financial Officer

AZTEC CONCRETE ACCESSORIES, INC.,
as a Credit Party

By:	/s/ Edward J. Puisis
Edward J. Puisis
Vice President and Chief Financial Officer

DAYTON SUPERIOR SPECIALTY CHEMICAL CORP.,
as a Credit Party

By:	/s/ Edward J. Puisis
Edward J. Puisis
Vice President and Chief Financial Officer

DUR-O-WAL, INC.,
as a Credit Party

By:	/s/ Edward J. Puisis
Edward J. Puisis
Vice President and Chief Financial Officer

SOUTHERN CONSTRUCTION PRODUCTS, INC.,
As a Credit Party

By:	/s/ Edward J. Puisis
Edward J. Puisis
Vice President and Chief Financial Officer

SYMONS CORPORATION,
as a Credit Party

By:	/s/ Edward J. Puisis
Edward J. Puisis
Vice President and Chief Financial Officer

TREVECCA HOLDINGS, INC.,
as a Credit Party

By:	/s/ Edward J. Puisis
Edward J. Puisis
Vice President and Chief Financial Officer

GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent, an L/C Issuer and a Lender

Name:	/s/ Marc C. Robinson
Its Duly Authorized Signatory

ANNEX A

to

CREDIT AGREEMENT

DEFINITIONS

Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

“Account Debtor” means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

“Accounts” means all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, Rentals, book debts and other forms of obligations (other than, except in the case of Rentals, forms of obligations evidenced by Chattel Paper or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party’s rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all healthcare insurance receivables, and (f) all collateral security of any kind, now or hereafter in existence, given by any Account Debtor or other Person with respect to any of the foregoing.

“Acquisition Pro Forma” has the meaning ascribed to it in Section 3.6(b)(ix)(A).

“Acquisition Projections” has the meaning ascribed to it in Section 3.6(b)(ix)(B).

“Advances” means any Revolving Credit Advance or Swing Line Advance, as the context may require.

“Affected Lender” has the meaning ascribed to it in Section 9.19(a).

“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person’s officers, directors, joint venturers and partners and (d) in the case of Borrower, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of Borrower.  For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term “Affiliate” shall specifically exclude Agent and each Lender.

“Affiliate Transaction” has the meaning ascribed to it in Section 3.8.

“Agent” means GE Capital in its capacity as Agent for Lenders or its successor appointed pursuant to Section 8.2.

“Agreement” means this Credit Agreement (including all schedules, subschedules, annexes and exhibits hereto), as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Applicable Margins” means collectively the Applicable Revolver Index Margin and the Applicable Revolver LIBOR Margin.

“Applicable Revolver Index Margin” means the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to Section 1.2(a).

“Applicable Revolver LIBOR Margin” means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to Section 1.2(a).

“Asset Disposition” means the disposition whether by sale, lease, transfer, loss, damage, destruction, casualty, condemnation or otherwise of any of the following:  (a) any of the Stock or other equity or ownership interest of any of Borrower’s direct or indirect Subsidiaries or (b) any or all of the assets of Borrower or any of its Subsidiaries other than sales (including the sale of rental Inventory), lease, transfer, rentals or other disposition of Inventory in the ordinary course of business.

“Assignment Agreement” has the meaning ascribed to it in Section 8.1(a).

“Aztech” means Aztech Concrete Accessories, Inc.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. or other applicable bankruptcy, insolvency or similar laws.

“Borrower” has the meaning ascribed to it in the preamble to the Agreement.

“Borrowing Availability” means as of any date of determination the least of (i) the Maximum Amount less the sum of (a) the Revolving Loan then outstanding (including, without duplication, the outstanding balance of Letter of Credit Obligations then outstanding), and (b) the Swing Line Loan then outstanding (ii) the Borrowing Base, less the sum of (a) the Revolving Loan then outstanding (including, without duplication, the outstanding balance of Letter of Credit Obligations then outstanding), (b) the Swing Line Loan then outstanding, and (c) Reserves required by Agent in its reasonable credit judgment and (iii) the maximum amount that if advanced on such date under this Agreement, whether as a Revolving Credit Advance or a Letter of Credit, would constitute “Permitted Indebtedness” (under and as such term is defined in the Senior Notes Indenture as in effect at such date).

“Borrowing Base” means, as of any date of determination by Agent, an amount equal to the sum at such time of:

(d)                                 85% of the net amount of Eligible Accounts of Borrower and its Domestic Subsidiaries which are not more than 120 days past invoice date and 80% of the net amount of Eligible Accounts of Borrower and its Domestic Subsidiaries which are more than 120 and not more then 150 days past invoice date, in each case, at such time (such percentages being subject to adjustment as provided in Section 1.7); plus

(e)                                  the lesser of 60% of the cost or 85% of the Net Orderly Liquidation Value of Eligible Inventory of Borrower and its Domestic Subsidiaries (such percentages being subject to adjustment as provided in Section 1.8); minus

(f)                                    $10,000,000; minus

(g)                                 the amount by which, as of the calendar month most recently ended on or prior to such date of determination, the current liabilities of Symons as determined in accordance with GAAP (other than the current portion of the Loans and other than Intercompany Notes) exceeds $7,500,000.

“Borrowing Base Certificate” has the meaning ascribed to it in Section 4.9(d).

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York or Ohio and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

“Business Plan” means Borrower’s forecasted consolidated and Consolidating:  (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared for Borrower and its Subsidiaries in form consistent with the historical Financial Statements of Borrower and its Subsidiaries (including those of any Target acquired in a Permitted Acquisition), together with appropriate supporting details and a statement of underlying assumptions.

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Cash Equivalents” means:  (i) marketable securities (A) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (B) issued by any agency of the United States government the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after acquisition thereof and having, at the time of acquisition, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than one year from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that is at least (A) ”adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (B) has Tier 1 capital (as defined in such regulations) of not less than $250,000,000, in each case maturing within one year after issuance or acceptance thereof; and (v) shares of any money market mutual or similar funds that (A) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) through (iv) above, (B) has net assets of not less than $500,000,000 and (C) has the highest rating obtainable from either S&P or Moody’s.

“Certificate of Exemption” has the meaning ascribed to it in Section 1.11(c).

“Change of Control” means any of the following:  (a) Odyssey Investment Partners ceases to own either (i) more than 50% of the issued and outstanding shares of stock of Borrower having the right to vote for the election of directors of Borrower under ordinary circumstances or (ii) more than 50% of the issued and outstanding shares of stock of a corporation of which the Borrower is a wholly owned Subsidiary having the right to vote for the election of directors of such corporation under ordinary circumstances; or (b) the occurrence of a “Change of Control” (as defined in the Senior Notes Indenture) or a “Change of Control” (as defined in the Senior Subordinated Notes Indenture).

“Charges” means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including premiums and other amounts owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party’s ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party’s business.

“Chattel Paper” means any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party, wherever located.

“Closing Checklist” means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex C.

“Closing Date” means January 30, 2004.

“Closing Refinancing” means the payment in full by Borrower of the Prior Lender Obligations on the Closing Date (and the provision of required cash collateral for letters of credit outstanding under the Existing Credit Facility).

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s or any Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral” means the property covered by the Security Agreement, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations or any portion thereof.

“Collateral Documents” means the Security Agreement, the Pledge Agreements, the Guaranties, the Mortgages, the Patent Security Agreements, the Trademark Security Agreements, the Copyright Security Agreements, the Control Agreements, lock-box account agreements, and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations or any portion thereof.

“Commitment Termination Date” means the earliest of (a) January 30, 2007, (b) the date of termination of Lenders’ obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 6.3, and (c) the date of (i)  prepayment in full by Borrower of the Loans, (ii) the cancellation and return of (or, to the extent permitted hereby, the provision of back-to-back stand-by letters of credit for) all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Section 1.5(g), and (iii) the permanent reduction of the Commitments to zero dollars ($0).

“Commitments” means (a) as to any Lender, the aggregate of such Lender’s Revolving Loan Commitment and Swing Line Commitment as set forth on Annex B to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders’ Revolving Loan Commitments and Swing Line Commitments, which aggregate commitment shall be eighty million dollars ($80,000,000) on the Closing Date, as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

“Compliance and Pricing Certificate” has the meaning ascribed to it in Section 4.9(k).

“Consolidating” means, for purposes of Section 4.9 hereof, financials reflecting the consolidating information of (i) the Borrower and its Subsidiaries (other than Symons and Dayton Superior Canada Ltd.), (ii) Symons and (iii) Dayton Superior Canada Ltd.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability of that Person:  (i) with respect to Guaranteed Indebtedness and with respect to any Indebtedness, lease, dividend or other obligation of another Person if the purpose or intent of the Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, (iv) any agreement, contract or transaction involving commodity options or future contracts, (v) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, or (vi) pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another.  The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

“Contractual Obligations” means, as applied to any Person, any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject including the Related Transactions Documents.

“Control Agreements” means tri-party deposit account, securities account or commodities account control agreements by and among the applicable Credit Party, Agent and the depository, securities intermediary or commodities intermediary, and each in form and substance satisfactory in all respects to Agent and in any event providing to Agent control of such deposit account, securities account or commodities account within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code.

“Copyright License” means any and all rights nor owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

“Copyright Security Agreements” means the Copyright Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

“Copyrights” means all of the following now owned or hereafter adopted or acquired by any Credit Party:  (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; and (b) all reissues, extensions or renewals thereof.

“Credit Parties” means Borrower, and each of its Domestic Subsidiaries and each other Person who executes this Agreement as a “Credit Party” or a Guaranty or who grants a Lien on all or part of its assets to secure all of part of the Obligations.

“Currency Agreement” means any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect Borrower or any Subsidiary of Borrower against fluctuations in currency values.

“DSC” means Dayton Superior Specialty Chemical Corp.

“Deemed Cash” means:

(a)          liabilities (as shown on Borrower’s or the applicable Subsidiary’s most recent balance sheet) of Borrower or any such Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee of any such assets and for which Borrower and its Subsidiaries receive a written release from all creditors;

(b)                                 any notes or other obligations received by Borrower or any such Subsidiary from such transferee that are converted by Borrower or such Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received); and

(c)                                  any Designated Noncash Consideration received by Borrower or any of its Subsidiaries in such Asset Disposition having an aggregate fair market value, when taken together with all other Designated Noncash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed 5% of Total Assets at the time of the receipt of such Designated Noncash Consideration with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value.

“Default” means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning ascribed to it in Section 1.2(d).

“Designated Noncash Consideration” means any non-cash consideration received by Borrower or one of its Subsidiaries in connection with an Asset Disposition that is designated as Designated Noncash

Consideration pursuant to a certificate of principal executive officer and the principal financial officer of Borrower that is delivered to Agent and executed at the time of such Asset Disposition. Any particular item of Designated Noncash Consideration will cease to be considered to be outstanding once it has been sold for cash or Cash Equivalents. At the time of receipt of any Designated Noncash Consideration, Borrower shall deliver a certificate of an authorized officer of Borrower to Agent that shall state the fair market value of such Designated Noncash Consideration and shall state the basis of such valuation, which shall be a report of a nationally recognized investment banking, appraisal or accounting firm with respect to the receipt in one transaction or a series of related transactions, of Designated Noncash Consideration with a fair market value in excess of $10,000,000.

“Disbursement Account” has the meaning ascribed to it in Section 1.1(e).

“Disclosure Schedules” means the Schedules prepared by Borrower and denominated as Schedules 2.7 through 5.18 in the index to the Agreement.

“Disqualified Stock” means that portion of any Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the Senior Notes.

“Documents” means any “document,” as such term is defined in the Code, including electronic documents, now owned or hereafter acquired by any Credit Party, wherever located.

“Dollars” or “$” means lawful currency of the United States of America.

“Domestic Subsidiaries” means each of Dur-O-Wal, Symons, DSC, Trevecca Holdings, Inc., and Aztec and each other Subsidiary of Borrower that is organized under the laws of a State of the United States of America or under the laws of the United States of America.

“Dur-O-Wall” means Dur-O-Wall, Inc.

“Eligible Accounts” has the meaning ascribed to it in Schedule 1 to Exhibit 4.9(d).

“Eligible Inventory” has the meaning ascribed to it in Schedule 1 to Exhibit 4.9(d).

“Environmental Laws” means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).  Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) (“CERCLA”); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. §§ 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.); the Clean Air Act (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), and any

and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any environmental transfer of ownership notification or approval statutes.

“Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

“Equipment” means all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” means, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; or (i) the loss of a Qualified

Plan’s qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

“ESOP” means a Plan that is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

“Event of Default” has the meaning ascribed to it in Section 6.1.

“Existing Credit Facility” has the meaning ascribed to it in the definition of “Prior Lender.”

“Excluded Taxes” has the meaning ascribed to it in Section 1.11(a).

“Fair Labor Standards Act” means the Fair Labor Standards Act, 29 U.S.C. § 201 et seq.

“Federal Funds Rate” means, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fees” means any and all fees payable to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

“Financial Statements” means the consolidated and Consolidating income statements, statements of cash flows and balance sheets of Borrower and its Subsidiaries delivered in accordance with Section 4.9.

“Fiscal Month” means any of the monthly accounting periods of Borrower.

“Fiscal Quarter” means any of the quarterly accounting periods of Borrower, ending on March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means any of the annual accounting periods of Borrower ending on December 31 of each year.

“Fixtures” means all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

“Foreign Lender” has the meaning ascribed to it in Section 1.11(c).

“Foreign Subsidiary” means a Subsidiary of Borrower other than a Domestic Subsidiary.

“Funding Date” has the meaning ascribed to it in Section 7.2.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“GE Capital” has the meaning ascribed to it in the Preamble.

“GE Capital Fee Letter” has the meaning ascribed to it in Section 1.3(a).

“General Intangibles” means “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contractual Obligation, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, chooses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

“Goods” means any “goods,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in “goods” as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranteed Indebtedness” means, as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof.  The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

“Guaranties” means, collectively, each Subsidiary Guaranty and any other guaranty executed by any Guarantor in favor of Agent and Lenders in respect of the Obligations.

“Guarantors” means Borrower and each Domestic Subsidiary of Borrower and each other Person, if any, that executes a guaranty or other similar agreement in favor of Agent, for itself and the ratable benefit of Lenders, in connection with the transactions contemplated by the Agreement and the other Loan Documents.

“Hazardous Material” means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,”  “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB’s), or any radioactive substance.

“Hedging Agreement” means any agreement with respect to the hedging of price risk associated with the purchase of commodities used in the business of Borrower and its Subsidiaries.

“Indebtedness” means, with respect to any Person, without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment (other than deferred employment compensation obligations) for which is deferred twelve (12) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (i) ”earnouts” and similar payment obligations, (j) the Obligations and (k) all Disqualified Stock issued by such Person, with the amount of such Indebtedness represented by such Disqualified Stock being equal to the greater of its maximum fixed repurchase , redemption or put price, but excluding accrued dividends, if any.

“Indemnitees” has the meaning ascribed to it in Section 9.1.

“Index Rate” means, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the “base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks” (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus 50 basis points per annum.  Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

“Index Rate Loan” means a Loan or portion thereof bearing interest by reference to the Index Rate.

“Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

“Intercompany Debt” has the meaning ascribed to it in Section 9.21.

“Intercompany Notes” has the meaning ascribed to it in Section 3.1.

“Intercreditor Agreement” means the intercreditor agreement, dated as of the Closing Date, among the Credit Parties, Agent and The Bank of New York as collateral agent and trustee under the Senior Notes Indenture, as such intercreditor agreement may be amended, modified or supplemented from time to time.

“Interest Payment Date” means (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided, that in the case of any LIBOR Period greater than three months in duration, interest shall be payable at three month intervals and on the last day of such LIBOR Period; and provided further that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an “Interest Payment Date” with respect to any interest that has then accrued under the Agreement.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement designed to protect Borrower against fluctuations in interest rates entered into between Borrower and any Lender.

“Inventory” means any “inventory,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease (or that are being leased and located within a state of the United States of America) or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, supplies or materials of any kind, nature or description used or consumed or to be used or consumed in such Credit Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Investment” means (i) any direct or indirect purchase or other acquisition by Borrower or any of its Subsidiaries of any Stock, or other ownership interest in, any other Person, and (ii) any direct or indirect loan, advance or capital contribution by Borrower or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business.  The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Investment Property” means all “investment property,” as such term is defined in the Code now owned or hereafter acquired by any Credit Party, wherever located, including:  (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party,  including the rights of such Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party; (iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

“IRC” means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

“IRS” means the Internal Revenue Service.

“L/C Issuer” means GE Capital or a Subsidiary thereof or a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion, in such Person’s capacity as an issuer of Letters of Credit hereunder.

“L/C Sublimit” has the meaning ascribed to it in Section 1.1(d).

“Lenders” means GE Capital, the other Lenders named on the signature pages of the Agreement, and, if any such Lender shall assign all or any portion of the Obligations in accordance with Section 8.1, such term shall include any assignee of such Lender.

“Letters of Credit” means documentary or standby letters of credit issued for the account of Borrower by L/C Issuers, and bankers’ acceptances issued by Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

“Letter of Credit Fee” has the meaning ascribed to it in Section 1.3(d).

“Letter of Credit Obligations” means all outstanding obligations incurred by Agent and Lenders at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by L/C Issuers or the purchase of a participation as set forth in Section 1.1(d) with respect to any Letter of Credit.  The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Agent and Lenders thereupon or pursuant thereto.

“LIBOR Breakage Fee” means an amount equal to the amount of any losses, expenses, liabilities (including, without limitation, any loss (including interest paid) and lost opportunity cost in connection with the re-employment of such funds) that any Lender may sustain as a result of (i) any default by Borrower in making any borrowing of, conversion into or continuation of any LIBOR Loan following Borrower’s delivery to Agent of any LIBOR Loan request in respect thereof or (ii) any payment of a LIBOR Loan on any day that is not the last day of the LIBOR Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise).  For purposes of calculating amounts payable to a Lender under Section 1.3(e), each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at LIBOR in an amount equal to the amount of that LIBOR Loan and having a maturity and repricing characteristics comparable to the relevant LIBOR Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under Section 1.3(e).

“LIBOR Business Day” means a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

“LIBOR Loans” means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

“LIBOR Period” means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower pursuant to the Agreement and ending one, two, three or six months thereafter, as selected by Borrower’s irrevocable notice to Agent as set forth in Section 1.2(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

(a)                                  if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

(b)                                 any LIBOR Period that would otherwise extend beyond the date set forth in clause (a) of the definition of “Commitment Termination Date” shall end two (2) LIBOR Business Days prior to such date;

(c)                                  any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

(d)                                 Borrower shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

(e)                                  Borrower shall select LIBOR Periods so that there shall be no more than 8 separate LIBOR Loans in existence at any one time.

“LIBOR Rate” means for each LIBOR Period, a rate of interest determined by Agent equal to:

(a)                                  the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

(b)                                 a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board that are required to be maintained by a member bank of the Federal Reserve System.

If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be available to Agent.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Litigation” has the meaning ascribed to it in Section 4.9(i).

“Loan Account” has the meaning ascribed to it in Section 1.10.

“Loan Documents” means the Agreement, the Notes, the Collateral Documents, the Intercreditor Agreement, the GE Capital Fee Letter and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated thereby.  Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loans” means the Revolving Loan and the Swing Line Loan.

“Master Documentary Agreement” has the meaning the ascribed to it in Annex C.

“Master Standby Agreement” means has the meaning the ascribed to it in Annex C.

“Material Adverse Effect” means a material adverse effect on the financial condition, Collateral, operations, industry, or business of Borrower or any of its Subsidiaries, taken as a whole.

“Maximum Amount” means, as of any date of determination, an amount equal to the Revolving Loan Commitment of all Lenders as of that date.

“Maximum Lawful Rate” has the meaning ascribed to it in Section 1.2(f).

“Moody’s” means Moody’s Investor’s Service, Inc.

“Mortgages” means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Agent on behalf of itself and Lenders with respect to the Real Estate.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Net Orderly Liquidation Value” means, at any time, as to any Eligible Inventory, the net orderly liquidation value determined most recently at or prior to such time in writing by an independent appraiser selected by Agent with the consent of Borrower, such consent not to be unreasonably withheld, each such determination to be made using the same basis and or approach to valuation consistent with the approach used in the initial determination and calculating the orderly liquidation value net of liquidation costs.

“Net Proceeds” means (i) cash proceeds received by Borrower or any of its Subsidiaries from any Asset Disposition (including insurance proceeds, awards of condemnation, and payments under notes or other debt securities received in connection with any Asset Disposition), net of (a) the costs of such Asset Disposition (including taxes attributable to such sale, lease or transfer) and (b) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed, and (ii) cash proceeds attributable to any working capital, earnings, balance sheet or similar adjustment under the Acquisition Agreement.

“Non-Consenting Lender” has the meaning ascribed to it in Section 9.19(c).

“Non-Funding Lender” has the meaning ascribed to it in Section 8.5(a).

“Notes” means, collectively, the Revolving Notes and the Swing Line Note.

“Notice of Conversion/Continuation” has the meaning ascribed to it in Section 1.2(e).

“Notice of Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(a).

“Obligations” means all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable), including obligations pursuant to Interest Rate Agreements, Letter of Credit Obligations, owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents.  This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, Charges, expenses, attorneys’ fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents or any Interest Rate Agreement.

“Other Lender” has the meaning ascribed to it in Section 8.5(d).

“Overadvance” has the meaning ascribed to it in Section 1.1(a).

“Patent License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

“Patent Security Agreements” means the Patent Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

“Patents” means all of the following in which any Credit Party now holds or hereafter acquires any interest:  (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means a Plan described in Section 3(2) of ERISA.

“Permitted Acquisition” has the meaning ascribed to it in Section 3.6(b).

“Permitted Encumbrances” means the following types of Liens:

(1)                                  Liens in favor of the Agent securing the Obligations and, to the extent subject to the Intercreditor Agreement, Liens on Collateral securing the Senior Notes and obligations in respect thereof;

(2)                                  Liens on assets of Borrower or any of its Subsidiaries securing up to $5.0 million in aggregate principal amount of Indebtedness at any one time outstanding;

(3)                                  Liens for taxes, assessments or governmental charges or claims either:

(a)                                  not delinquent; or

(b)                                 contested in good faith by appropriate proceedings and as to which Borrower or the applicable Subsidiary has set aside on its books such reserves as may be required pursuant to GAAP and which do not have priority over the Lien of the Agent securing the Obligations;

(4)                                  subject to Section 2.6, statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen and repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP has been made in respect thereof;

(5)                                  Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(6)                                  judgment Liens not giving rise to an Event of Default;

(7)                                  easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

(8)                                  any interest or title of a lessor under any Capital Lease permitted under Section 3.1(h) and purchase money Liens to finance property or assets or improvements thereof of Borrower or any Subsidiary of Borrower; provided, that

(a)                                  the related purchase money Indebtedness or Capital Lease shall not exceed the cost of such property, assets or improvements and shall not be secured by any property or assets of Borrower or any Subsidiary of Borrower other than the property and assets so acquired, and

(b)                                 the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

(9)                                  Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of Borrower or any of its Subsidiaries, including rights of offset and set-off;

(10)                            Liens securing Interest Rate Agreements as to which the counterparty thereto was, at the time or origination thereof, a Lender entered into in the ordinary course of business and not for the purposes of speculation which Interest Rate Agreements relate to Indebtedness that is otherwise permitted under this Agreement;

(11)                            leases or subleases granted to others that do not materially interfere with the ordinary course of business of Borrower and its Subsidiaries;

(12)                            Liens arising from filing Uniform Commercial Code financing statements regarding leases that are not Capital Leases;

(13)                            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods;

(14)                            Liens on property of Dayton Superior Canada Ltd. and its Subsidiaries securing Indebtedness described in Section 3.1(1).

(15)                            Liens existing on June 9, 2003 and listed on Schedule 3.2, together with any Liens securing Indebtedness incurred in reliance on Section 3.1(j) in order to refinance the Indebtedness secured by Liens existing on June 9, 2003; provided that the Liens securing the Refinancing Indebtedness shall not extend to any categories of property other than that pledged under the Liens securing the Indebtedness being refinanced; and

(16)                            Liens in favor of Continental Illinois National Bank and Trust Company of Chicago, described on Schedule 2.8 and, until the date sixty (60) days following the Closing Date, Liens in favor of Union Bank of California, N.A. listed on Schedule 2.8.

“Permitted Holders” means Odyssey Investment Partners Fund, L.P, its Affiliates and any general or limited partners on the date of this Indenture of Odyssey Investment Partners Fund, L.P. and co-investors as of the Closing Date.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” means, at any time, an “employee benefit plan,” as defined in Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.

“Pledge Agreements” means the Pledge Agreement, dated as of the Closing Date by one or more Credit Parties in favor of Agent, and each other pledge agreement entered into on or after the Closing Date by any Credit Party.

“Prior Lender” means, collectively, the lenders and other obligees party to that certain Credit Agreement, dated as of June 16, 2000, as amended from time to time, among Borrower, the lenders party thereto in their capacities as lenders and Deutsche Bank Trust Company Americas as administrative agent (the “Existing Credit Facility”).

“Prior Lender Obligations” means all amounts payable under the Existing Credit Facility and the documents relating thereto as of the date of the Closing Refinancing.

“Productive Assets” means assets (including Stock) that are used or usable by Borrower and its Subsidiaries in businesses permitted by Section 3.9.

“Pro Rata Share” means with respect to all matters relating to any Lender (a) with respect to the Revolving Loan, the percentage obtained by dividing (i) the Revolving Loan Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments of all Lenders, and (b) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders, as any such percentages may be adjusted by assignments pursuant to Section 8.1.

“Proposed Change” has the meaning ascribed to it in Section 9.19(c).

“Qualified Capital Stock” means Stock that is not Disqualified Stock.

“Qualified Assignee” means (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody’s at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes; provided that no Person determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee and no Person or Affiliate of such Person (other than a Person that is already a Lender) holding Subordinated Debt or Stock issued by any Credit Party shall be a Qualified Assignee.

“Qualified Plan” means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

“Real Estate” has the meaning ascribed to it in Section 5.12.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing, modification, replacement, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness (other than intercompany Indebtedness), including any additional Indebtedness incurred to pay interest or premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof (“Required Premiums”) and fees in connection therewith; provided that any such event shall:

(1)                                  not directly or indirectly result in an increase in the aggregate principal amount of Permitted Indebtedness, except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness:

(a)                                  to pay Required Premiums and related fees; or

(b)                                 otherwise permitted to be incurred under this Agreement;

(2)                                  not create Indebtedness with a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold;

(3)                                  except for changes within the limits of clause (2) immediately above, not contain terms that taken as a whole, are more adverse to Borrower of any Subsidiary or to Lenders than those contained in the Indebtedness being Refinanced as reasonably determined by Borrower as reflected in a certificate delivered to Agent reasonably detailing such determination ; and

                                                (4)                                  be subordinated to the Obligations on substantially the same terms as the Indebtedness Refinanced or as otherwise reasonably acceptable to Agent.

“Refunded Swing Line Loan” has the meaning ascribed to it in Section 1.1(c)(iii).

“Refunding Capital Stock:” has the meaning ascribed to it in Section 3.5(c).

“Related Transactions” means the initial borrowing under the Revolving Loan on the Closing Date, the Closing Refinancing, the payment of all Fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

“Related Transactions Documents” means the Loan Documents, and all other agreements or instruments executed in connection with the Related Transactions.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

“Rentals” means rental payments due to Borrower for any Domestic Subsidiary from the rental of Inventory owned by Borrower or such Domestic Subsidiary.

“Replacement Lender” has the meaning ascribed to it in Section 9.19(a).

“Requisite Lenders” means Lenders having (a) more than 66 2/3% of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than 66 2/3% of the aggregate outstanding amount of the Loans.

“Reserves” means, with respect to the Borrowing Base (a) reserves established by Agent from time to time against Eligible Accounts, Eligible Inventory pursuant to Exhibit 4.9(d) and (b) such other reserves against Eligible Accounts, Eligible Inventory or Borrowing Availability that Agent may, in its reasonable credit judgment, establish from time to time.  Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of Agent’s credit judgment.

“Restricted Payment” means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party’s Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party’s Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to Odyssey Investment Partners Fund LP or to another Credit Party in its capacity as Stockholder, other than payment of compensation in the ordinary course of business to Stockholders who are employees of such Credit Party; and (g) any payment of management fees (or other fees of a similar nature) or out-of-pocket expenses in connection therewith by such Credit Party to any Stockholder of such Credit Party or its Affiliates.

“Retired Capital Stock” has the meaning ascribed to it in Section 3.5(c).

“Retiree Welfare Plan” means, at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

“Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(a).

“Revolving Loan(s)” means, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrower (including Swing Line Advances) plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrower.  Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

“Revolving Loan Commitment” means (a) as to any Lender, the commitment of such Lender to make its Pro Rata Share of Revolving Credit Advances or incur its Pro Rata Share of Letter of Credit Obligations (including, in the case of the Swing Line Lender, its commitment to make Swing Line Advances as a portion of its Revolving Loan Commitment) as set forth on Annex B or in the most recent Assignment Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Revolving Credit Advances (including, in the case of the Swing

Line Lender, Swing Line Advances) or incur Letter of Credit Obligations, which aggregate commitment shall be eighty million dollars ($80,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

“Revolving Notes” has the meaning ascribed to it in Section 1.1(a).

“Rouse” means Rouse Asset Services.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.

“Safway Note” means the senior unsecured promissory note, dated July 29, 2003, by Borrower and Symons in favor of Safway Formwork Systems, L.L.C. in the original principal amount of $12,000,000.

“Sales Office” means a location used by Borrower or a Subsidiary primarily to sell or lease (but not primarily to manufacture or warehouse) inventory.

“Security Agreement” means the Security Agreement of even date herewith entered into by and among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto.

“Senior Notes” means the “Notes” (as defined in the Senior Notes Indenture) and “Exchange Notes” issued in exchange therefor in accordance with the terms of the Senior Notes Indenture, not exceeding an aggregate principal amount of $165,000,000.

“Senior Notes Indenture” means the Indenture, dated as of June 9, 2003, by and among Borrower, the guarantors named therein, and The Bank of New York, as Trustee, relating to Borrower’s 10 3/4% Senior Second Secured Notes due 2008, as amended, modified or supplemented from time to time in accordance with its terms and the terms hereof.

“Senior Subordinated Notes” means the “Notes” (as defined in the Senior Subordinated Notes Indenture) in an aggregate principal amount not exceeding $170,000,000.

“Senior Subordinated Notes Indenture” means the Indenture, dated as of June 16, 2000 among Borrower, the guarantors party thereto and United States Trust Company, as Trustee, relating to Borrower’s 13% Senior Subordinated Notes due 2009, as supplemented through the Closing Date and as subsequently amended, modified or supplemented in accordance with its term and the terms of this Agreement.

“Settlement Date” has the meaning ascribed to it in Section 8.5(a)(ii).

“Software” means all “software” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (c) such

Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities (such as Litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

“Statement” has the meaning ascribed to it in Section 4.9(b).

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Stockholder” means, with respect to any Person, each holder of Stock of such Person.

“Subordinated Debt” means the Indebtedness of Borrower evidenced by the Senior Subordinated Notes and any other Indebtedness of any Credit Party that is contractually subordinated in right of payment to the Obligations on substantially the terms of the Senior Subordinated Notes Indenture or other terms that, taken as a whole, are no less favorable to the interests of the Lenders (as reasonably determined by Agent).

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote more than 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner.  Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of the Borrower.

“Subsidiary Guaranty” means the Subsidiary Guaranty of even date herewith executed by one or more Subsidiaries of Borrower in favor of Agent, on behalf of itself and Lenders.

“Supermajority Revolving Lenders” means Lenders having (a) 80% or more of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, 80% or more of the aggregate outstanding amount of the Revolving Loan (with the Swing Line Loan being attributed to the Lender making such Loan).

“Swing Line Advance” has the meaning ascribed to it in Section 1.1(c).

“Swing Line Availability” has the meaning ascribed to it in Section 1.1(c).

“Swing Line Commitment” means the commitment of the Swing Line Lender to make Swing Line Advances as set forth on Annex B to the Agreement, which commitment constitutes a subfacility of the Revolving Loan Commitment of the Swing Line Lender.

“Swing Line Lender” means GE Capital.

“Swing Line Loan” means at any time, the aggregate amount of Swing Line Advances outstanding to Borrower.

“Swing Line Note” has the meaning ascribed to it in Section 1.1(c).

“Symons” means Symons Corporation.

“Target” has the meaning ascribed to it in Section 3.6(b).

“Termination Date” means the date on which (a) the Loans have been repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents (other than contingent indemnification Obligations to the extent no claim has been asserted) have been completely discharged, (c) all Letter of Credit Obligations have been cash collateralized in the amount set forth in Section 1.5(g), cancelled or to the extent permitted by this Agreement, backed by back-to-back standby letters of credit acceptable to Agent and (d) Borrower shall not have any further right to borrow any monies under the Agreement.

“Title IV Plan” means a Pension Plan (other than a Multiemployer Plan), that is covered by Title IV of ERISA, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

“Trademark Security Agreements” means the Trademark Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

“Trademark License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

“Trademarks” means all of the following now owned or hereafter adopted or acquired by any Credit Party:  (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, internet domain names, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

“Unfunded Pension Liability” means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of 5 years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                                  the then outstanding aggregate principal amount of such Indebtedness into

(2)                                  the sum of the total of the products obtained by multiplying

(a)                                  the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by

(b)                                 the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Welfare Plan” means a Plan described in Section 3(l) of ERISA.

Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth or referred to in this Annex A.  All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control.  Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement.  The words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders.  The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations.  Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

ANNEX B (from Annex A - Commitments definition)

to

CREDIT AGREEMENT

PRO RATA SHARES AND COMMITMENT AMOUNTS

Lender(s)
Revolving Loan Commitment $80,000,000 (including a Swing Line Commitment of $8,000,000)	General Electric Capital Corporation

ANNEX C

to

CREDIT AGREEMENT

CLOSING CHECKLIST

A.                                   DOCUMENTS

1.                                       Credit Agreement:  This Agreement or counterparts hereof shall have been duly executed by, and delivered to, each Credit Party, Agent and Lenders.

2.                                       Revolving Notes:  Duly executed originals of the Revolving Notes for each requesting Lender, dated the Closing Date, shall have been delivered to Agent.

3.                                       Master Agreement for Documentary Letters of Credit:  Duly executed original of the Master Agreement for Documentary Letters of Credit, dated as of the Closing Date, shall have been delivered to the Agent  (as amended, modified or supplemented from time to time, the “Master Documentary Agreement”).

4.                                       Master Agreement for Standby Letters of Credit: Duly executed original of the Master Agreement for Standby Letters of Credit, dated as of the Closing Date, shall have been delivered to the Agent (as amended, modified or supplemented from time to time, the “Master Standby Agreement”).

5.                                       Guaranties:  Duly executed originals of the Guaranty from each Domestic Subsidiary of Borrower dated the Closing Date, and all documents, instruments and agreements executed pursuant thereto shall have been delivered to Agent.

6.                                       Security Agreement:  Duly executed originals of the Security Agreement executed by Borrower and each Domestic Subsidiary of Borrower, dated the Closing Date, and all instruments, documents and agreements executed pursuant thereto shall have been delivered to Agent.

7.                                       Pledge Agreements:  Duly executed originals of the Pledge Agreements executed by Borrower and each Domestic Subsidiary of Borrower, dated the Closing Date, and all instruments, documents and agreements executed pursuant thereto shall have been delivered to Agent.

8.                                       Insurance:  Satisfactory evidence shall have been delivered to Agent that the insurance policies required by Section 2.2 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as requested by Agent, in favor of Agent, on behalf of Lenders.  The requirement for delivery of endorsements is waived as a condition to closing, and delivery after the Closing Date is required as provided in Section 2.8(a).

9.                                       Omitted.

10.                                 Security Interests and Code Filings.

(a)                                  Evidence satisfactory to Agent shall have been delivered to Agent that Agent (for the benefit of itself and Lenders) has a valid and perfected (to the extent possible under applicable law following filing of the relevant documents, including UCC financing statements, filings with the US Copyright Office and US Patent and Trademark Office, and obtaining control as to deposit accounts and securities accounts) first priority security interest in the Collateral (including, without limitation, books and records, intellectual property and general intangibles relating to inventory and accounts) including (i) such documents duly executed by each Credit Party (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Agent may request in order to perfect its security interests in the Collateral and (ii) copies of Code search reports listing all effective financing statements that name any Credit Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for those relating to Permitted Encumbrances.

(b)                                 UCC-3 or other appropriate termination statements (or, to the extent approved by Agent, UCC statements of amendment) and payoff letters, each in form and substance reasonably satisfactory to Agent, releasing all liens on the Collateral of each Credit Party shall have been delivered to Agent, as well as termination of all control agreements, blocked account agreements, bank agency agreements or other similar agreements or arrangements in favor of any creditors other than Lenders and the Senior Notes Trustee.  Release of the Liens described or Schedule 2.8 is waived as a condition to closing, and the obligation to obtain release of such Liens is as described in Section 2.8(a).

11.                                 Intellectual Property Security Agreements:  Duly executed originals of Copyright Security Agreements, Trademark Security Agreements and Patent Security Agreements, each dated the Closing Date and signed by each Credit Party that owns Copyrights, Trademarks and/or Patents as applicable, all in form and substance reasonably satisfactory to Agent, together will instruments, documents and agreements executed pursuant thereto shall have been delivered to Agent.

12.                                 Lockbox Account Agreements and Control Agreements:  Duly executed originals of tri-party lockbox account agreements, blocked account agreements and control agreements in form and substance reasonably satisfactory to Agent shall have been delivered to Agent with respect to all bank accounts of the Credit Parties (other than payroll accounts) and creating lockboxes and lockbox accounts as required by Section 2.10.

13.                                 Certificate of Formation and Good Standing:  For each Credit Party, (a) its articles or certificate of incorporation or certificate of formation, as applicable, and all amendments thereto and (b) good standing certificates (including verification of tax status) in its state of incorporation or formation, as applicable, each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority shall have been delivered to Agent.

14.                                 By-laws and Resolutions:  For each Credit Party, (a) its by-laws or operating agreement, as applicable, together with all amendments thereto and (b) resolutions of such Person’s Board of Directors or Board of Members, as applicable, approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person’s secretary or an assistant secretary as being in full force and effect without any modification or amendment shall have been delivered to Agent.

15.                                 Incumbency Certificates:  For each Credit Party, signature and incumbency certificates of the officers of such Person executing any of the Loan Documents, certified as of the Closing Date by such Person’s secretary or an assistant secretary as being true, accurate, correct and complete shall have been delivered to Agent.

16.                                 Opinions of Counsel:  Duly executed originals of an opinion of Latham & Watkins LLP, special New York, Delaware and California counsel for the Credit Parties, and duly executed originals opinions of Balch & Bingham LLP, special Alabama counsel for the Credit Parties, Thompson Hine LLP, special Ohio counsel for the Credit Parties and Armstrong Teasdale LLP, special Kansas counsel for the Credit Parties,,.

17.                                 Accountants’ Letter:  A letter from the Credit Parties to the independent auditors authorizing the independent certified public accountants of the Credit Parties to communicate with Agent and Lenders in accordance with Section 2.3 and acknowledging Lenders’ reliance on the auditor’s certification of past and future Financial Statements shall have been delivered to Agent.

18.                                 Borrowing Base Certificate.  A Borrowing Base Certificate for Borrower and its Domestic Subsidiaries.

19.                                 GE Capital Fee Letter:  Duly executed originals of the GE Capital Fee Letter in form and substance satisfactory to GE Capital shall have been delivered to Agent.

20.                                 Officer’s Certificate:  Duly executed originals of a certificate of an authorized officer of each Credit Party, dated the Closing Date, certifying on behalf of such Credit Party that, since December 31, 2002 (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) there has been no material adverse change in the assets, liabilities, properties, prospects or condition, financial or otherwise of any Credit party; (c) no Litigation has been commenced against such Credit Party which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; (d) there have been no Restricted Payments made by any Credit Party; (e) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of Borrower or any of their Subsidiaries and (f) Borrowing Availability after giving effect to the initial fundings and issuances of Letters of Credit under the Credit Agreement and the application of proceeds thereof, exceeds $10,000,000.

21.                                 Waivers:  Landlord’s waivers and consents, bailee letters and mortgagee agreements in form and substance reasonably satisfactory to Agent, in each case as required pursuant to Section 2.6 shall have been delivered to Agent.

22.                                 Audited Financials; Financial Condition:  The Financial Statements and Business Plan specifically identified in Section 5.5, all certified by an authorized officer of Borrower shall have been delivered and satisfactory to Agent.  Agent shall have further received a certificate of an authorized officer of each Credit Party to the effect that (a) such Credit Party will be Solvent upon the consummation of the transactions contemplated herein; (b) the Business Plan are based upon estimates and assumptions stated therein, all of which such Credit Party believes to be reasonable and fair in light of current conditions and current facts known to such Credit Party and, as of the Closing Date, reflect such Credit Party’s good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein; and (c) containing such other statements with respect to the Solvency of such Credit Party and matters related thereto as Agent shall request.  Agent shall have received a business plan for Borrower, in form and substance satisfactory to Agent.

23.                                 Approvals:  Copies of any material third-party, Governmental Authority or other regulatory approvals and consents necessary to consummate the Loan Documents shall have been delivered to Agent and shall be final and non-appealable.

24.                                 Evidence of Retirement of Prior Lender Obligations:  Agent shall have received payoff letters from the Prior Lenders, each in form and substance reasonably satisfactory to Agent, as to the Prior Lender Obligations.

25.                                 Tax Forms:  Borrower Representative and Agent shall have received a properly completed and executed IRS Form W-9, W-8BEN or W-8ECI (whichever is applicable) or other applicable form, certificate or document from each Lender.

26.                                 Intercreditor Agreement:  Duly executed originals of the Intercreditor Agreement among the Trustee for the Senior Notes, each Credit Party and Agent, and all documents, instruments and agreements required to be executed pursuant thereto.

27.                                 Amendment to Security Documents for the Senior Notes:  Duly executed amendments to (or amendments and restatements of) all collateral agreements and mortgages for the Senior Notes, each in form and substance reasonably satisfactory to Agent.

28.                                 Business Plan. Agent shall have received a business plan, including monthly financial projections satisfactory in form and substance to Agent.

29.                                 Environmental Audit Reports: Agent and its environmental consultant shall have approved the scope and content of any environmental audit reports required by Agent to be provided by Borrower with respect to real property owned, operated or leased by Borrower or any of its subsidiaries and shall be satisfied that there are no existing or potential environmental liabilities which could have an adverse impact on the financial condition of Borrower. Any environmental audit report required by Agent must be prepared by a nationally recognized environmental engineering firm acceptable to Agent and delivered at least ten (10) days prior to closing.

30.                                 Other Documents:  Agent shall have received such other certificates, documents and agreements respecting any Credit Party as Agent may, in its sole discretion, request.

B.                                     NON-DOCUMENTARY CONDITIONS

1.                                       Payment of Fees:  Borrower shall have paid the Fees required to be paid on the Closing Date, including but not limited to such Fees specified in the GE Capital Fee Letter.

2.                                       Capital Structure:  The organizational documents, terms of equity interests, ownership, capital, corporate, tax and legal structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be reasonably acceptable to Agent with no material change from that reported in Borrower September 30, 2003 financial statements.

3.                                       No Material Adverse Change; No Litigation: Since December 31, 2002, there shall have been no material adverse change with respect to the financial condition, collateral, operations, industry, business of Borrower or any of its subsidiaries, taken as a whole. There shall have been no litigation commenced which, if successful, could have a material adverse effect upon any of the foregoing.

4.                                       Solvency. Agent and Lenders shall be satisfied, based on Consolidating financial statements (actual and pro forma), projections and other evidence provided by Borrower, or requested by Agent, that Borrower and its subsidiaries after incurring the indebtedness contemplated by the Revolving Credit Facility, will be solvent, able to satisfy its obligations as they mature and adequately capitalized.

5.                                       Due Diligence:  Agent and Lenders shall have completed its business, legal and environmental due diligence, including a review of the Senior Notes Indenture (and, without limitation, the intercreditor provisions thereof), Senior Subordinated Notes Indenture and collective bargaining agreements with results reasonably satisfactory to Agent and Lenders.

6.                                       Unused Availability:  After giving effect to the payment of, or the creation of a reserve for, all fees and expenses related to the closing and to the satisfaction of the Prior Lender Obligations, Borrower shall have at least $38,000,000 of Borrowing Availability on the Closing Date.

7.                                       Retirement of Prior Lender Obligations:  Borrower shall have made provisions for the payment and satisfied on the Closing Date in full of the Prior Lender Obligations (other than obligations in respect of letters of credit outstanding on the Closing Date and issued by Deutsche Bank Trust Company Americas, which shall have been backed by stand-by Letters of Credit as required by the pay-off letter for the Existing Credit Facility).

8.                                       Field Examination and Inventory Appraisal:  Agent or its representatives shall have completed field examination of Borrower’s and its subsidiaries’ respective business, operations, financial condition and assets with results reasonably satisfactory to Agent.

9.                                       Other Requirements:  Such other requirements of any Credit Party as Agent may, in its sole discretion, request.

ANNEX D

to

CREDIT AGREEMENT

[RESERVED]

ANNEX E

to

CREDIT AGREEMENT

WIRE TRANSFER INFORMATION

EXHIBIT 4.9(d)

BORROWING BASE CERTIFICATE

DAYTON SUPERIOR CORPORATION

Date:              ,

This Certificate is given by Dayton Superior Corporation (“Borrower”) pursuant to subsection 4.9(d) of that certain Credit Agreement dated as of January   , 2004 among Borrower, the other Credit Parties party thereto, the Lenders from time to time party thereto and General Electric Capital Corporation, as agent for the Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time the “Credit Agreement”).  Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The undersigned is duly authorized to execute and deliver this Certificate on behalf of Borrower.  By executing this Certificate such officer hereby certifies on behalf of the Borrower (and not individually) to Agent and Lenders that:

(a)                                  Attached hereto as Schedule 1 is a calculation of the proposed Borrowing Base for Borrower as of the above date;

(b)                                 Based on such schedule, the proposed Borrowing Base as of the above date is:

$

(c)                                  Agent shall have the right to establish or modify or eliminate Reserves against Eligible Accounts, Eligible Inventory and Borrowing Availability from time to time in its reasonable credit judgment exercised in good faith based on events or occurrences after the Closing Date that adversely affect the collectibility of Accounts or the saleability of Inventory.  In addition, Agent reserves the right at any time to adjust any of the criteria set forth below and to establish new criteria in its reasonable credit judgment exercised in good faith, subject to the approval of Supermajority Revolving Lenders in the case of adjustments which have the effect of making more credit available.  Borrower acknowledges that the exercise by Agent of any right pursuant to this clause (c) shall have the effect of adjusting the proposed Borrowing Base set forth above.

IN WITNESS WHEREOF, Borrower has caused this Certificate to be executed by its                            this         day of                          , 200  .

DAYTON SUPERIOR CORPORATION

By:
Name:
Title:

Schedule 1

to Exhibit 4.9(d)

BORROWING BASE CALCULATION

DAYTON SUPERIOR CORPORATION

Accounts of the Borrower and its Domestic Subsidiaries reflected as accounts receivable on the Borrower’s consolidated balance sheet (as of the date above), but solely to the extent of the unpaid portion of the obligations stated on the respective invoices issued to a customer of Borrower or any of its Domestic Subsidiaries with respect to inventory sold and shipped or services performed in the ordinary course of business, net of any credits, rebates or offsets owed by Borrower or any of its Domestic Subsidiaries to the respective customer.

$

Less: Ineligible

Accounts: Accounts that do not arise from the sale of goods or the performance of services by Borrower or a Domestic Subsidiary in the ordinary course of its business;

Accounts (i) upon which Borrower’s or a Domestic Subsidiary’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which Borrower or such Domestic Subsidiary is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to Borrower’s or a Domestic Subsidiary’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

Any Account to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account;

Accounts that are not true and correct statements of bona fide indebtedness incurred in the amount of such Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

Accounts with respect to which an invoice has not been sent to the applicable Account Debtor;

Accounts that (i) are not owned by Borrower or a Domestic Subsidiary or (ii) are subject to any right, claim, security interest or other interest of any other Person, other than Permitted Encumbrances that are junior to the Lien of the Agent securing the Obligations;

Accounts that arise from a sale to any Credit Party, director, officer, other employee or Affiliate of any Credit Party, or to any entity that has any common officer or director with any Credit Party;

Accounts that are the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof if such obligations in the aggregate exceed $2,500,000 unless Agent, in its sole discretion, has agreed to the contrary in writing and Borrower, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting the assignment thereof] with respect to such obligation;

Accounts that are the obligations of an Account Debtor located in a foreign country other than Canada unless payment thereof is assured by a letter of credit assigned and delivered to Agent, satisfactory to Agent as to form, amount and issuer;

Accounts to the extent Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to Borrower or any Subsidiary thereof but only to the extent of the potential offset;

Accounts that arise with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

Accounts that are in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following (other than clause (i)(x) below, which is for information and Borrowing Base calculation only):

(i) (x) the Account has not been paid and there has elapsed 120 (but not more than 150) days since its invoice date and the Account is not otherwise ineligible;

(y) the Account has not been paid and there has elapsed more than 150 days since its invoice date; or

(z) the Account has not been paid and there has elapsed more than 90 days since its due date and it is not an Account taken into account under clause (y);

(ii) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(iii)                               a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

Accounts that are the obligations of an Account Debtor if 50% or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Schedule 1 to Exhibit 4.9(d);

Accounts as to which Agent’s Lien thereon, on behalf of itself and Lenders, is not a first priority perfected Lien;

Accounts as to which any of the representations or warranties in the Loan Documents are untrue;

Accounts that are evidenced by a judgment, Instrument or, except in the case of a Rental, Chattel Paper;

Accounts to the extent that such Account, together with all other Accounts owing to such Account Debtor and its Affiliates (other than) as of any date of determination exceed 10% of all Eligible Accounts, except as otherwise agreed by Agent;

Accounts that are payable in any currency other than Dollars; or

In the case of any Rental, Accounts that are not subject to a written lease agreement;

In the case of any Rental, Accounts that are not subject to a first priority security interest of Agent on behalf of Lenders, perfected by possession of all Chattel Paper related to such Rental by possession or by the filing of a financing statement which financing statement indicates that a purchase of or security interest in such Chattel Paper by or in favor of any Person other than Agent or the trustee under the Senior Notes is violative of the rights of Agent;

Total Ineligible Accounts	$

Total Eligible Accounts (Accounts less Total Ineligible Accounts)	$

Total Eligible Accounts 120-150 days	$

Advance Rate		[80	]%

Total Eligible Accounts <120 days	$

Advance Rate		[85	]%

Accounts Availability	$

Inventory owned by, and in the possession of the Borrower or any of its Domestic Subsidiaries, and located in the United States of America, reflected as inventory on the Borrower’s consolidated balance sheet (as of the date above), valued at the lower of cost or market (including adequate reserves for obsolete, slow moving or excess quantities), on a first-in, first-out basis

$

Less: Ineligible Inventory:

Inventory that is not owned by Borrower or a Domestic Subsidiary free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure Borrower’s or a Domestic Subsidiary’s performance with respect to that Inventory), except the Liens in favor of Agent, on behalf of itself and Lenders;

(i) Except in the case of Inventory on lease to customers in the ordinary course of business, Inventory that (w) is not located on premises owned, leased or rented by Borrower or a Domestic Subsidiary and set forth in Disclosure Schedule (5.12) to the Security Agreement, (x) is stored at a leased location, unless Agent has given its prior consent thereto and unless (1) a reasonably satisfactory landlord waiver has been delivered to Agent, or (2) Reserves in an amount equal to four months rent have been established with respect thereto, (y) is stored with a bailee or warehouseman or is in a processor or converter facility unless a reasonably satisfactory, acknowledged waiver or subordination of all Liens and claims by the bailee, warehouseman, processor or converter has been received by Agent or Reserves reasonably satisfactory to Agent have been established with respect thereto, or (z) is located at an owned location subject to a mortgage in favor of a lender other than Agent, unless a reasonably satisfactory mortgagee waiver has been delivered to Agent or Reserves reasonably satisfactory to Agent have been established with respect thereto, or (ii) is located at any site if the aggregate book value of Inventory at any such location is less than $100,000;

Inventory that is placed on consignment or is in transit, except for Inventory in transit between domestic locations of Credit Parties as to which Agent’s Liens have been perfected at origin and destination;

Inventory that is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders;

Inventory that is excess, obsolete, unsaleable, shopworn, seconds, damaged or unfit for sale;

Inventory that consists of display items or packing or shipping materials, manufacturing supplies, work-in-process Inventory to the extent such work-in-process Inventory in the aggregate exceeds $5,000,000 or replacement parts;

Inventory that is not held for sale in the ordinary course of Borrower’s or a Domestic Subsidiary’s business;

Inventory that is not subject to a first priority lien in favor of Agent on behalf of itself and Lenders subject to no other Lien other than Permitted Encumbrances that are junior to the Lien of Agent securing the Obligations;

Inventory that breaches any of the representations or warranties pertaining to Inventory set forth in the Loan Documents;

Inventory that consists of any costs associated with “freight-in” charges, to the extent such “freight-in” charges can be determined by the Credit Parties;

Inventory that consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

Inventory that is not covered by casualty insurance in accordance with Section 2.2;

Inventory that is being leased to a third party as lessee subject to a lease that is not owned by Borrower or a Domestic Subsidiary or is subject to a lease owned by Borrower or a Domestic Subsidiary that is subject to a Lien (other than a Permitted Encumbrance); or

Inventory that is being leased to a lessee (i) which has commenced a voluntary case or has consented to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case, under the Bankruptcy Code or (ii) with respect to which a court has entered a decree or order for relief in an involuntary case under the Bankruptcy Code.

Total Ineligible Inventory	$

Total Eligible Inventory at NOLV	$

Advance Rate		[85	]%

A.	$

Total Eligible Inventory at cost	$

Advance Rate		[60	]%

B.	$

Inventory Availability (lesser of A and B)	$

Less		$10,000,000

Less current liabilities (other than Loans and Intercompany Notes) of Symons	$

Borrowing Base (Accounts Availability plus Inventory Availability less $10,000,000 less such current liabilities of Symons)	$

Indenture Borrowing Base

75% of net accounts receivable on Borrower’s most recent consolidated balance sheet	$

60% of net inventories and rental equipment on Borrower’s most recent consolidated balance sheet	$

Total	$

EXHIBIT 4.9(k)

COMPLIANCE AND PRICING CERTIFICATE

DAYTON SUPERIOR CORPORATION

Date:               ,

This Certificate is given by Dayton Superior Corporation (“Borrower”) pursuant to Section 4.9(k) of that certain Credit Agreement dated as of January   , 2004 among Borrower, the other Credit Parties party thereto, the Lenders from time to time party thereto and General Electric Capital Corporation, as agent for the Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The undersigned is duly authorized to execute and deliver this Certificate on behalf of Borrower.  By executing this Certificate such officer hereby certifies on behalf of Borrower (and not individually) to Agent and Lenders that:

(a)                                  the financial statements delivered with this Certificate in accordance with Section 4.9(a) and/or 4.9(b) of the Credit Agreement fairly present in all material respects the results of operations and financial condition of Borrower and its Subsidiaries as of the dates of such financial statements (except that monthly Financial Statements do not include footnote disclosures or any Consolidating statement and are subject to year-end adjustment);

(b)                                 I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Credit Parties during the accounting period covered by such financial statements;

(c)                                  such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth on Schedule 1 hereto, which includes a description of the nature and period of existence of such Default or an Event of Default and what action Borrower has taken, is taking and proposes to take with respect thereto;

(d)                                 except as set forth on Schedule 1 hereto, Borrower is in compliance with the covenants contained in Sections 3.1, 3.3, 3.4, 3.5, 3.7 and 3.8 and Section 4 of the Credit Agreement, as demonstrated on Schedule 1 hereto;

(e)                                  Daily Average Borrowing Availability for the Fiscal Quarter in respect of which this Certificate is being delivered was: $___________;

(f)                                    except as set forth on Schedule 3 hereto, subsequent to the date of the most recent Certificate submitted by Borrower pursuant to Section 4.9(k) of the Credit Agreement, no Credit Party has (i) changed its name as it appears in official filings in the jurisdiction of its organization, (ii) changed its chief executive office, principal place of business, corporate offices, warehouses or locations at which Collateral is held or stored, or the location of its records concerning Collateral, (iii) changed the type of entity that it is, (iv) changed (or has had changed) its organization identification number, if any, issued by its jurisdiction of organization, (v) changed its jurisdiction of organization, (vi) changed the end of its

Fiscal Year, or (vii) formed any new Subsidiary or entered into any partnership or joint venture with any other Person; and

(g)                                 except as set forth on Schedule 4 hereto, subsequent to the date of the most recent Certificate submitted by Borrower pursuant to Section 4.9(k) of the Credit Agreement, there has been no event which would alter any of the disclosures set forth on Schedule 5.4(b) of the Credit Agreement.

(h)                                 Borrower and its Subsidiaries have possession of all their respective Chattel Paper and have not created any lien on any Chattel Paper other than liens in favor of the Agent and the Collateral Agent under the Senior Notes Indenture.

IN WITNESS WHEREOF, Borrower has caused this Certificate to be executed by its                              this         day of                       , 200  .

DAYTON SUPERIOR CORPORATION

By:
Name:
Title:

SCHEDULE 1

Exhibit 4.9(k)

ALL AMOUNTS IN EXHIBIT 4.9(K) ARE WITHOUT DUPLICATION AND, UNLESS OTHERWISE INDICATED, ARE CALCULATED FOR BORROWER AND ITS SUBSIDIARIES ON A CONSOLIDATED BASIS

INDEBTEDNESS

(Section 3.1)

Unsecured Indebtedness issued in connection with each Permitted Acquisition as reflected on the consolidated balance sheet of Borrower.

Actual in the aggregate	$

Permitted in the aggregate	$7,500,000

In Compliance	Yes/No

Actual in the aggregate	$

Permitted in the aggregate	$7,500,000

In Compliance	Yes/No

Indebtedness secured by purchase money Liens or incurred with respect to Capital Leases:

Actual in the aggregate	$

Permitted in the aggregate		$5,000,000

In Compliance	Yes/No

Unsecured Subordinated Debt (excluding Indebtedness evidenced by the Senior Subordinated Notes):

Actual in the aggregate	$

Permitted in the aggregate		$5,000,000

In Compliance	Yes/No

Indebtedness of Dayton Superior Canada Ltd:

Actual in the aggregate	$

Permitted in the aggregate		$5,000,000

provided, no other Credit Party has any liability with respect thereto or has provided any collateral security or other support with respect thereto

In Compliance	Yes/No

INVESTMENTS

(Section 3.3)

Loans and advances to employees and officers for bona fide business purposes:

Actual in the aggregate	$

Permitted in the aggregate		$5,000,000

In Compliance	Yes/No

Investments in Persons engaged in a business permitted under Section 3.9:

Actual in the aggregate	$

Permitted in the aggregate		$10,000,000

In Compliance	Yes/No

CONTINGENT OBLIGATIONS

(Section 3.4)

Contingent Obligations arising from performance and surety bonds and completion guarantees provided by Borrower or any Subsidiary of Borrower in the ordinary course of business:

Actual in the aggregate	$

Permitted in the aggregate	$	[	]

In Compliance	Yes/No

RESTRICTED JUNIOR PAYMENTS

(Section 3.5)

Purchase, prepayment, acquisition or retirement for value of Senior Notes or Restricted Payments described in clauses (a) through (e) of the definition of Restricted Payments:

Actual	$

Borrowing Availability at the relevant time (after giving effect to any such purchases, prepayments, acquisitions or retirements)	$

Permitted (provided no Default or Event of Default and Borrowing Availability, at relevant time, was at least $40,000,000)	Yes/No

In Compliance	Yes/No

Redemption or repurchase of Borrower’s common equity or options in respect thereof in connection with repurchase provisions of employee stock option, stock purchase agreements and/or other agreements to compensate management employees:

Actual (current Fiscal Year)	$

Permitted (current Fiscal Year)		$2,5000,000

Carryover from prior Fiscal Years (up to $5,000,000 may be carried over from preceding fiscal years)	$

In Compliance	Yes/No

Purchase, prepayment, acquisition or retirement for value of Senior Subordinated Notes:

Actual	$

Borrowing Availability at the relevant time (after giving effect to any such purchases, prepayments, acquisitions or retirements)	$

Permitted (provided no Default or Event of Default and Borrowing Availability, at relevant time, was at least $30,000,000)		$15,000,000

In Compliance	Yes/No

Dividend or irrevocable redemption (paid within 60 days of declaration of dividend or notice of redemption, as the case may be):

Actual	$

Borrowing Availability (at the relevant time after giving effect to any such dividend or redemption)	$

Permitted (provided no Default or Event of Default and Borrowing Availability, at the relevant time, was at least $40,000,000)	Yes/No

In Compliance	Yes/No

Dividend on Disqualified Capital Stock issued after June 9, 2003:

Actual	$

On pro forma basis would have been able to incur $1 of additional Indebtedness	Yes/No

Borrowing Availability (at the relevant time after giving effect to the incurrence of Obligations)	$

Permitted (provided no Default or Event of Default and Borrowing Availability, at the relevant time, was at least $40,000,000)	Yes/No

In Compliance	Yes/No

Merger and acquisition advisory fees:

Value of Permitted Acquisition and related reasonable out-of-pocket expense reimbursements	$

Merger and acquisition advisory fees paid	$

In Compliance	Yes/No

RESTRICTION ON FUNDAMENTAL CHANGES

(Section 3.6)

Describe any Permitted Acquisitions made during the period (list each transaction by amounts payable in connection therewith (including all transaction costs and all Indebtedness, liabilities and Contingent Obligations incurred or assumed):

$

$

$

$

Aggregate amounts payable in connection with of all Permitted Acquisitions	$

Permitted amounts payable in connection with all Permitted Acquisitions		$30,000,000

In Compliance	Yes/No

DISPOSAL OF ASSETS

(Section 3.7)

Describe any Asset Dispositions made during the period (list each transaction by market value of assets sold or otherwise disposed of):

$

$

$

$

Permitted Asset Dispositions in a single transaction or series of related transactions (asset market value)	$10,000,000

In Compliance	Yes/No

Aggregate market value of Asset Dispositions in Fiscal Year	$

Permitted aggregate market value of Asset Dispositions in any Fiscal Year	$25,000,000

In Compliance	Yes/No

TRANSACTIONS WITH AFFILIATES

(Section 3.8)

Describe any Transactions with Affiliates with an aggregate value of $2,500,000 or more made during the period:

$

$

$

$

Majority of Board of Directors good faith determination in accordance with 3.8(a)(i)	Yes/No

Favorable opinion obtained in accordance with 3.8(a)(ii)	Yes/No

In Compliance	Yes/No

SALE-LEASEBACKS

(Section 3.17)

Sale-Leasebacks, synthetic leases or similar transactions:

Actual in the aggregate (unpaid notional principal amount)	$

Permitted in the aggregate (unpaid notional principal amount)		$5,000,000

In Compliance	Yes/No

CONDITIONS OR EVENTS WHICH CONSTITUTE A DEFAULT OR

EVENT OF DEFAULT

[If any condition or event exists that constitutes a Default or Event of Default, specify nature and period of existence and what action Borrower has taken, is taking or proposes to take with respect thereto; if no condition or event exists, state “None.”]

SCHEDULE 3

Exhibit 4.9(k)

ORGANIZATION/LOCATION CHANGES

[If any Credit Party has (i) changed its name as it appears in official filings in the state of its organization, (ii) changed its chief executive office, principal place of business, corporate offices, warehouses or locations at which Collateral is held or stored, or the location of its records concerning Collateral, (iii) changed the type of entity that it is, (iv) changed (or has had changed) its organization identification number, if any, issued by its jurisdiction or organization, (v) changed its jurisdiction of organization, (vi) changed the end of its Fiscal Year, or (vii) formed any new Subsidiary or entered into any partnership or joint venture with any Person, such change shall be specified below; if no such change has been made, state “None.”]

SCHEDULE 4

Exhibit 4.9(k)

CAPITALIZATION CHANGES

[If with respect to any Credit Party there has been a change in authorized Stock, issued and outstanding Stock or the identity of the holders of any Stock, or if with respect to any Credit Party there has been a change pertaining to preemptive rights or any other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition of any Stock, such change shall be set forth below; if no such change has occurred, state “None.”]

EXHIBIT 1.1(a)(i)

to

CREDIT AGREEMENT

FORM OF REVOLVING NOTE

New York, New York

$    ,    ,                          ,

FOR VALUE RECEIVED, the undersigned, Dayton Superior Corporation, an Ohio corporation (“Borrower”), HEREBY PROMISES TO PAY to the order of                                          (“Lender”), at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent for Lenders (“Agent”), at its address at 335 Madison Avenue, New York, New York 10017, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of                                          DOLLARS AND                CENTS ($    ,    ,    ) or, if less, the aggregate unpaid amount of all Revolving Credit Advances made to the undersigned under the “Credit Agreement” (as hereinafter defined).  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This Revolving Note is one of the Revolving Notes issued pursuant to that certain Credit Agreement dated as of January    , 2004 by and among Borrower, the other Persons named therein as Credit Parties, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein.  Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid.  The date and amount of each Revolving Credit Advance made by Lenders to Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Revolving Note in respect of the Revolving Credit Advances made by Lender to Borrower.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference.  Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.  The terms of the Credit Agreement are hereby incorporated herein by reference.

If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the payment thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Revolving Note may, as provided in the Credit Agreement, and without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other legal requirement of any kind (all of which are hereby expressly waived by Borrower), be declared, and immediately shall become, due and payable.

Time is of the essence of this Revolving Note.

Except as provided in the Credit Agreement, this Revolving Note may not be assigned by Lender to any Person.

THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

DAYTON SUPERIOR CORPORATION

By:
Name:
Title:

EXHIBIT 1.1(a)(ii)

to

CREDIT AGREEMENT

FORM OF NOTICE OF REVOLVING CREDIT ADVANCE

                    ,

General Electric Capital Corporation,

for itself, as Lender, and as Agent

for Lenders

335 Madison Avenue

New York, New York 10017

Attention: Dayton Superior Corporation

Account Manager

Ladies and Gentlemen:

The undersigned, Dayton Superior Corporation (“Borrower”) refers to the Credit Agreement, dated as of January   , 2004 (the “Credit Agreement,” the terms defined therein being used herein and in the accompanying officer’s certificate as therein defined), by and among Borrower, the other Credit Parties signatory thereto, General Electric Capital Corporation, for itself, as Lender, and as Agent for Lenders,  and Lenders, and hereby gives you notice, irrevocably, pursuant to Section 1.1(a) of the Credit Agreement, that the undersigned hereby requests a Revolving Credit Advance under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Advance as required by Section 1.1(a) of the Credit Agreement:

(i)                                     The date of the requested Revolving Credit Advance is                    ,          .

(ii)                                  The aggregate amount of the requested Revolving Credit Advance is $                    .

(iii)                               The requested Revolving Credit Advance is [an Index Rate Loan] [a LIBOR Loan with a LIBOR Period of                 ].

(iv)                              The requested Revolving Credit Advance is to be sent to:

[Name of Bank]

[City of Bank]

Beneficiary:

Account No.:  [number]

ABA No.:  [number]

Attn:  [name]

The undersigned hereby certifies on behalf of Borrower (and not individually) that all of the statements contained in Section 7.2 of the Credit Agreement are true and correct in all material respects on the date hereof, and will be true in all material respects on the date of the requested Revolving Credit Advance, before and after giving effect thereto and to the application of the proceeds therefrom.  The undersigned certifies on behalf of Borrower (and not individually)  that the Revolving Credit Advance requested hereby shall constitute “Permitted Indebtedness” (as such term is defined in the Senior Notes Indenture) and “Senior Debt” and “Designated Senior Debt” (as such terms are defined in the Senior Subordinated Notes Indenture).

DAYTON SUPERIOR CORPORATION

By:
Name:
Title:

[Add for Initial Revolving Credit Advance]

OFFICER’S CERTIFICATE

The undersigned, being the duly elected                 of Dayton Superior Corporation, currently serving as such, hereby certifies to Agent and the Lenders that the incurrence of the Liens of the Agent for the benefit of itself and the Lenders contemplated by the Credit Agreement and the other Loan Documents and securing the Obligations is permitted under clause (3) of the definition of “Permitted Liens” (under and as such term is defined in the Senior Notes Indenture) for the entire amount of the Revolving Loan Commitment.

IN WITNESS WHEREOF, the undersigned has signed this certificate as contemplated by clause (3) of the definition of “Permitted Liens” (under and as such term is defined in the Senior Notes Indenture) as of this     day of January, 2004.

Name:

EXHIBIT 1.1(c)

to

CREDIT AGREEMENT

FORM OF SWING LINE NOTE

New York, New York

$    ,    ,                          ,

FOR VALUE RECEIVED, the undersigned, Dayton Superior Corporation an Ohio corporation (“Borrower”), HEREBY PROMISES TO PAY to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Swing Line Lender”) at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent (in such capacity, the “Agent”) at the Agent’s address at 335 Madison Avenue, New York, New York 10017, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of                                      DOLLARS AND NO CENTS ($    ,    ,     ) or, if less, the aggregate unpaid amount of all Swing Line Advances made to the undersigned under the “Credit Agreement” (as hereinafter defined).  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This Swing Line Note is issued pursuant to that certain Credit Agreement dated as of January     , 2004 by and among Borrower, the other Persons named therein as Credit Parties, Agent, Swing Line Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents.  Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid.  The date and amount of each Swing Line Advance made by Swing Line Lender to Borrower, the rate of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Swing Line Note in respect of the Swing Line Advances made by Swing Line Lender to Borrower.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference.  Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.  The terms of the Credit Agreement are hereby incorporated herein by reference.

If any payment on this Swing Line Note becomes due and payable on a day other than a Business Day, the payment thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Swing Line Note may, as provided in the Credit Agreement, and without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other legal requirement of any kind (all of which are hereby expressly waived by Borrower), be declared, and immediately shall become, due and payable.

Time is of the essence of this Swing Line Note.

Except as provided in the Credit Agreement, this Swing Line Note may not be assigned by Lender to any Person.

THIS SWING LINE NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

DAYTON SUPERIOR CORPORATION

By:
Name:
Title:

EXHIBIT 1.2(e)

to

CREDIT AGREEMENT

FORM OF NOTICE OF CONVERSION/CONTINUATION

Reference is made to that certain Credit Agreement dated as of January    , 2004 by and among the undersigned (“Borrower”), the other Persons named therein as Borrowers, the other Persons named therein as Credit Parties, General Electric Capital Corporation (“Agent”) and the Lenders from time to time signatory thereto (including all annexes, exhibits or schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”).  Capitalized terms used herein without definition are so used as defined in the Credit Agreement.

Borrower hereby gives irrevocable notice, pursuant to Section 1.2(e) of the Credit Agreement, of its request to:

(a)                                  on [  date  ] convert $[             ]of the aggregate outstanding principal amount of the [             ] Loan, bearing interest at the [             ] Rate, into a(n) [             ] Loan [and, in the case of a LIBOR Loan, having a LIBOR Period of [           ] month(s)];

[(b)                             on [  date  ] continue $[             ]of the aggregate outstanding principal amount of the [             ] Loan, bearing interest at the LIBOR Rate, as a LIBOR Loan having a LIBOR Period of [            ] month(s)].

Borrower certifies that the conversion and/or continuation of the Loans requested above is for the separate account of the Borrower in the following amount:  [$                              ].

Borrower hereby (i) certifies that all of the statements contained in Section 7.2 of the Credit Agreement are true and correct in all material respects on the date hereof, and will be true in all material respects on the date of the requested conversion/continuation, before and after giving effect thereto and (ii) reaffirms the guaranty and continuance of Agent’s Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

DAYTON SUPERIOR CORPORATION

By:
Name:
Title:

EXHIBIT 8.1

to

CREDIT AGREEMENT

ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Agreement”) is made as of January    , 2004 by and between                                                       (“Assignor Lender”) and                                         (“Assignee Lender”) and acknowledged and consented to by GENERAL ELECTRIC CAPITAL CORPORATION, as agent (“Agent”).  All capitalized terms used in this Agreement and not otherwise defined herein will have the respective meanings set forth in the Credit Agreement as hereinafter defined.

RECITALS:

WHEREAS, Dayton Superior Corporation, an Ohio corporation and certain of its Subsidiaries (“Credit Parties”), Agent, Assignor Lender and other Persons signatory thereto as Lenders have entered into that certain Credit Agreement dated as of January __, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which Assignor Lender has agreed to make certain Loans to, and incur certain Letter of Credit Obligations for, Borrower;

WHEREAS, Assignor Lender desires to assign to Assignee Lender [all/a portion] of its interest in the Loans (as described below), the Letter of Credit Obligations and the Collateral and to delegate to Assignee Lender [all/a portion] of its Commitments and other duties with respect to such Loans, Letter of Credit Obligations and Collateral;

WHEREAS, Assignee Lender desires to become a Lender under the Credit Agreement and to accept such assignment and delegation from Assignor Lender; and

WHEREAS, Assignee Lender desires to appoint Agent to serve as agent for Assignee Lender under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants herein contained, Assignor Lender and Assignee Lender agree as follows:

1.                                       ASSIGNMENT, DELEGATION, AND ACCEPTANCE

1.1                                 Assignment.  Assignor Lender hereby transfers and assigns to Assignee Lender, without recourse and without representations or warranties of any kind (except as set forth in Section 3.2), [all/such percentage] of Assignor Lender’s right, title, and interest in [the Revolving Loan ], [the Loans], [Letter of Credit Obligations], Loan Documents and the Collateral as will result in Assignee Lender having as of the Effective Date (as hereinafter defined) a Pro Rata Share thereof, as follows:

Assignee Lender’s Loans	Principal Amount	Pro Rata Share

Revolving Loan	$		%

1.2                                 Delegation.  Assignor Lender hereby irrevocably assigns and delegates to Assignee Lender [all/a portion] of its Commitments and its other duties and obligations as a Lender under the Loan Documents equivalent to the Pro Rata Shares set forth above.

1.3                                 Acceptance by Assignee Lender.  By its execution of this Agreement, Assignee Lender irrevocably purchases, assumes and accepts such assignment and delegation and agrees to be a Lender with respect to the delegated interest under the Loan Documents and to be bound by the terms and conditions thereof.  By its execution of this Agreement, Assignor Lender agrees, to the extent provided herein, to relinquish its rights and be released from its obligations and duties under the Credit Agreement.

1.4                                 Effective Date.  Such assignment and delegation by Assignor Lender and acceptance by Assignee Lender will be effective and Assignee Lender will become a Lender under the Loan Documents as of [the date of this Agreement][_____ __, ____] (“Effective Date”) and upon payment of the Assigned Amount and the Assignment Fee (as each term is defined below).  [Interest and Fees accrued prior to the Effective Date are for the account of Assignor Lender, and Interest and Fees accrued from and after the Effective Date are for the account of Assignee Lender.]

2.                                       INITIAL PAYMENT AND DELIVERY OF NOTES

2.1                                 Payment of the Assigned Amount.  Assignee Lender will pay to Assignor Lender, in immediately available funds, not later than 12:00 noon (New York time on the Effective Date, an amount equal to its Pro Rata Share of the then outstanding principal amount of the Loans as set forth above in Section 1.1 [together with accrued interest, fees and other amounts as set forth on Schedule 2.1] (the “Assigned Amount”).

2.2                                 Payment of Assignment Fee.  [Assignor Lender and/or Assignee Lender] will pay to Agent, for its own account in immediately available funds, not later than 12:00 noon (New York time on the Effective Date, the assignment fee in the amount of $3,500 (the “Assignment Fee”) as required pursuant to Section 8.1(a) of the Credit Agreement.

2.3                                 Execution and Delivery of Notes.  Following payment of the Assigned Amount and the Assignment Fee, Assignor Lender will deliver to Agent the Notes previously delivered to Assignor Lender for redelivery to Borrowers and Agent will obtain from Borrowers for delivery to [Assignor Lender and] Assignee Lender, new executed Notes evidencing Assignee Lender’s [and Assignor Lender’s respective] Pro Rata Share[s] in the Loans after giving effect to the assignment described in Section 1.  Each new Note will be issued in the aggregate maximum principal amount of the [applicable] Commitment [of the Lender to whom such Note is issued] OR [the Assignee Lender].

3.                                       REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1                                 Assignee Lender’s Representations, Warranties and Covenants.  Assignee Lender hereby represents, warrants, and covenants the following to Assignor Lender and Agent:

(a)                                  This Agreement is a legal, valid, and binding agreement of Assignee Lender, enforceable according to its terms;

(b)                                 The execution and performance by Assignee Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to, or consent or approval by any Governmental Authority;

(c)                                  Assignee Lender is familiar with transactions of the kind and scope reflected in the Loan Documents and in this Agreement;

(d)                                 Assignee Lender has made its own independent investigation and appraisal of the financial condition and affairs of each Credit Party, has conducted its own evaluation of the Loans and

Letter of Credit Obligations, the Loan Documents and each Credit Party’s creditworthiness, has made its decision to become a Lender to Borrowers under the Credit Agreement independently and without reliance upon Assignor Lender or Agent, and will continue to do so;

(e)                                  Assignee Lender is entering into this Agreement in the ordinary course of its business, and is acquiring its interest in the Loans and Letter of Credit Obligations for its own account and not with a view to or for sale in connection with any subsequent distribution; provided, however, that at all times the distribution of Assignee Lender’s property shall, subject to the terms of the Credit Agreement, be and remain within its control;

(f)                                    No future assignment or participation granted by Assignee Lender pursuant to Section 8.1 of the Credit Agreement will require Assignor Lender, Agent, or Borrower to file any registration statement with the Securities and Exchange Commission or to apply to qualify under the blue sky laws of any state;

(g)                                 Assignee Lender has no loans to, written or oral agreements with, or equity or other ownership interest in any Credit Party;

(h)                                 Assignee Lender will not enter into any written or oral agreement with, or acquire any equity or other ownership interest in, any Credit Party without the prior written consent of Agent; and

(i)                                     As of the Effective Date, Assignee Lender (i) is entitled to receive payments of principal and interest in respect of the Obligations without deduction for or on account of any taxes imposed by the United States of America or any political subdivision thereof , (ii) is not subject to capital adequacy or similar requirements under Section 1.10(a) of the Credit Agreement, (iii) does not require the payment of any increased costs under Section 1.10(b) of the Credit Agreement, and (iv) is not unable to fund LIBOR Loans under Section 1.10(b) of the Credit Agreement, ] and Assignee Lender will indemnify Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses that result from Assignee Lender’s failure to fulfill its obligations under the terms of Section 1.11(c) of the Credit Agreement [or from any other inaccuracy in the foregoing.

3.2                                 Assignor Lender’s Representations, Warranties and Covenants.  Assignor Lender hereby represents, warrants and covenants the following to Assignee Lender:

(a)                                  Assignor Lender is the legal and beneficial owner of the Assigned Amount;

(b)                                 This Agreement is a legal, valid and binding agreement of Assignor Lender, enforceable according to its terms;

(c)                                  The execution and performance by Assignor Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to or consent or approval by any Governmental Authority;

(d)                                 Assignor Lender has full power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby;

(e)                                  Assignor Lender is the legal and beneficial owner of the interests being assigned hereby, free and clear of any adverse claim, lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of a third party; and

(f)                                    This Assignment by Assignor Lender to Assignee Lender complies, in all material respects, with the terms of the Loan Documents.

4.                                       LIMITATIONS OF LIABILITY

Neither Assignor Lender (except as provided in Section 3.2) nor Agent makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Loan Documents or any other document or instrument furnished pursuant thereto or the Loans, Letter of Credit Obligations or other Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectibility of any of them, (c) the amount, value or existence of the Collateral,  (d) the perfection or priority of any Lien upon the Collateral, or (e) the financial condition of any Credit Party or other obligor or the performance or observance by any Credit Party of its obligations under any of the Loan Documents.  Neither Assignor Lender nor Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to Assignee Lender which has been provided to Assignor Lender or Agent by any Credit Party.  Nothing in this Agreement or in the Loan Documents shall impose upon the Assignor Lender or Agent any fiduciary relationship in respect of the Assignee Lender.

5.                                       FAILURE TO ENFORCE

No failure or delay on the part of Agent or Assignor Lender in the exercise of any power, right, or privilege hereunder or under any Loan Document will impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein.  No single or partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege.  All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

6.                                       NOTICES

Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.

7.                                       AMENDMENTS AND WAIVERS

No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written concurrence of Assignor Lender, Agent and Assignee Lender.

8.                                       SEVERABILITY

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law.  In the event any provision of this Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of the Agreement.  In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

9.                                       SECTION TITLES

Section and Subsection titles in this Agreement are included for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and have no substantive effect.

10.                                 SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.                                 APPLICABLE LAW

THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

12.                                 COUNTERPARTS

This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

ASSIGNEE LENDER:	ASSIGNOR LENDER:

By:	By:
Title:	Title:

Notice Address:	Notice Address:

ACKNOWLEDGED AND CONSENTED TO:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:
Name:
Title:

[ADD WHEN NO EVENT OF DEFAULT

IS CONTINUING:]

ACCEPTED AND AGREED

DAYTON SUPERIOR CORPORATION

By:
Name:
Title:

SCHEDULE 2.1

Assignor Lender’s Loans

Principal Amount

Revolving Loan	$

Accrued Interest	$

Unused Line Fee	$

Other + or -$	$

Total	$

All determined as of the Effective Date.